UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒  Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SPECTRUM BRANDS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

3001 Deming Way

Middleton, WI 53562

July 13, 2023

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Spectrum Brands Holdings, Inc., to be held on August 8, 2023, at 9:00 a.m., Eastern Time, at the principal office of Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562.

At the meeting, stockholders will be asked to consider matters contained in the enclosed Notice of Annual Meeting of Stockholders and proxy statement. We will also consider any additional business that may be properly brought before the Annual Meeting.

If you wish to attend the Annual Meeting in person, you must reserve your seat by July 21, 2023 by contacting our Investor Relations Department at investorrelations@spectrumbrands.com. Additional details regarding requirements for admission to the Annual Meeting are described in the proxy statement under the heading “How do I attend the Annual Meeting and do I need to do anything in advance to attend?”

If you have any questions concerning the Annual Meeting and you are the stockholder of record of your shares, please contact our Investor Relations Department at (608) 278-6207 or our proxy solicitor, Okapi Partners LLC, toll-free, at (877) 796-5274. If you are the stockholder of record of your shares and have questions regarding your stock ownership, please contact our transfer agent, American Stock Transfer & Trust, by telephone at (800) 937-5449 (within the U.S.) or (718) 921-8124 (International). If your shares are held by a broker or other nominee (that is, in “street name”), please contact your broker or other nominee for questions concerning the Annual Meeting or your stock ownership.

Stockholders of record can vote their shares by attending the Annual Meeting or by submitting a proxy through the mail, over the Internet, or by using a toll-free telephone number. Instructions for using these convenient services are provided on the proxy card. Please read the enclosed information carefully before voting your shares. You may also vote your shares by marking your votes on the enclosed proxy or following the enclosed voting instruction card. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares in person. If your shares are held in street name, you should vote your shares in accordance with the instructions of your bank or brokerage firm or other nominee.

We appreciate your ongoing support of Spectrum Brands Holdings, Inc.

Sincerely,

David M. Maura

Chief Executive Officer and Chairman of the Board

i

3001 Deming Way

Middleton, WI 53562

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 8, 2023

July 13, 2023

To Our Stockholders:

We will hold the Annual Meeting of Stockholders (“Annual Meeting”) of Spectrum Brands Holdings, Inc., a Delaware corporation (the “Company,” “Spectrum Brands,” “we,” “us” or “our”), on August 8, 2023 at 9:00 a.m., Eastern Time, at our principal office, 3001 Deming Way, Middleton, WI 53562. We may, at any time prior to the Annual Meeting, elect to change the place of the meeting (including holding the meeting through a “virtual” or online method) and/or postpone or cancel the meeting in accordance with applicable law.

We are monitoring the public health impact of the coronavirus (COVID-19). The health and well-being of our employees, stockholders, directors, officers, and other stakeholders are paramount. If public health developments warrant, we may change the date or location of the annual meeting, including the possibility that we may hold the annual meeting through a “virtual” or online method. Any such change will be announced as promptly as practicable, through a press release and a filing with the Securities and Exchange Commission (the “SEC”), as well as any other notification required by state law.

The purposes of the Annual Meeting are to:

1.	elect three Class I directors and two Class II directors;

2.	ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023;

3.	approve, on an advisory basis, the compensation of the Company’s named executive officers;

4.	approve, on an advisory basis, the frequency of holding a future advisory vote on executive compensation; and

5.	approve the Spectrum Brands Holdings, Inc. Amended and Restated 2020 Omnibus Equity Plan.

Our Board of Directors recommends a vote FOR the nominees in Proposal 1, FOR Proposals 2, 3 and 5 and for “every year” for Proposal 4. These proposals are described in the attached proxy statement, which you are encouraged to read fully. Stockholders will also consider any additional business that may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

If you wish to attend the Annual Meeting in person, you must reserve your seat by July 21, 2023 by contacting our Investor Relations Department at investorrelations@spectrumbrands.com. Additional details regarding requirements for admission to the Annual Meeting are described in the attached proxy statement under the heading “How do I attend the Annual Meeting and do I need to do anything in advance to attend?”

Our Board of Directors has set the close of business on June 15, 2023 as the record date for the Annual Meeting (the “Record Date”). The stock transfer books of the Company will not be closed following the Record Date, but only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and will also be available for twenty days prior to the Annual Meeting, during normal business hours, at the principal office of the Company, located at 3001 Deming Way, Middleton, WI 53562.

The vote of each eligible stockholder is important. Please vote as soon as possible to ensure that your vote is recorded promptly, even if you plan to attend the Annual Meeting.

By Order of the Board of Directors,

Ehsan Zargar

Executive Vice President, General Counsel, and Corporate Secretary

3001 DEMING WAY

MIDDLETON, WI 53562

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

SPECTRUM BRANDS HOLDINGS, INC.

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

v

2023 ANNUAL MEETING INFORMATION

This summary highlights information you will find in this Proxy Statement. As it is only a summary, please review the complete proxy statement before you vote.

Date and Time:	Location:	Record Date:	Proxy Mail Date:

August 8, 2023 at 9:00 a.m., Eastern Time	Principal Office: 3001 Deming Way, Middleton, WI 53562	June 15, 2023	On or about July 13, 2023

How to Vote:

By Internet:	Log on to: www.proxyvote.com. Follow the on-screen instructions available 24 hours a day, 7 days a week

By Phone:	Call 1-800-690-6903. Follow the recorded instructions available 24 hours a day, 7 days a week

By Mail:	Vote, sign and date your Proxy Card and return in the postage-paid envelope

In Person:	Attend the Annual Meeting at 3001 Deming Way, Middleton, WI 53562

Voting:	Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Admission:	Admission to the 2023 Annual Meeting of Stockholders is limited to shareholders as of the Record Date or their duly appointed proxies. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport.

2023 Annual Meeting Agenda and Vote Recommendations:

Matter:	Board Vote Recommendation:
Proposal 1	Election of Directors	FOR
Proposal 2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR
Proposal 3	Advisory Vote on Executive Compensation	FOR
Proposal 4	Advisory Vote on the Frequency of a Future Advisory Vote on Executive Compensation	EVERY YEAR
Proposal 5	Approval of the Spectrum Brands Holdings, Inc. Amended and Restated 2020 Omnibus Equity Plan	FOR

GENERAL INFORMATION ABOUT THE PROXY STATEMENT AND ANNUAL MEETING

Why am I receiving these materials?

This proxy statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card are being furnished to the stockholders of the Company by the Board of Directors (the “Board”) to solicit your proxy to vote at the 2023 Annual Meeting of Stockholders of the Company and any adjournments or postponements thereof (the “Annual Meeting”) to be held on August 8, 2023, at 9:00 a.m., Eastern Time, at the principal office of the Company, 3001 Deming Way, Middleton, WI 53562. The Board may, at any time prior to the Annual Meeting, elect to change the place of the meeting (including holding the meeting through a “virtual” or online method) and/or postpone or cancel the meeting in accordance with applicable law.

This proxy statement summarizes the information that holders of our shares need in order to vote at the Annual Meeting. Unless stated otherwise herein or the context requires otherwise, references to “shares” means shares of our Common Stock, and “stockholder” means a holder of our Common Stock.

We will begin mailing this Proxy Statement, along with the proxy card and the other materials listed below, on or about July 13, 2023. To ensure that your proxy is voted at the Annual Meeting, your proxy should be received no later than 5:00 p.m., Eastern Time, on August 7, 2023 if given by mail, or by 11:59 p.m., Eastern Time, on August 7, 2023 if submitted by telephone or over the Internet.

We have requested that banks, brokerage firms and other nominees who hold shares on behalf of the beneficial owners of our shares (such stock is often referred to as being held in “street name”) as of the close of business on June 15, 2023 forward these materials, together with a proxy card or voting instruction card, to those beneficial owners. We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

What materials am I receiving?

You are receiving:

1.	this Proxy Statement for the Annual Meeting;

2.	a proxy card or voting instruction form for the Annual Meeting; and

3.

a report containing the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022 (“Fiscal 2022”), as filed with the SEC on November 22, 2022, and Amendment No. 1 thereto, as filed with the SEC on January 26, 2023 (together, the “2022 Annual Report”).

What is the purpose of the Annual Meeting?

At the Annual Meeting, including any adjournment or postponement thereof, our stockholders will be asked to consider and vote upon three proposals to:

1.	elect Mses. James and Chow and Mr. Campbell as Class I directors and Messrs. Patel and Rovit as Class II directors;

2.	ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023 (“Fiscal 2023”);

3.	approve, on an advisory basis, the compensation of the Company’s named executive officers;

4.	approve, on an advisory basis, the frequency of holding a future advisory vote on executive compensation; and

5.	approve the Spectrum Brands Holdings, Inc. Amended and Restated 2020 Omnibus Equity Plan (the “Amended 2020 Plan”).

You may also be asked to consider and vote to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Other than matters incident to the conduct of the Annual Meeting and those set forth in this Proxy Statement, we do not know of any business or proposals to be considered at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on the matter at their discretion.

Who are the nominees for election and what would be the size and composition of the Board and its standing committees following their election?

At this Annual Meeting, the nominees for election as Class I directors are Mses. James and Chow and Mr. Campbell and as Class II directors are Messrs. Patel and Rovit. See “Directors, Executive Officers and Corporate Governance” for our nominees’ biographical information. If Proposal 1 (election of directors) is approved, the Board will consist of seven directors and will not have any vacancies.

As of the date hereof, Messrs. Campbell, Patel, Polistina and Rovit, and Mses. Chow and James are “independent” directors under the applicable SEC rules, the New York Stock Exchange (the “NYSE”) Listed Company Manual and other rules (“NYSE Rules”) and the Company’s Corporate Governance Guidelines. As of the date hereof, our Audit Committee is comprised of Messrs. Patel (Chair), Campbell and Rovit and Ms. Chow. Each of Messrs. Patel, Campbell and Rovit and Ms. Chow qualifies as an “audit committee financial expert,” as defined by Item 407(d)(5)(ii) of Regulation S-K. As of the date hereof, our Compensation Committee is comprised of Messrs. Polistina (Chair) and Patel and Ms. James. As of the date hereof, our Nominating and Corporate Governance Committee (our “NCG Committee”) is comprised of Ms. James (Chair) and Messrs. Polistina and Rovit.

What does our Board recommend?

Our Board recommends that you vote FOR the nominees in Proposal 1, FOR Proposals 2, 3 and 5 and for “every year” for Proposal 4.

Who can vote?

Our Board has fixed the close of business on June 15, 2023 as the date to determine the stockholders who are entitled to attend and vote at the Annual Meeting (the “Record Date”). On the Record Date, our outstanding capital stock consisted of 41,004,457 shares of Common Stock, which was held by approximately 1,162 holders of record including persons who hold shares for an indeterminate number of beneficial owners. Each share of Common Stock is entitled to one vote in the election of directors and on each matter submitted for stockholder approval.

Can I obtain a list of stockholders entitled to vote at the Annual Meeting?

At the Annual Meeting, and at least twenty days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available at our principal office, 3001 Deming Way, Middleton, WI 53562, during regular business hours. Stockholders of record may inspect the list for proper purposes during normal business hours.

What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?

Stockholder of record. You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust. Our proxy materials were sent directly to you by the Company and you can vote your shares as instructed on the accompanying proxy card.

Beneficial owner of shares held in “street name.” You are a beneficial owner if at the close of business on the Record Date your shares were held in the name of your bank, brokerage firm or other nominee. Being a beneficial owner means that your shares are held in “street name.” Our proxy materials were forwarded to you by that organization, and their instructions for voting your shares should accompany this Proxy Statement.

How do I attend the Annual Meeting, and do I need to do anything in advance to attend?

All stockholders at the close of business on the Record Date are invited to attend the Annual Meeting. All stockholders planning to attend the Annual Meeting in person must contact our Investor Relations Department at investorrelations@spectrumbrands.com by no later than July 21, 2023 to reserve a seat at the Annual Meeting. For admission, stockholders should come to the Annual Meeting check-in area no less than 15 minutes before the Annual Meeting is scheduled to begin. Stockholders of record should bring a form of photo identification so their share ownership can be verified. A beneficial owner holding shares in “street name” must also bring an account statement or letter from his or her bank or brokerage firm showing that he or she beneficially owns shares as of the close of business on the Record Date, along with a form of photo identification. Registration will begin at 7:30 a.m., Eastern Time and the Annual Meeting will begin at 9:00 a.m., Eastern Time. Please note that the use of cameras and other recording devices will not be allowed at the Annual Meeting.

If I am a stockholder of record, how do I vote and what are the voting deadlines?

Stockholders of record.

If you are a stockholder of record, there are several ways for you to vote your shares:

•

By mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating the proxy card received and returning it in the prepaid envelope by following the instructions that appear on the proxy card. Proxy cards submitted by mail must be received no later than 5:00 p.m., Eastern Time, on August 7, 2023 to be voted at the Annual Meeting.

•

By telephone or over the Internet. You may vote your shares by telephone or via the Internet by following the instructions provided in the proxy card. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day, 7 days a week. Votes submitted by telephone or through the Internet must be received by 11:59 p.m., Eastern Time, on August 7, 2023 to be voted at the Annual Meeting.

•

In person at the Annual Meeting. You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

Details regarding requirements for admission to the Annual Meeting are described in this Proxy Statement under the heading “How do I attend the Annual Meeting, and do I need to do anything in advance to attend?”

I hold my shares in “street name,” how do I vote and what are the voting deadlines?

If you are a beneficial owner of your shares, you should have received voting instructions from the bank, brokerage firm or other nominee holding your shares. You should follow such instructions in order to instruct your bank, brokerage firm or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the bank, brokerage firm or other nominee holding your shares. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares. Details regarding requirements for admission to the Annual Meeting are described in this Proxy Statement under the heading “How do I attend the Annual Meeting and do I need to do anything in advance to attend?”

Can I revoke or change my vote after I submit my proxy?

Stockholders of record. If you are a stockholder of record, you may revoke your vote at any time before the final vote at the Annual Meeting by:

•	signing and returning a new proxy card with a later date, since only your latest proxy card received no later than 5:00 p.m., Eastern Time, on August 7, 2023 will be counted;

•	submitting a later-dated vote by telephone or via the Internet, since only your latest Internet or telephone vote received by 11:59 p.m., on August 7, 2023 will be counted;

•	attending the Annual Meeting in person and voting again; or

•

delivering a written revocation to Ehsan Zargar, Executive Vice President, General Counsel, and Corporate Secretary at Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562, no later than 5:00 p.m., Eastern Time, on August 7, 2023.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow its instructions for changing your vote.

What is a “quorum”?

We may hold the Annual Meeting only if a “quorum” is present, either in person or by proxy. A “quorum” is a majority of our outstanding shares entitled to vote on the Record Date. Your shares will be counted towards establishing a quorum if you vote by mail, telephone, or over the Internet or if you vote in person at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists. If a quorum is not present at the Annual Meeting, we may adjourn the meeting from time to time until we have established a quorum.

What if I do not give specific instructions?

Stockholder of record. If you are a record holder of shares and you do not give specific voting instructions, the proxy holders will vote your shares as recommended by our Board on all matters presented in this Proxy Statement, and as the proxy holders determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owner of shares held in “street name.” If your shares are held in “street name” and you do not give specific voting instructions to your nominee, then, under the NYSE Rules, your nominee generally may vote on routine matters but cannot vote on non-routine matters. If you do not give instructions on how to vote your shares on a non-routine matter, your nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares; this is referred to as a “broker non-vote.”

Which ballot measures are “routine” or “non-routine”?

Proposal 1 (election of directors), Proposal 3 (the approval, on an advisory basis, of the compensation of the Company’s named executive officers), Proposal 4 (the approval, on an advisory basis, of the frequency of holding a future advisory vote on executive compensation) and Proposal 5 (approval of the Amended 2020 Plan) are considered non-routine matters under applicable rules. A brokerage firm or other nominee cannot vote without instructions on a non-routine matter. Therefore, if you hold your shares in street name, it is critical that you give instructions on how to cast your vote with respect to these matters if you want your votes to count. If you do not instruct your bank, brokerage firm or other nominee how to vote on these matters, no votes will be cast on your behalf.

Proposal 2 (the ratification of the appointment of KPMG as our independent registered public accounting firm for Fiscal 2023) is considered routine under applicable rules. A broker or other nominee generally may vote on routine matters, and therefore no broker non-votes are expected in connection with this matter.

What vote is required to approve the proposals?

Director nominees up for election in Proposal 1 will each be elected by a majority of the votes cast in person or by proxy.

We have adopted a majority voting policy for the election of directors, which is in line with current corporate governance best practices. Pursuant to this voting policy, which applies in the case of uncontested director elections, a director must be elected by a majority of the votes cast with respect to the election of such director. For purposes of this policy, a “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director and abstentions and broker non-votes are not counted as “votes cast.” This voting policy provides that in the event that an incumbent director nominee receives a greater number of votes “against” than votes “for” his or her election, he or she must (within five business days following the final certification of the related election results) offer to tender his or her written resignation from our Board to our NCG Committee. Our NCG Committee will review such offer of resignation and will consider such factors and circumstances as it may deem relevant, and, within 90 days following the final certification of the election results, will make a recommendation to our Board concerning the acceptance or rejection of such tendered offer of resignation. The decision of our Board will be publicly disclosed.

In the case of contested elections, the required voting standard to be elected as a director will be a plurality voting standard. Under such plurality voting standard, the nominees receiving the most votes “for” their election at a meeting of stockholders at which a quorum is present would be elected to our Board (despite the amount of “against” or “withhold” votes, abstentions or broker non-votes with respect to any nominee).

The vote on the frequency of holding a future advisory vote on executive compensation (Proposal 4) is advisory and non-binding, and if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the stockholders.

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy and entitled to vote on the matter is required to ratify the appointment of KPMG as our independent registered public accounting firm for Fiscal 2023

(Proposal 2), to approve, on an advisory basis, the compensation of our named executive officers (Proposal 3), and to approve the Amended 2020 Plan (Proposal 5).

With regards to Proposal 1 (election of directors), abstentions are not counted as either a vote cast “for” or “against” such director. With regards to Proposal 2 (ratification of KPMG’s appointment as auditor), Proposal 3 (advisory vote on executive compensation), Proposal 4 (advisory vote on the frequency of a future advisory vote on executive compensation) and Proposal 5 (approval of the Amended 2020 Plan), abstentions will be considered present in person or represented by proxy at the Annual Meeting and will have the effect of a vote against each of these proposals because approval of each of these proposals requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

How are broker “non-votes” and abstentions treated?

Broker “non-votes” and shares held as of the Record Date by holders who are present in person or represented by proxy at the Annual Meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for purposes of establishing a quorum.

Abstentions will: (i) have no effect on the outcome of the votes on Proposal 1 (election of directors) and Proposal 4 (advisory vote on the frequency of a future advisory vote on executive compensation) because these proposals are determined by a plurality vote and (ii) have the effect of a vote against each of Proposal 2 (ratification of KPMG’s appointment as auditor), Proposal 3 (advisory vote on executive compensation) and Proposal 5 (approval of the Amended 2020 Plan) because approval of each of these proposals requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

Broker “non-votes”: (i) have no effect on the outcome of the votes on Proposal 1 (election of directors), Proposal 3 (advisory vote on executive compensation), Proposal 4 (advisory vote on the frequency of a future advisory vote on executive compensation) and Proposal 5 (approval of the Amended 2020 Plan) because broker “non-votes” are not considered to be shares entitled to vote at the Annual Meeting and (ii) are not expected for Proposal 2 (ratification of KPMG’s appointment as auditor) because such proposal is considered routine under applicable rules and a broker or other nominee generally may vote on routine matters.

Who will count the votes and serve as the inspector of election?

The Company expects to engage Broadridge Financial Solutions, Inc. as the independent inspector of election to tabulate stockholder votes at the Annual Meeting. In the event Broadridge Financial Solutions, Inc. is not engaged, one or more persons appointed by the Company will serve as the inspector of election.

Who is making and paying for this proxy solicitation?

This proxy is solicited on behalf of our Board. Certain officers, directors and other employees may also solicit proxies on our behalf by mail, telephone, fax, Internet or in person. The

Company is paying for the cost of preparing, assembling and mailing this proxy soliciting material. We have engaged Okapi Partners LLC (“Okapi Partners”) to assist us in the distribution of proxy materials and the solicitation of votes described above. We will bear the costs of the fees for the solicitation agent, which are not expected to exceed $25,000.00, excluding out-of-pocket expenses. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of common shares held of record by them, and these custodians will be reimbursed for their reasonable charges and expenses to forward our proxy materials to their customers or principals.

What is the deadline to propose actions for consideration at the 2024 Annual Meeting of Stockholders?

We currently expect to hold our 2024 Annual Meeting of Stockholders in August 2024. Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a stockholder’s proposal to be considered timely for inclusion in our proxy statement and form of proxy relating to the 2024 Annual Meeting of Stockholders, generally we must receive such proposal by the close of business on the 120th day prior to the first anniversary of the date of this Proxy Statement. However, if the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or after the first anniversary of this year’s Annual Meeting, we must receive such proposal within a reasonable time prior to the Company beginning to print and distribute proxy materials for such meeting.

For a stockholder’s proposal to be considered timely under our By-Laws (and subject to all of the provisions fully set forth therein) for consideration at our 2024 Annual Meeting of Stockholders (without inclusion in the proxy statement for such meeting pursuant to Rule 14a-8), it generally must be received no later than the close of business on the 90th day (and no earlier than the close of business on the 120th day) prior to the first anniversary of this year’s Annual Meeting. However, if the date of the 2024 Annual Meeting of Stockholders is more than 30 days before (or more than 60 days after) the first anniversary of this year’s Annual Meeting, then notice by the stockholder must be received: (i) no earlier than the close of business on the 120th day prior to the 2024 Annual Meeting of Stockholders; and (ii) no later than the close of business on the later of: (a) the 90th day prior to such meeting and (b) the 10th day following the day on which we publicly announce the meeting date.

In addition to satisfying the foregoing notice requirements under our By-Laws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19 under the Exchange Act.

Where can I find voting results?

We will announce preliminary voting results at the Annual Meeting. We will publish the final voting results from the Annual Meeting in a Current Report on Form 8-K within four business days of the date of the Annual Meeting. You will also be able to find the results on our website at www.spectrumbrands.com.

What is our policy with respect to the attendance of our directors at Board and standing committee meetings and annual meetings of stockholders?

The Board held nine meetings and acted by unanimous written consent on one occasion during Fiscal 2022. Our Audit Committee held four meetings during Fiscal 2022. Our Compensation Committee held ten meetings during Fiscal 2022. Our NCG Committee held six meetings during Fiscal 2022. The Board and the directors recognize the importance of director attendance at Board and committee meetings. During Fiscal 2022, aside from one absence at one meeting, all of our directors attended 100% of the meetings of the Board and committees on which they served. The Company does not have a formal policy regarding the attendance of directors at annual meetings of stockholders, but we encourage all of our directors to attend. All of our directors attended the 2022 Annual Meeting of Stockholders.

How can stockholders communicate with our Board?

Stockholders may communicate with our Board by writing to the Board of Directors, Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562. Please see the additional information in the section captioned “Communications with our Board.”

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?

The SEC allows us to deliver a single copy of proxy materials to an address shared by two or more stockholders, unless the stockholders instruct us to the contrary. This delivery method, referred to as “householding,” can result in significant cost savings for us. We will promptly provide you another copy of these materials, without charge, if you contact our proxy solicitor using the following contact information:

Okapi Partners LLC

1212 Avenue of the Americas, 17th Floor

New York, New York 10036

Banks and Brokers Call Collect: (212) 297-0720

All Others Call Toll Free: (877) 796-5274

Email: info@okapipartners.com

In addition, a copy of proxy materials, as well as the documents we file with the SEC, are available on our website at www.spectrumbrands.com; the materials furnished with this Proxy Statement include a copy of the Company’s 2022 Annual Report (but such material is not incorporated by reference into our proxy materials).

Stockholders of record sharing an address who receive multiple copies of proxy materials and wish to receive a single copy of such materials in the future should submit their request to us in the same manner. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the proxy statement related materials in the future, you need to contact your bank, brokerage firm or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address.

What is the recent corporate history of the Company? How have the Company’s strategy, operations and corporate and compensation policies evolved?

Prior to July 13, 2018, our Company was called HRG Group, Inc. (“HRG”) and was engaged in a completely different business. HRG was a permanent acquisition vehicle that held, bought and sold interests in a number of different businesses, including, among others, a majority interest in an insurance business by the name of Fidelity & Guaranty, complete ownership of a reinsurance business by the name of Front Street, complete ownership of an oil and gas business by the name of Compass and a majority ownership of our legacy company, which was also called “Spectrum Brands Holdings, Inc.” (“Legacy Spectrum Brands”). During the time that Legacy Spectrum Brands was majority owned by HRG, HRG had significant influence over the operational, strategic, corporate governance and compensation practices of Legacy Spectrum Brands.

In 2016, HRG proceeded to wind-down its operations by disposing of all of its business holdings, and by 2018 its only remaining interest was its majority ownership in Legacy Spectrum Brands. On July 13, 2018, HRG completed a merger with Legacy Spectrum Brands. Following the completion of the merger (the “HRG Merger”), (i) HRG continued on as the surviving public company and changed its name to “Spectrum Brands Holdings, Inc.”, (ii) Legacy Spectrum Brands became a wholly owned subsidiary of our Company and ceased being a separate public company, and (iii) on the date of HRG Merger, all directors and officers of HRG resigned and were replaced by the directors and officers of Legacy Spectrum Brands.

We believe that in order to understand the corporate governance and compensation practices of “Spectrum Brands,” it is important to consider those of our Company after the HRG Merger and those of Legacy Spectrum Brands prior to the HRG Merger. All references herein to (i) the “Company,” “we,” “us” or “our” refer to Spectrum Brands Holdings, Inc. after the HRG Merger closing; and (ii) “HRG Legacy” refers to HRG Group, Inc. solely prior to the HRG Merger closing .

The HRG Merger was a significant achievement for the Company and its stockholders and was negotiated and completed over a significant period of time and consumed a substantial amount of our management’s and directors’ time and efforts. Following the HRG Merger, our Company transitioned from a “controlled company” to an independent public company and engaged in a number of important changes to its strategic, operational, corporate governance and compensation practices, some of which are summarized below and other are described elsewhere in this document.

Strategic Transactions

Since the HRG Merger, we have reviewed the overall strategy of the Company and decided to streamline our business holdings and focus on our core areas of expertise. Prior to the HRG Merger, we owned six business units, which consisted of our Global Battery and Lighting business, our Global Auto Care business, our Hardware and Home Improvement business, our Home and Personal Care business, our Home and Garden business and our Global Pet Care business. Following a careful review of our strategy, we determined to take a number of strategic actions and have achieved the following important outcomes:

•	We sold of our Global Battery and Lighting business in January 2019 for $2 billion, prior to purchase price and other adjustments;

•	We sold of our Global Auto Care business in January 2019 for $1.2 billion, consisting of $938.7 million in cash proceeds and $242.1 million in stock of the purchaser;

•	We sold our Hardware and Home improvement business in June 2023 to ASSA ABLOY for $4.3 billion, prior to purchase price and other adjustments;

•	We bolstered our Global Pet Care, Home & Garden and Home and Personal Care businesses through a number of acquisitions;

•	We have returned a significant amount of capital to our shareholders through dividends and stock buyback programs;

•	We have significantly improved our liquidity, strengthened our balance sheet and reduced our indebtedness; and

•

We set a strategic goal of becoming a faster growing, higher margin Company by separating or disposing of our Home and Personal Care business and transitioning our remaining Company to a pure play Global Pet Care and Home & Garden company.

Following the completion of these strategic actions, we have reduced the business holdings of our Company from six down to three and, as discussed above, further intend on reducing our business holdings down to two to become a pure play Global Pet Care and Home & Garden company, which is intended to be bolstered in size and footprint through increased organic growth and future acquisitions.

Restructuring, Operational Efficiencies & Our Teams

Following the reduction of our business holdings, we have engaged in numerous restructurings and other initiatives, including our Global Productivity Improvement Plan, to reduce our overall business footprint, eliminate costs, reduce operational complexity and invest in growth initiatives, which have resulted in the recognition of severance benefits and other exit and disposal costs. The initiatives included review of global processes and organization design and structures, and rightsizing the Company’s shared operations and commercial business strategy and exit of certain internal production to third-party suppliers, among others. In connection with these efforts, we also significantly reduced our headcount by eliminating positions or not filling positions following resignations or departures.

We also downsized our senior executive team through the elimination of our Chief Operating Officer and our Chief Human Resources Officer positions and when one of our Board Members (a diverse, female director) resigned instead of filling the vacancy we reduced the size of our Board to seven directors, six of which are independent. We intend to promote female representation on our Board should we experience any vacancies or once we re-examine the composition of our Board following the transition of the Company to a pure play Global Pet Care and Home & Garden company.

Corporate Governance & Compensation Practice Changes

While completing the transformative strategic, operational and personnel changes discussed above, we significantly modified the corporate governance and compensation practices of the Company. Prior to the HRG Merger, the Company was a “controlled company” and a majority-owned subsidiary of HRG Group. Following the HRG Merger, the Company evolved into a widely-held public company and we determined that its corporate governance and compensation practices should be updated to reflect its position as a widely-held company and should come in line with corporate governance and compensation best practices. For a discussion of some of our corporate governance changes following the HRG Merger, see “Directors, Executive Officers and Corporate Governance—Corporate Governance—Our Practices and Policies” and for a discussion of some of our compensation practice changes following the HRG Merger, see “Compensation Discussion and Analysis.”

Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

Our principal executive offices are located at 3001 Deming Way, Middleton, WI 53562. You may contact our Investor Relations Department by phone at (608) 278-6207 or by email at investorrelations@spectrumbrands.com.

Who can help answer my questions?

If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact our proxy solicitor: Okapi Partners LLC 1212 Avenue of the Americas, 17th Floor, New York, New York 10036. Banks and Brokers Call Collect: (212) 297-0720. All Others Call Toll Free: (877) 796-5274. Email: info@okapipartners.com.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our Board of Directors

In accordance with our Third Restated By-Laws (our “By-Laws”) and our Amended and Restated Certificate of Incorporation (our “Charter”), our Board currently consists of seven members that are currently divided into three classes (designated as Class I, Class II and Class III, respectively). At our 2021 annual stockholders’ meeting in August of 2021, our stockholders approved an amendment to our Charter to declassify our Board. We are two-thirds of the way completed in the de-classification process, and we expect to complete the declassification process at our 2024 annual stockholders meeting. Pursuant to such charter amendment (i) our current Class I directors stood for election at our 2022 annual meeting and will stand for election for one-year terms thereafter, including at this Annual Meeting, (ii) our current Class II directors will stand for election at this Annual Meeting and would stand for election for one-year terms thereafter, (iii) our current Class III directors would stand for election at our 2024 annual meeting and would stand for election for one-year terms thereafter and (iv) beginning in 2024, all directors would stand for election for one-year terms at the 2024 annual meeting.

Our NCG Committee considers and chooses nominees for our Board with the primary goal of presenting a diverse and well-qualified slate of candidates who will serve the interests of our Company and our shareholders, taking into account the attributes of each candidate’s professional skillset and credentials, as well as gender, age, ethnicity and personal background. In evaluating nominees, our NCG Committee reviews each candidate’s background and assesses each candidate’s independence, skills, experience and expertise based upon a number of factors. We seek directors with the highest professional and personal ethics, integrity and character who have experience at the governance and policy-making level in their respective fields. Our NCG Committee reviews the professional background of each candidate to determine whether each candidate has the appropriate experience and ability to effectively make important decisions as a member on our Board. Our NCG Committee also determines whether a candidate’s skills and experience complement and enhance the collective skills and experience of our existing Board members.

Director Skills and Experiences

Our directors collectively represent a robust and diverse set of skills and experience, which we believe positions our Board and its committees well to effectively oversee the execution of our business strategy and to advance the interests of the Company and its stakeholders.

The following table summarizes some of the key categories of skills and experience of our current directors:

We are committed to ensuring that female and minority candidates are among the pool of individuals from which new Board nominees are selected. We have steadily advanced this objective by appointing to our Board a number of candidates, all of whom are from a diverse background. As of the date of this report, we are proud to have the benefit of a skilled and multifaceted Board, the majority of which is composed of female and diverse background members.

Director Diversity as Group

Our Entire Board	Our Independent Directors

Director Diversity by Individual

Name	Gender	Asian / South Asian	Black / African American	White / Caucasian
Sherianne James	F
Leslie L. Campbell	M
Joan Chow	F
Hugh R. Rovit	M
Gautam Patel	M
David M. Maura	M
Terry L. Polistina	M

Board & Committee Composition

The names of our seven current directors and their respective classes, ages, Board tenures and committee memberships are each set forth in the following table:

				Committee Membership³
Name	Class¹	Age	Tenure²	A	C	NCG
Sherianne James Independent Director	I	54	2018		○	●
Leslie L. Campbell Independent Director	I	63	2021	○
Joan Chow Independent Director	I	62	2021	○
Hugh R. Rovit Independent Director	II	62	2018	○		○
Gautam Patel Independent Director	II	51	2020	●	○
David M. Maura Executive Chairman	III	50	2018
Terry L. Polistina Lead Independent Director	III	60	2018		●	○

1)	The term of our Class I and Class II directors expires at this Annual Meeting, and our Class III directors expires at our 2024 annual stockholders meeting.
2)

Tenure represents service on the Board of the Company following the merger on July 13, 2018 of HRG Group, Inc. (now known as Spectrum Brands Holdings, Inc.) with its majority owned subsidiary, Spectrum Brands Legacy, Inc. (formerly known as Spectrum Brands Holdings, Inc.) (“SPB Legacy”).

3)	Committee membership: A = Audit Committee, C = Compensation Committee, NCG = NCG Committee; ● indicates committee Chair, ○ indicates committee member.

Director Biographies

Set forth below are biographies for each of our director nominees and continuing directors, accompanied by descriptions of some of their key skills and experiences. The absence of any given category of key skills or experiences from the list preceding a director’s biography does not necessarily signify a lack of qualification in any such category.

Class I Director Nominees

Sherianne James	Class I Director Nominee

Independent

Director since: October 2018

Age: 54

Race/Ethnicity: African American

Gender: Female

Assignments/Committees:

•  NCG Committee (Chair)

•  Compensation Committee

Key Skills/Experience:

•  Business Operations

•  Consumer Products

•  Corporate Governance

•  Corporate Strategy & Business Development

•  Ethics/Corporate Social Responsibility

•  Executive Leadership & Management

•  International Business Experience

•  Marketing/Sales & Brand Management

•  Mergers & Acquisitions

•  Public Company Board Experience

•  Public Company Executive Experience

Sherianne James was appointed to our Board in October 2018. Ms. James has served as Chief Marketing Officer of Essilor of America since August 2017 and SVP of Customer Engagement since March 2020, and previously was Vice President, Consumer Marketing for the company since July 2016. From February 2011 to July 2016, she held positions of increasing responsibility in marketing and operations for Transitions Optical, a division of Essilor of America, culminating in her role as Vice President of Transitions Optical from April 2014 to July 2016.

From July 2005 through December 2010, Ms. James was Senior Marketing Manager for Russell Hobbs/Applica. She previously held a number of key project manager, research manager and brand manager positions with Kraft Foods, Inc. and, later, Kraft/Nabisco Foods from June 1995 to June 2005. Ms. James earned a B.S. degree in chemical engineering from the University of Florida in 1994 and an MBA from Northwestern University’s Kellogg Graduate School of Management in 2002. Ms. James currently serves as Chair of our NCG Committee and is a member of our Compensation Committee.

Leslie L. Campbell	Class I Director Nominee

Independent

Director since: April 2021

Age: 63

Race/Ethnicity: African American

Gender: Male

Assignments/Committees:

•

•  Audit Committee

Key Skills/Experience:

•  Accounting/Auditing

•  Business Operations

•  Consumer Products

•  Corporate Strategy & Business Development

•  Ethics/Corporate Social Responsibility

•  Executive Leadership & Management

•  Finance/Capital Management & Allocation

•  International Business Experience

•  Marketing/Sales & Brand Management

•  Mergers & Acquisitions

•  Public Company Board Experience

•  Supply Chain/Logistics

•  Technology/Cyber-Security

Leslie L. Campbell was appointed to our Board in April 2021. Since 2015, Mr. Campbell has been the owner and Chief Executive Officer of Campbell & Associates LLC, a product development and engineering company. From 2013 to 2015, he served as Executive Vice President at AAMP Global, a vehicle technology company where he was responsible for engineering, research and development, new product development and operations. From 2002 to 2013, Mr. Campbell served in various senior roles of increasing responsibility in the engineering department for Applica Consumer Products, including serving the last six years of his tenure as Vice President of Engineering Quality and Regulatory where he was responsible for the design and development of new products and the maintenance of existing core product lines. From 1999 to 2002, Mr. Campbell served as Chief Engineer for B/E Aerospace where he was responsible for the design and development of galley products for commercial airlines. From 1995 to 1999, Mr. Campbell served as a Senior Research Engineer for Baker Hughes. From 1990 to 1995, he served as Senior Engineer at the Johnson Space Center (NASA) and from 1989 to 1990 he was a Senior Engineer at General Electric – Aerospace Division. Mr. Campbell has extensive experience in product development and product design and product quality and safety standards. Mr. Campbell received an undergraduate degree in engineering from the University of Florida. Mr. Campbell currently serves as a member of our Audit Committee.

Joan Chow	Class I Director Nominee

Independent

Director since: April 2021

Age: 62

Race/Ethnicity: Asian

Gender: Female

Assignments/Committees:

•  Audit Committee

Key Skills/Experience:

•  Accounting/Auditing

•  Business Operations

•  Consumer Products

•  Corporate Governance

•  Corporate Strategy & Business Development

•  Ethics/Corporate Social Responsibility

•  Executive Leadership & Management

•  Human Resources & Compensation

•  International Business Experience

•  Marketing/Sales & Brand Management

•  Mergers & Acquisitions

•  Public Company Board Experience

•  Public Company Executive Experience

Joan Chow was appointed to our Board in April 2021. From February 2016 until October 2021, Ms. Chow served as Chief Marketing Officer of the Greater Chicago Food Depository. From 2007 to August 2015, Ms. Chow was the Executive Vice President and Chief Marketing Officer at ConAgra Foods, Inc. ConAgra Foods, now known as Conagra Brands, is one of North America’s leading packaged food companies. Prior to joining ConAgra in 2007, Ms. Chow was employed for nine years with Sears Holdings Corporation in various marketing positions of increasing responsibility, having served as Senior Vice President/Chief Marketing Officer of Sears Retail immediately prior to taking the position with ConAgra. Prior to that, she served in executive positions with Information Resources Inc. and Johnson & Johnson Consumer Products, Inc. Ms. Chow is a director at Energy Recovery, Inc., where she is on the Audit Committee and chairs the Compensation Committee, and is a director at High Liner Foods, where she is on the Audit Committee. She has previously served as Chair of the Compensation Committee and a member of the Governance Committee at Welbilt Inc., and as a director of The Manitowoc Company, RC2 Corporation and Feeding America. Ms. Chow has extensive leadership experience in retail and consumer packaged goods marketing, advertising, branding, consumer insights, and digital/social marketing and human resources matters. Ms. Chow has an M.B.A. from the Wharton School of the University of Pennsylvania and a B.A. with distinction from Cornell University. Ms. Chow currently serves as a member of our Audit Committee.

Class II Director Nominees

Hugh R. Rovit	Class II Director Nominee

Independent

Director since: July 2018

Age: 62

Race/Ethnicity: Caucasian

Gender: Male

Assignments/Committees:

•  Audit Committee

•  NCG Committee

Key Skills/Experience:

•  Accounting/Auditing

•  Business Operations

•  Consumer Products

•  Corporate Governance

•  Corporate Strategy & Business Development

•  Ethics/Corporate Social Responsibility

•  Executive Leadership & Management

•  Finance/Capital Management & Allocation

•  Human Resources & Compensation

•  International Business Experience

•  Marketing/Sales & Brand Management

•  Mergers & Acquisitions

•  Public Company Board Experience

•  Public Company Executive Experience

Hugh R. Rovit was appointed to our Board in July 2018. From June 2010 until July 2018, Mr. Rovit served as one of the directors of Spectrum Legacy. Prior to that time, he served as a director of SBI from August 2009 to June 2010. Mr. Rovit is currently Chief Executive Officer of MISSION, a global leader in cooling and heat-relief solutions. Mr. Rovit previously served as Chief Executive Officer of S’well, Inc., a global manufacturer and marketer of reusable stainless-steel bottles and accessories from February 2020 until its sale to a strategic competitor in March 2022. Prior to that, Mr. Rovit served as Chief Executive Officer of Ellery Homestyles, a leading supplier of branded and private label home fashion products to major retailers, offering curtains, bedding, throws and specialty products, from May 2013 until its sale in September 2018 to a strategic competitor. Previously, Mr. Rovit served as Chief Executive Officer of Sure Fit Inc., a marketer and distributor of home furnishing products from 2006 until its sale to a strategic competitor in December 2012 and was a Principal at turnaround management firm Masson & Company from 2001 through 2005. Previously, Mr. Rovit held the positions of Chief Financial Officer of Best Manufacturing, Inc., a manufacturer and distributor of institutional service apparel and textiles, from 1998 through 2001 and Chief Financial Officer of Royce Hosiery Mills, Inc., a manufacturer and distributor of men’s and women’s hosiery, from 1991 through 1998. Mr. Rovit is also a director of GSC Technologies, Inc. and previously served as a director of PlayPower, Inc., Nellson Nutraceuticals, Inc., Kid Brands Inc., Atkins Nutritional, Inc., Oneida, Ltd., Cosmetic Essence, Inc., Xpress Retail and Twin Star International. Mr. Rovit received his B.A. degree from Dartmouth College and has an MBA from Harvard Business School. Mr. Rovit is a member of our Audit Committee and NCG Committee.

Gautam Patel	Class II Director Nominee

Independent

Director since: October 2020

Age: 51

Race/Ethnicity: Asian

Gender: Male

Assignments/Committees:

•  Audit Committee (Chair)

•  Compensation Committee

Key Skills/Experience:

•  Accounting/Auditing

•  Business Operations

•  Corporate Governance

•  Corporate Strategy & Business Development

•  Ethics/Corporate Social Responsibility

•  Finance/Capital Management & Allocation

•  Human Resources & Compensation

•  International Business Experience

•  Mergers & Acquisitions

•  Public Company Board Experience

Gautam Patel was appointed to our Board in October 2020. Mr. Patel has served as Managing Director of Tarsadia Investments, a private investment firm based in Newport Beach, California, since 2012. In that role, Mr. Patel has led a team of investment professionals to identify, evaluate and execute principal control equity investments across sectors including life sciences, financial services and technology. Prior to joining Tarsadia, Mr. Patel served as Managing Director at Lazard from 2008 to 2012, where he led financial and strategic advisory efforts in sectors including transportation and logistics, private equity and healthcare. Prior to that, Mr. Patel served in a variety of advisory roles at Lazard from 1999 to 2008, including restructuring, bankruptcy and corporate reorganization assignments in 2001 and 2008. From 1994 to 1997, Mr. Patel was an Analyst at Donaldson, Lufkin & Jenrette, where he worked on mergers and acquisitions as well as high-yield and equity financings. Mr. Patel is currently a Board Member of Amneal Pharmaceuticals (NYSE: AMRX). Mr. Patel also serves on the board of Casita Maria Center for Arts and Education, a New York-based nonprofit organization which aims to empower children through arts-based education. Mr. Patel received a B.A. from Claremont McKenna College, a B.S. from Harvey Mudd College, an MSc from the London School of Economics and an MBA from the University of Chicago. Mr. Patel currently serves as Chair of our Audit Committee and as a member of our Compensation Committee.

Directors Continuing in Office:

Class III Directors

David M. Maura	Class III Director

CEO & Chair

Director since: July 2018

Age: 50

Race/Ethnicity: Caucasian

Gender: Male

Assignments/Committees: None.

Key Skills/Experience:

•  Accounting/Auditing

•  Business Operations

•  Consumer Products

•  Corporate Governance

•  Corporate Strategy & Business Development

•  Ethics/Corporate Social Responsibility

•  Executive Leadership & Management

•  Finance/Capital Management & Allocation

•  Human Resources & Compensation

•  International Business Experience

•  Mergers & Acquisitions

•  Public Company Board Experience

•  Public Company Executive Experience

•  Risk Management & Oversight

David M. Maura was appointed our Executive Chairman and our Chief Executive Officer in July 2018. Previously, he had served as the Executive Chairman, effective as of January 2016, and as Chief Executive Officer, effective as of April 2018, of SPB Legacy. Prior to such appointment, Mr. Maura served as non-executive Chairman of the board of directors of SPB Legacy since July 2011 and served as interim Chairman and as one of the directors of SPB Legacy since June 2010. Mr. Maura was a Managing Director and the Executive Vice President of Investments at HRG Group, Inc. (now known as Spectrum Brands Holdings, Inc.) (“HRG Group”) from October 2011 until November 2016 and had been a member of HRG Group’s board of directors from May 2011 until December 2017. Mr. Maura previously served as a Vice President and Director of Investments of Harbinger Capital Partners LLC (“Harbinger Capital”) from 2006 until 2012. Prior to joining Harbinger Capital in 2006, Mr. Maura was a Managing Director and Senior Research Analyst at First Albany Capital, Inc., where he focused on distressed debt and special situations, primarily in the consumer products and retail sectors. Prior to First Albany, Mr. Maura was a Director and Senior High Yield Research Analyst in Global High Yield Research at Merrill Lynch & Co. Previously, Mr. Maura was a Vice President and Senior Analyst in the High Yield Group at Wachovia Securities, where he covered various consumer product, service and retail companies. Mr. Maura began his career at ZPR Investment Management as a Financial Analyst.

Mr. Maura served as Chief Executive Officer of Mosaic Acquisition Corp. from October 2017 to January 2020, and served as outside director of Vivint Smart Home, Inc. (Mosaic’s successor) from January 2020 until March 2020. He previously served on the boards of directors of Ferrous Resources, Ltd., Russell Hobbs and Applica. Mr. Maura received a B.S. degree in business administration from Stetson University and is a CFA charterholder.

Terry L. Polistina	Class III Director

Independent

Director since: July 2018

Age: 60

Race/Ethnicity: Caucasian

Gender: Male

Assignments/Committees:

•  Lead Independent Director

•  Compensation Committee (Chair)

•  NCG Committee

Key Skills/Experience:

•  Accounting/Auditing

•  Business Operations

•  Consumer Products

•  Corporate Governance

•  Corporate Strategy & Business Development

•  Ethics/Corporate Social Responsibility

•  Executive Leadership & Management

•  Finance/Capital Management & Allocation

•  Government Relations / Public Policy

•  Human Resources & Compensation

•  International Business Experience

•  Marketing/Sales & Brand Management

•  Mergers & Acquisitions

•  Public Company Board Experience

•  Public Company Executive Experience

•  Risk Management & Oversight

•  Supply Chain/Logistics

Terry L. Polistina was appointed to our Board in July 2018. From June 2010 until July 2018, Mr. Polistina served as one of the directors of SPB Legacy. Since July 2018, Mr. Polistina has also served as the Lead Independent Director of the Board. Prior to that, he served as a director of SBI from August 2009 to June 2010. Mr. Polistina served as the President, Small Appliances of SPB Legacy beginning in June 2010 and became President—Global Appliances of SPB Legacy in October 2010 until September 2013. Prior to that, Mr. Polistina served as the Chief Executive Officer and President of Russell Hobbs from 2007 until 2010.

Mr. Polistina served as Chief Operating Officer at Applica from 2006 to 2007 and Chief Financial Officer from 2001 to 2007, at which time Applica combined with Russell Hobbs. Mr. Polistina previously served as a director of privately held Entic, Inc. Mr. Polistina received an undergraduate degree in finance from the University of Florida and holds an MBA from the University of Miami. Mr. Polistina is the Chair of our Compensation Committee, is a member of our NCG Committee and serves as the Lead Independent Director of the Board.

Our Executive Officers

Our executive officers serve at the discretion of our Board. Our Board selected each of our executive officers because his or her background provides each executive with the experience and skillset geared toward helping us succeed in our business strategy. Our management team is composed of experienced executives from diverse backgrounds who focus on the performance of our Company to drive long-term outcomes. We are proud to have the benefit of individuals with diverse backgrounds on our executive team, and we are committed to promoting candidates from diverse backgrounds as we select new executive officers.

Included in the discussion below is information regarding our executive officers who do not serve as directors of our Company. See “Our Board of Directors” above for certain information regarding David Maura, our only director-employee.

Jeremy W. Smeltser
Executive Vice President, Chief Financial Officer (November 2019 to Present) Age: 48 Race/Ethnicity: Caucasian Gender: Male

Jeremy W. Smeltser was appointed our Executive Vice President on October 1, 2019 and was appointed our Chief Financial Officer on November 17, 2019. He previously served as Vice President and Chief Financial Officer of SPX Flow, Inc. (“SPX Flow”). Prior to his role at SPX Flow, he served as Vice President and Chief Financial Officer of SPX Corporation, where he served in various roles, including as Vice President and Chief Financial Officer, Flow Technology and became an officer of SPX Corporation in April 2009. Mr. Smeltser joined SPX Corporation in 2002 from Ernst & Young LLP, where he was an audit manager in Tampa, Florida. Prior to that, he held various positions with Arthur Andersen LLP in Tampa, Florida and Chicago, Illinois, focused primarily on assurance services for global manufacturing clients. Mr. Smeltser earned a B.S. degree in accounting from Northern Illinois University.

Ehsan Zargar
Executive Vice President, General Counsel & Corporate Secretary (October 2018 to Present) Age: 46 Race/Ethnicity: Asian (Middle Eastern) Gender: Male

Ehsan Zargar was appointed our Executive Vice President, General Counsel and Corporate Secretary on October 1, 2018. Mr. Zargar is responsible for the Company’s legal, environmental, social and governance, health and safety, insurance and real estate functions. In addition, Mr. Zargar takes a leading role in negotiating and implementing the Company’s M&A, capital markets and other strategic activities. Previously, Mr. Zargar also led the Company’s executive compensation program. From June 2011 until July 2018, Mr. Zargar held a number of increasingly senior positions with HRG Group, a publicly-listed acquisition company, including serving as its Executive Vice President and Chief Operating Officer from January 2017 until July 2018, as its General Counsel since April 2015 and as Corporate Secretary since February 2012. During his time at HRG Group, Mr. Zargar took a leading role in setting, negotiating and implementing HRG Group’s M&A, capital markets and other strategic activities. Mr. Zargar has extensive experience serving on private and public boards and committees of portfolio companies, including setting and overseeing senior management compensation programs. From August 2017 until July 2018, Mr. Zargar served as a director of SPB Legacy. From November 2006 to June 2011, Mr. Zargar worked in the New York office of Paul, Weiss, Rifkind, Wharton & Garrison LLP. Previously, Mr. Zargar practiced law at another major law firm focusing on general corporate matters. Mr. Zargar received a law degree from Faculty of Law at the University of Toronto and a B.A. from the University of Toronto.

Randal D. Lewis
Former Executive Vice President, Chief Operating Officer (October 2018 to December 2022) Age: 56 Race/Ethnicity: Caucasian Gender: Male

Randal D. Lewis was appointed our Chief Operating Officer in October 2018 and Executive Vice President in September 2019 and resigned from Spectrum in December 2022. He has direct responsibility for all operating divisions. Mr. Lewis was previously the President of our Global Consumer Division from March 2018, which included our Global Auto Care, Global Pet Care and Home & Garden business units. Prior to that, he was President of our Pet, Home & Garden business unit since November 2014. Previous to that, he was Senior Vice President and General Manager of our Home & Garden business since January 2011. From April 2005 to January 2011, Mr. Lewis served as our Home & Garden business’s Vice President, Manufacturing and Vice President, Operations. Prior to that, Mr. Lewis held various leadership roles from October 1997 to April 2005 with the former owners of United Industries Corporation, which is now owned by the Company, and from January 1989 to October 1997 Mr. Lewis worked at Unilever. Mr. Lewis earned a B.S. degree in mechanical engineering from the University of Illinois, Urbana-Champaign.

Rebeckah Long
Former Senior Vice President, Chief Human Resources Officer (September 2019 to December 2022) Age: 48 Race/Ethnicity: Caucasian Gender: Female

Rebeckah Long was appointed our Senior Vice President, Global Human Resources in September 2019 and was promoted to Senior Vice President and Chief Human Resources Officer in November 2021 and has direct responsibility for consistent delivery and execution of the Human Resources function globally. Ms. Long resigned from Spectrum in December 2022. Ms. Long previously served as Vice President of Global Human Resources of Spectrum Brands since April 2019. Prior to that, she was Human Resource Business Partner for several business divisions within Spectrum Brands since March 2008, with a focus on talent strategy and organizational effectiveness. Prior to joining Spectrum Brands, she was the Regional Human Resources Manager for United Rentals, Inc. from June 2000 to February 2008 and was responsible for the integration of over 25 businesses into the United Rentals portfolio. Ms. Long earned a B.S. degree in economics from Illinois State University.

Corporate Governance

The following table provides an overview of our corporate governance practices.

Our Practices

✓	Diverse Board and executive team

✓	Majority voting and a director resignation policy

✓	Stock ownership guidelines

✓	Anti-hedging policy

✓	Board Diversity Policy

✓	Global Environmental, Social and Governance Policy

✓	Global Energy and Greenhouse Gas Policy

✓	Environmental Policy

✓	Human Rights Policy

✓	Independent lead director

✓	Majority of the Board composed of independent directors

✓	All committees composed entirely of independent directors

✓	Board declassifying process two-thirds (2/3) of the way completed

✓	Related person transactions policy

✓	Anti-pledging policy

✓	Robust clawback policy

✓	All members of our Audit Committee are financial experts

Board Structure

Lead Independent Director

Mr. Polistina was appointed to our Board, and as our Lead Independent Director in July 2018. In his capacity as our Lead Independent Director, Mr. Polistina:

•	presides at all meetings of the Board at which the Chairman of the Board is not present;

•	presides at all executive sessions of the independent members of the Board and has the authority to call meetings of the independent members of the Board;

•

serves as liaison between the management and the independent members of the Board and provides our Chief Executive Officer (“CEO”) and other members of management with feedback from executive sessions of the independent members of the Board;

•	reviews and approves the information to be provided to the Board;

•	reviews and approves meeting agendas and coordinates with management to develop such agendas;

•	approves meeting schedules to assure there is sufficient time for discussion of all agenda items;

•	if requested by major shareholders, ensures that he is available for consultation and direct communication;

•	interviews, along with the Chair of our NGC Committee, Board and senior management candidates and makes recommendations with respect to Board candidates and hiring of senior management;

•	consults with other members of our Compensation Committee with respect to the performance review of our CEO and other member of our senior management team; and

•	performs such other functions and responsibilities as requested by the Board from time to time.

Mr. Maura serves as our Executive Chairman and our CEO. Given Mr. Maura’s broad experience in mergers and acquisitions, the consumer products and retail sectors and finance and investments, as well as his role in the Company’s strategy and growth, our Board believes that it is in the best interest of the Company for Mr. Maura to concurrently serve as our Executive Chairman and CEO.

Director Independence

In accordance with the New York Stock Exchange Listed Company Manual (the “NYSE Rules”) and our Corporate Governance Guidelines, a majority of our Board is required to be composed of independent directors. All of our directors, except for David Maura (our Chairman and CEO), qualify as independent directors. More specifically, our Board has affirmatively determined that none of the following directors has a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company): Leslie L. Campbell, Joan Chow, Sherianne James, Terry L. Polistina, Hugh R. Rovit and Gautam Patel. Our Board has adopted the definition of “independent director” set forth under Section 303A.02 of the NYSE Rules to assist it in making determinations of independence. Our Board has determined that the directors referred to above currently meet these standards and qualify as independent.

Meetings of Independent Directors

The Company generally holds executive sessions at each Board and committee meeting. In his capacity as our Lead Independent Director, Mr. Polistina presides over executive sessions of the entire Board, and the Chair of each committee presides over the executive sessions of that committee.

Committees Established by Our Board of Directors

Our Board has designated three principal standing committees: our Audit Committee, our Compensation Committee and our NCG Committee, each of which has a written charter addressing each such committee’s purpose and responsibilities and include such duties that the Board may designate, from time to time. Our Board, directly or through one or more of its committees, provides oversight on our management’s efforts to promote corporate social responsibility and sustainability, including efforts to advance initiatives regarding the environment, diversity, equity and inclusion, human rights, labor, health and safety and other matters. Each such committee is composed entirely of independent directors.

Audit Committee

Our Audit Committee has been established in accordance with Section 303A.06 of the NYSE Rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the purpose of overseeing the Company’s accounting and financial reporting processes and audits of our financial statements. Our Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our independent registered public accounting firm’s qualifications and independence, (iii) the performance of our internal audit function and independent auditors and (iv) our compliance with legal and regulatory requirements. The responsibilities and authority of our Audit Committee are described in further detail in the Charter of the Audit Committee, as adopted by our Board in July 2018, a copy of which is available at our website www.spectrumbrands.com under “Investor Relations—Corporate Governance Documents.”

The current members of our Audit Committee are Gautam Patel (Chair), Joan Chow, Leslie L. Campbell and Hugh R. Rovit. Our Board has determined that all members of our Audit Committee qualify as “audit committee financial experts” as defined in the rules promulgated by the SEC in furtherance of Section 407 of the Sarbanes-Oxley Act of 2002. Our Board has determined that all members of our Audit Committee qualify as independent, as such term is defined in Section 303A.02 of the NYSE Rules, Section 10A(m)(3)(B) of the Exchange Act and Exchange Act Rule 10A-3(b).

Compensation Committee

Our Compensation Committee is responsible for (i) overseeing our compensation and employee benefits plans and practices, including our executive compensation plans and our incentive compensation and equity-based plans, (ii) evaluating and approving the performance of our Executive Chairman and CEO and other executive officers in light of those goals and objectives and (iii) reviewing and discussing with management our compensation discussion and analysis disclosure and compensation committee reports in order to comply with our public reporting requirements. The responsibilities and authority of our Compensation Committee are described in further detail in the Charter of the Compensation Committee, as adopted by our Board in November 2020, a copy of which is available at our website www.spectrumbrands.com under “Investor Relations—Corporate Governance Documents.”

The current members of our Compensation Committee are Terry L. Polistina (Chair), Sherianne James and Gautam Patel. Our Board has determined that all members of our Compensation Committee qualify as independent, as such term is defined in Section 303A.02 of the NYSE Rules.

NCG Committee

Our NCG Committee is responsible for (i) identifying and recommending to our Board individuals qualified to serve as our directors and on our committees of our Board, (ii) advising our Board with respect to board composition, procedures and committees, (iii) developing and recommending to our Board a set of corporate governance principles applicable to the Company and (iv) overseeing the evaluation process of our Board, the committees of the Board, the individual directors and our Executive Chairman and CEO. The responsibilities and authority of our NCG Committee are described in further detail in the Charter of the NCG Committee, as adopted by our Board in July 2018, a copy of which is available at our website www.spectrumbrands.com under “Investor Relations—Corporate Governance Documents.”

The current members of our NCG Committee are Sherianne James (Chair), Terry L. Polistina and Hugh R. Rovit. Our Board has determined that all members of our NCG Committee qualify as independent, as such term is defined in Section 303A.02 of the NYSE Rules.

Board and Committee Activities

During Fiscal 2022, our Board held nine meetings and acted by unanimous written consent on one occasion. Our Audit Committee held four meetings during Fiscal 2022. Our Compensation Committee held ten meetings during Fiscal 2022. Our NCG Committee held six meetings during Fiscal 2022.

During Fiscal 2022, aside from one absence at one meeting, all of our directors attended 100% of the meetings of the Board and committees on which they served.

Our Practices and Policies

Corporate Governance Guidelines and Code of Ethics and Business Conduct

Our Board has adopted our Corporate Governance Guidelines to assist it in the exercise of its responsibilities. These guidelines reflect our Board’s commitment to monitor the effectiveness of policy and decision-making, both at our Board and management level, with a view to enhancing stockholder value over the long term. Our Corporate Governance Guidelines address, among other things, our Board and Board committee composition and responsibilities, director qualifications standards and selection and evaluation of our CEO. In addition, pursuant to these guidelines, our Board has formalized a process by which our directors are assessed annually by our NCG Committee. The assessment includes a peer review process and evaluates the Board as a whole, the committees of the Board and the individual directors. In carrying out this assessment, we may retain an external evaluator to assist our Board and NCG Committee at least every three years. Our Board has adopted a Code of Business Conduct and Ethics Policy for directors, officers and employees and a Code of Ethics for the Principal Executive and Senior Financial Officers to provide guidance to our CEO, Chief Financial Officer (“CFO”), principal accounting officer or controller and our business segment chief financial officers or persons performing similar functions.

Majority Voting and Director Resignation Policy

During Fiscal 2019, our Board adopted a majority voting policy for the election of directors. Pursuant to this policy, which applies in the case of uncontested director elections, a director must be elected by a majority of the votes cast with respect to the election of such director. For purposes of this policy, a “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director and abstentions and broker non-votes are not counted as “votes cast.”

The policy also provides that in the event that an incumbent director nominee receives a greater number of votes “against” than votes “for” his or her election, he or she must (within five business days following the final certification of the related election results) offer to tender his or her written resignation from the Board to the NCG Committee. The NCG Committee will review such offer of resignation and will consider such factors and circumstances as it may deem relevant, and, within 90 days following the final certification of the election results, will make a recommendation to the Board concerning the acceptance or rejection of such tendered offer of resignation. The policy requires the decision of the Board to be promptly publicly disclosed.

Board Diversity Policy

In October 2020, our Board adopted a Board Diversity Policy. The purpose of this policy is to set out the basic principles to be followed to ensure that the Board has the appropriate balance of skills, experience and diversity of perspectives necessary to enhance the effectiveness of the Board and to maintain the highest standards of corporate governance. Pursuant to this policy, selection of Board candidates will be based on a range of perspectives with reference to the Company’s business model and specific needs, including, but not limited to, talents, skills and expertise, industry experience, professional experience, gender, age, race, language, cultural background, educational background and other similar characteristics.

Anti-Hedging Policy

The Company believes it is improper and inappropriate for our directors, officers, employees and certain of their family members (each, a “Subject Person”) to engage in hedging, short-term or speculative transactions involving the Company’s securities. Our anti-hedging policy, which we further strengthened during Fiscal 2019, applies to all Subject Persons. The Company prohibits Subject Persons from engaging in (i) derivative, speculative, hedging or monetization transactions in Company securities (including, but not limited to, any trading on derivatives (such as swaps, forwards and/or futures) of Company securities that allow a stockholder to lock in the value of Company securities in exchange for all or part of the potential upside appreciation in the value of such stock), (ii) short sales (i.e., selling stock the Subject Person does not own and borrowing shares to make delivery) or (iii) buying or selling puts, calls, options or other derivatives in respect of Company securities.

Anti-Pledging Policy

In addition, the Company believes it is improper and inappropriate for any Subject Person to engage in pledging transactions involving the Company’s securities. During Fiscal 2019, we adopted a robust anti-pledging policy, which prohibits Subject Persons from pledging or encumbering Company securities as collateral for a loan or other indebtedness. This prohibition includes, but is not limited to, holding such shares in a margin account as collateral for a margin loan or borrowing against Company securities on margin. Any pledges (and any modifications or replacements of such pledges) that existed prior to the adoption of our policy are exempted and modification or replacement of any such pre-existing pledge may be made so long as such modification or replacement does not result in additional shares being pledged.

Securities Trading Policy

Our Company believes that it is appropriate to monitor and prohibit certain trading in the securities of our Company. Accordingly, trading of the Company’s securities by directors, executive officers and certain other employees who are so designated by the office of the Company’s General Counsel is subject to trading period limitations or must be conducted in accordance with a previously established trading plan that meets SEC requirements. At all times, including during approved trading periods, directors, executive officers and certain other employees notified by the office of the Company’s General Counsel are required to obtain preclearance from the Company’s General Counsel or his designee prior to entering into any transactions in Company securities, unless those transactions occur in accordance with a previously established trading plan that meets SEC requirements.

Transactions subject to our securities trading policy include, among others, purchases and sales of Company stock, bonds, options, puts and calls, derivative securities based on securities of the Company, gifts of Company securities, contributions of Company securities to a trust, sales of Company stock acquired upon the exercise of stock options, broker-assisted cashless exercises of stock options, market sales to raise cash to fund the exercise of stock options and trades in Company’s stock made under an employee benefit plan.

Stock Ownership Guidelines

Our Board believes that our directors, named executive officers (“NEOs”) and certain of the Company’s other officers and employees should own and hold Company common stock to further align their interests with the interests of stockholders and to further promote the Company’s commitment to sound corporate governance.

To memorialize this commitment, effective January 29, 2013, our Board, upon the recommendation of our Compensation Committee, established stock ownership and retention guidelines (the “SOG”) applicable to the Company’s directors, NEOs and all other officers of the Company and its subsidiaries with a level of Vice President or above (such officers and our NEOs, our “Covered Officers”). Effective January 1, 2020, the Company improved and enhanced the SOG to further align it with best practices by: (i) increasing our directors’ and Covered Officers’ retention requirement from 25% to 50% of their net after-tax shares received under awards granted until they reach their required stock ownership under the SOG; and (ii) extending the applicable time period for our directors and Covered Officers to achieve the minimum ownership requirements to five years from the date of eligibility or promotion. Even when the required stock ownership is obtained, all NEOs are subject to an additional stock retention requirement requiring them to retain at least 50% of their net after-tax shares of Company stock received under awards for one year after the date of vesting.

Under the updated SOG, our directors are expected to achieve stock ownership with a value of at least five times their annual cash retainer. In addition, our Covered Officers are expected to achieve the levels of stock ownership indicated below (which equal a dollar value of stock based on a multiple of the Covered Officer’s base salary).

Position	$ Value of Stock to be Retained (Multiple of Base Salary or Cash Retainer)	Years to Achieve
Board Members	5x Cash Retainer	5 years
Executive Chairman and CEO	5x Base Salary	5 years
Chief Operating Officer, CFO, General Counsel and Presidents of our Business Units	3x Base Salary	5 years
Senior Vice Presidents	2x Base Salary	5 years
Vice Presidents	1x Base Salary	5 years

The stock ownership levels attained by a director or a Covered Officer are based on shares directly owned by the director or Covered Officer, whether through earned and vested restricted stock units (“RSU”) or performance stock units (“PSU”) or restricted stock grants or open market purchases. Unvested restricted shares, unvested RSUs and PSUs and stock options do not count toward the ownership goals; provided, that, effective January 1, 2020, unvested time-based restricted stock and unvested time-based RSUs count toward the ownership goals. On a quarterly basis, our Compensation Committee reviews the progress of our directors and Covered Officers in meeting these guidelines. In some circumstances, failure to meet the guidelines by a director or a Covered Officer could result in additional retention requirements or other actions by our Compensation Committee.

Compensation Clawback Policy

We have adopted a Compensation Clawback Policy setting forth the conditions under which applicable incentive compensation provided to our executive officers may be subject to forfeiture, disgorgement, recoupment or diminution (“clawback”). This policy provides that our

Board or our Compensation Committee shall require the clawback or adjustment of incentive-based compensation to the Company in the following circumstances:

•

As required by Section 304 of the Sarbanes Oxley Act of 2002, which generally provides that if the Company is required to prepare an accounting restatement due to material noncompliance as a result of misconduct with financial reporting requirements under the securities laws, then the CEO and CFO must reimburse the Company for any incentive-based compensation or equity compensation and profits from the sale of the Company’s securities during the 12-month period following initial publication of the financial statements that had been restated;

•

As required by Section 954 of the Dodd-Frank Act and Rule 10D-1of the Exchange Act, which generally require that, in the event the Company is required to prepare an accounting restatement due to its material noncompliance with financial reporting requirements under the securities laws, the Company may recover from any of its current or former executive officers who received incentive compensation, including stock options, during the three-year period preceding the date on which the Company is required to prepare a restatement based on the erroneous financial reporting, any amount that exceeds what would have been paid to the executive officer after giving effect to the restatement; and

•	As required by any other applicable law, regulation or regulatory requirement.

We will revise our clawback policy as necessary to comply with pending NYSE listing rules under Rule 10D-1. Additionally, our Board or Compensation Committee in their discretion may require that any executive officer who has been awarded incentive-based compensation shall forfeit, disgorge, return or adjust such compensation in the following circumstances:

•

If the Company suffers significant financial loss, reputational damage or similar adverse impact as a result of actions taken or decisions made by the executive officer in circumstances constituting illegal or intentionally wrongful conduct or gross negligence; or

•

If the executive officer is awarded or is paid out under any incentive compensation plan of the Company on the basis of a material misstatement of financial calculations or information or if events coming to light after the award disclose a material misstatement which would have significantly reduced the amount of the award or payout if known at the time of the award or payout.

The awards and incentive compensation subject to clawback under this policy include vested and unvested equity awards, shares acquired upon vesting or lapse of restrictions, short- and long-term incentive bonuses and similar compensation, discretionary bonuses, any other awards or compensation under the Company’s equity plans and any other incentive compensation plan of the Company. Any clawback under this policy may, in the discretion of our Board or Compensation Committee, be effectuated through the reduction, forfeiture or cancellation of awards, the return of paid-out cash or exercised or released shares, adjustments to future incentive compensation opportunities or in such other manner as our Board and Compensation Committee determine to be appropriate, except as otherwise required by law.

In addition, under the Company’s equity plans, any equity award granted may be cancelled by our Compensation Committee in its sole discretion, except as prohibited by applicable law, if the participant, without the consent of the Company, while employed by or providing services to the Company or any affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or is adverse to the interests of the Company or any affiliate, including fraud or conduct contributing to any financial restatements or irregularities engaged in, as determined by our Compensation Committee in its sole discretion. Our Compensation Committee may also provide in any award agreement that the participant will forfeit any gain realized on the vesting or exercise of such award and must repay the gain to the Company, in each case except as prohibited by applicable law, if (i) the participant engages in any activity referred to in the preceding sentence or (ii) the amount of any such gain is in excess of what the participant should have received under the terms of the award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error). Additionally, awards are subject to clawback, forfeiture or similar requirements to the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Act). Equity awards issued have included these provisions.

Risk Oversight

The Company’s risk assessment and management function is led by the Company’s senior management, which is responsible for day-to-day management of the Company’s risk profile, with oversight from our Board and its committees. Central to our Board’s oversight function is our Audit Committee. In accordance with our Audit Committee Charter, our Audit Committee is responsible for the oversight of the financial reporting process and internal controls. In this capacity, our Audit Committee is responsible for reviewing and evaluating guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal audit department, assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Company has implemented an annual formalized risk assessment process. In accordance with this process, a governance risk and compliance group of certain members of senior management has the responsibility to identify, assess and oversee the management of risk for the Company. This group obtains input from other members of management and subject matter experts as needed. Management uses the collective input received to measure the potential likelihood and impact of key risks and to determine the adequacy of the Company’s risk management strategy. Periodically, representatives of this committee report to our Audit Committee on its activities and the Company’s risk exposure.

In addition, the Company maintains an information security program that supports the security, confidentiality, integrity and availability of our information technology systems. In connection with such program, the Board is briefed by management on information security matters and employees receive information security awareness training. In the past three years, we have not experienced an information security breach and we maintain an appropriate information security risk insurance policy.

Cybersecurity

We understand the importance of preserving trust and protecting personal information. To assist us, we have a cybersecurity governance framework in place, which is designed to protect information and information systems from unauthorized access, use, disclosure, disruption, modification or destruction. The program is built upon a foundation of advanced security technology, overseen by an experienced and trained team of experts with substantial knowledge of cybersecurity best practices. Our cybersecurity program consists of controls designed to identify, protect against, detect, respond to and recover from information and cybersecurity incidents.

Highlights of our cybersecurity program include:

•	A dedicated cybersecurity team consisting of experienced and knowledgeable employees, consultants, and vendors;

•	Appropriate plans designed to provide a framework for handling high-severity security incidents and facilitates coordination across multiple parts of the Company;

•	Multiple layers of controls, including embedding security into our technology investments;

•	Investments into threat intelligence and monitoring;

•	Cybersecurity testing for both training and threat detection purposes; and

•	Annual cybersecurity awareness trainings.

Environmental, Social and Governance Matters

We are committed to further enhancing our environmental, social and governance (“ESG”) efforts and recognize the impact our business has on our communities and the world. We believe in making a positive difference in the communities in which we live and work and strive to discharge our corporate social responsibilities from a global perspective and throughout every aspect of our operations, consistent with our focus on creating value for all of our stakeholders over the long term. Our decisions regarding business strategy, operations and resource allocation are guided by this purpose and are rooted in our core values. Our Board recognizes the negative effect that poor environmental practices and human capital management may have on us and our returns. Accordingly, our Board considers and balances the impact on the environment, people and the communities of which we are a part in deciding how to operate our business. Our Board receives periodic reports regarding our risk exposure and risk mitigation efforts in these areas.

We are committed to operating our business with all stakeholders in mind and with a view toward long-term sustainability and value creation, even as our business and society face a variety of existing and emerging challenges. We leverage our expertise, along with external partners, to help address these challenges. While our corporate social responsibility commitments address many areas, we focus on five key priorities: product and content safety, environmental sustainability, human rights and ethical sourcing, employee safety and wellbeing and diversity and inclusion.

To learn more about our ESG efforts and successes, please visit our website at www.spectrumbrands.com under “Investor Relations” .

•

ESG Highlights – As part of our ESG efforts, we have invested substantial internal resources and engaged experienced and reputable outside advisors to assist us and evaluate ESG trends, issues and concerns that could affect the Company’s ongoing ESG and sustainability efforts. Consistent with our Company-wide mission statement “To Make Living Better at Home,” we identified our ESG vision statement to be “Committing to a process of continuous improvement for the benefit of our consumers, customers, employees, investors and the planet by integrating ESG into everything we do.”

Our Board has adopted, among other things, (i) an Environmental Policy, which sets forth our commitment to the health and safety of our employees and protection of the environment across our global operations; (ii) a Human Rights Policy, which sets forth our commitment to respect and promote human rights, including the protection of minority groups’ rights and women’s rights, in furtherance of the guidance set forth in, among others, the Universal Declaration of Human Rights, UN Guiding Principles on Business and Human Rights, the International Labor Organizations Declaration on Fundamental Principles and Rights at Work and the Organization for Economic Cooperation and Development for Multinational Enterprises; (iii) a Global Energy and Greenhouse Gas (GHG) Policy, which sets forth our commitment to the protection of the environment, preservation of natural resources and the effective management and reduction of energy and GHGs by, among other things, identifying opportunities for purchasing direct, renewable energy in key markets and requiring energy considerations when making investments for major renovations and new capital equipment and major construction; and (iv) a Global Environmental, Social and Governance Policy, which sets forth our commitment to ESG.

Over the next year, we intend to further embed these pillars into our practices to advance our environmental sustainability efforts, while also establishing metrics and projects that will demonstrate our commitment to ESG.

•

Product & Content Safety – Product safety is essential to upholding our consumers’ trust and expectations, and we embed quality and safety processes into every product we deliver. This includes embracing our responsibility to create safe, high-quality products and marketing them responsibly. In fiscal 2022, to better reflect our focus on product and content safety, we launched a corporate product safety training program globally, which allowed us to further enhance our commitment to product safety.

•

Employee Wellness and Talent Development – We encourage our employees to “Speak Up,” “Be Accountable,” “Take Action,” and “Grow Talent,” promote innovation, trust, accountability and collaboration. The result is a work environment that encourages the well-being of our employees holistically: mind and body. We are also committed to developing our future leaders at every level. Our talent processes start with understanding what current and future talent is needed to deliver business goals, followed by a talent review process to assist managers with evaluating talent. Learning and development is a critical part of creating our culture of high performance, innovation and inclusion. We believe in transparency, accountability and inclusion, and performance and development plans ensure that managers and employees have conversations about career aspirations, mobility, developmental goals and interests, inclusion and work environment.

•

Employee Health and Safety – We are committed to the environmental health and safety (“EHS”) of our employees. We continuously strive to maintain our strong safety performance as we continue to operate our business around the globe. The keys to our EHS success are a workforce that is engaged, a management team who supports and invests in employee safety and the leadership of our skilled and experienced EHS team. The team hosts regular meetings to share information and discuss best practices across plants and dedicates EHS professionals to individual sites to train employees and ensure compliance with applicable safety standards and regulations.

•

Environmental Sustainability – We are passionate about protecting our planet and conserving natural resources for future generations, including pursuing innovative ways to reduce our environmental impacts across our businesses. We drive our strategic environmental blueprint across our organization with the intention of reducing the environmental impacts of our products, minimizing the environmental footprint of our operations and processes and encouraging our employees and partners to embrace and promote environmental responsibility.

We are proud of our efforts to further promote environmentally sustainable practices and have aligned our objectives against three industry frameworks, which will be used to help identify future goals for our environmental sustainability efforts: (i) Sustainability Accounting Standards Board (“SASB”); (ii) Global Reporting Initiative (“GRI”); and (iii) Climate Disclosure Project (“CDP”).

We monitor our performance across several environmental sustainability ratings and rankings. Highlights from 2022 include:

•	Initiating over 25 energy conservation projects, a main contributor in decreasing our carbon footprint;

•	Developing products to reduce resource usage, for instance, showerheads and faucets that are engineered to reduce water consumption by 30%;

•	Achieving Giga-Guru status for the 5th straight year;

•	Continuing to outperform our industry competitors that participate in the Sustainability Insight System (THESIS) environmental and social disclosure program;

•	Ranking in the top quintile among our industry peers in Institutional Shareholder Service’s ESG rankings; and

•	Achieving a CDP score that places us in the top 40% of all companies that participate in the CDP report.

•	Human Rights & Ethical Sourcing – Treating people with fairness, dignity and respect and operating ethically in our supply chain are part of our core values. We demonstrate these deep beliefs in the way we treat our employees and in the expectations and requirements we have of those with whom we do business. We work with our third-party factories and licensees to ensure all products are manufactured in safe and healthy environments and the human rights of workers in our supply chain are being respected. To these ends, we review all suppliers who provide materials, products or services to Spectrum Brands and expect them to abide by our Supplier Code of Conduct, uphold our Code of Business Conduct and Ethics and comply with our Conflict Minerals Policy.

•

Diversity, Equity & Inclusion – We take a holistic approach to diversity, equity and inclusion (“DEI”). We believe that supporting equality and promoting inclusion across our business and society makes the world a better place for all. We know that the more inclusive we are as a company, the stronger our business will be. We support the personal and professional growth of our diverse worker base, with a goal of positively impacting their lives and well-being.

Our DEI framework is designed to drive meaningful, long-term progress both within and beyond our own workplace and focuses on several key pillars, including:

1.	Business – Develop a holistic business strategy that strengthens our relationships with diverse customers, suppliers, vendors, brokers, consultants, advisors, and business partners.

2.	Brands and Products – Build authentic and inclusive brands and products that appeal to all communities, consumers, and employees.

3.	Culture – Promote a company where DEI is integrated in everything we do.

4.	Employees – Foster a culture that respects, values and recognizes everyone and strives to remove systemic barriers to achieve inclusion and advancement that drives company success.

5.	Community – Dedicate resources and efforts to promote charitable organizations or initiatives that combat racism, promote equity, and are committed to the advancement of underrepresented communities.

To further these efforts, we engaged a third-party consultant to provide counsel, training and cultural development actions and ideas to help us make progress on our plan to make our workplace and communities even more inclusive. We have a U.S. Diversity, Equity and Inclusion Advisory Council (the “DEI Council”), comprised of employees with diverse backgrounds and perspectives who advocate and advise on ways to advance the DEI dialogue and drive meaningful cultural change at the company. In furtherance of these efforts, our DEI Council is creating affinity groups for our diverse employees and developing trainings, communications and programs to further facilitate and encourage open and transparent DEI discussions among our employee populations.

We also implemented leadership training for approximately 100 senior leaders across the Company on the topic of authentic diversity and leadership. This training focused on leaders having the confidence and ability to bring their authentic selves and those of their reports into the workplace and fostering inclusive and welcoming workplace relationships all of which is intended to contribute to a thriving DEI space for all.

We continue to focus on communications that feature diverse voices across our Company and provide information on topics important to our employee population, such as mental health, different holiday celebrations, gender pronouns and female leadership.

We believe that the well-being of our employees is central to our success and especially important for those in communications that have faced unique challenges in the last few years. We will continue our DEI efforts to make progress on enhancing our Company and to attract and retain diverse talent that can help us achieve our business goals and better serve our stakeholders.

•

Diverse Workforce Representation – We believe that tone at the top is paramount in setting the culture of our Company. We are proud that our Board is comprised of over a majority of female and minority Directors. Consistent with those efforts, we are committed to obtaining more representation across all levels of our Company, and we are taking efforts to enhance recruitment, hiring and promotion practices to attract, develop and retain a diverse workforce across our entire organization.

•

Equitable Compensation Practices – We are committed to treating all of our employees fairly and equally and providing equitable and bias-free compensation practices. Our compensation practices reward employees based on performance, and we believe we have policies and processes in place to help ensure fair and equitable compensation. We review these practices in order to comply with applicable national, state and local laws.

•

Safe, Collaborate and Flexible Work Environment – Throughout the COVID-19 pandemic, we invested in technology, safety improvements, and enhanced practices to enable our employees to work around the world safely. We introduced a number of new technologies and safety measures to enhance the workplace experience and make it easier to collaborate in-person and remotely. Alongside these initiatives, we have also provided our leaders with resources and tools to support our employees’ career development and help promote day-to-day engagement, regardless of where the employees’ work is performed. These investments are part of our strategy to create a winning team that embraces collaboration and innovative thinking to achieve superior results.

Related-Person Transactions Policy

Our Board has adopted a written policy for the review, approval and ratification of transactions that involve related persons and potential conflicts of interest. See “Certain Relationships and Related Transactions” for discussion of this policy and disclosure of our related-person transactions.

Transfer of Our Shares of Common Stock

Our Company has substantial deferred tax assets related to net operating losses and tax credits (together, “Tax Attributes”) for U.S. federal and state income tax purposes. These Tax

Attributes are an important asset of the Company because we expect to use these Tax Attributes to offset future taxable income. The Company’s ability to utilize or realize the carrying value of such Tax Attributes may be impacted if the Company experiences an “ownership change” or certain other events under applicable tax rules. If an “ownership change” were to occur, we could lose the ability to use a significant portion of our Tax Attributes, which could have a material adverse effect on the Company’s results of operations and financial condition.

Accordingly, we have adopted certain transfer restrictions designed to limit an “ownership change.” These transfer restrictions are subject to certain exceptions, including, among others, prior approval of a Prohibited Transfer by our Board. As previously disclosed, our Board has granted pre-approvals to certain large institutional investors and their affiliates. The foregoing description of the transfer restrictions contained within our Charter is not complete and is qualified in its entirety by reference to the full text of the Charter, which is incorporated by reference into this report.

Other Available Documents

We have posted our Corporate Governance Guidelines, Code of Business Conduct and Ethics for directors, officers and employees, Code of Ethics for the Principal Executive and Senior Financial Officers, Director Resignation Policy, Board Diversity Policy, Global ESG Governance Policy, Global Energy and Greenhouse Gas Policy, Human Rights Policy, Environmental Policy, Charter, By-laws, Audit Committee Charter, Compensation Committee Charter and NCG Committee Charter, and other ESG-related materials on our website www.spectrumbrands.com under “Investor Relations—Corporate Governance Documents.” These documents, and other information from our corporate website, are not incorporated by reference into this Proxy Statement. We intend to disclose any amendments to, and, if applicable, any waivers of, these governance documents on that section of our website. These governance documents are also available in print without charge to any stockholder of record that makes a written request to the Company. Inquiries must be directed to the Investor Relations Department at Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562.

Director Compensation

Our Compensation Committee is responsible for approving, subject to review by our Board as a whole, compensation programs for our non-employee directors. In that function, our Compensation Committee considers market and peer company data regarding director compensation and annually evaluates the Company’s director compensation practices in light of that data and the characteristics of the Company as a whole, with the assistance of its independent compensation advisors. Our director compensation program for each non-employee director is described in the table and discussion below. Mr. Maura, our only director who is an employee of the Company, does not receive compensation for his service as a director.

Director Compensation Table for Fiscal 2022

Under our director compensation program, during each fiscal year, each non-employee director receives an annual grant of RSUs equal to that number of shares of the Company’s common stock with a value on the date of grant of $125,000. Additionally, each director is eligible to receive an annual cash retainer of $105,000 which is paid quarterly. The Lead Independent Director (Mr. Polistina) receives an additional annual cash retainer of $40,000 and an additional annual equity retainer amount of $20,000. Directors are permitted to make an annual election to receive all of their director compensation (including for service on committees of our Board) in the form of Company stock in lieu of cash. For Fiscal 2022, the grants of RSUs were made on December 15, 2021. All such RSUs vested on October 1, 2022. For Fiscal 2022, compensation for service on the standing committees of our Board, was paid in an annual amount as follows below.

Committee	Chair Annual Retainer	Member Annual Retainer

Audit	$20,000	N/A

Compensation	$15,000	N/A

NCG	$15,000	N/A

The table set forth below, together with its footnotes, provides information regarding compensation paid to our directors in Fiscal 2022.

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)(4)	All Other Compensation(5)	Total
Leslie L. Campbell	$73,500	$148,231	$644	$222,375
Joan Chow	$105,000	$118,352	$533	$223,885
Sherianne James	$0	$232,048	$4,741	$236,789
Gautam Patel	$0	$236,801	$4,452	$241,253
Terry L. Polistina	$160,000	$137,366	$2,806	$300,172
Hugh R. Rovit	$0	$217,884	$4,452	$222,336

(1)	This table includes only directors who received compensation during Fiscal 2022.
(2)

Amounts reflected in this column include the annual retainer fees and committee Chair fees paid in cash to the applicable director during Fiscal 2022. Ms. James and Messrs. Patel and Rovit elected to take all of their retainer in stock in lieu of cash. Mr. Campbell elected to take 30% of the retainer in stock in lieu of cash.

(3)

Amounts in this column represent the aggregate grant date fair value of each award computed in accordance with FASB ASC Topic 718. The value was computed by multiplying the number of shares underlying the stock award by the closing price per share of the Company’s common stock on each grant date (or, as applicable, the last trading date immediately prior to the grant date if the grant date fell on a date when the New York Stock Exchange was closed), which was $97.01 for grants made on December 15, 2021. The directors received the following number of RSUs, which vested on October 1, 2022: Mr. Campbell, 1,528; Ms. Chow, 1,220; Ms. James, 2,392; Mr. Patel, 2,441; Mr. Polistina, 1,416; and Mr. Rovit, 2,246.

(4)

As of September 30, 2022, Mses. Chow and James held 1,220 and 2,392 outstanding unvested RSUs, respectively, and Messrs. Campbell, Patel, Polistina and Rovit held 1,528, 2,441, 1,416 and 2,246 outstanding unvested RSUs, respectively.

(5)	Reflects dividend equivalents paid on RSUs which vested during Fiscal 2022 and which were not factored into the grant date fair value of the RSUs.

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee are Terry L. Polistina (Chair), Sherianne James and Gautam Patel. During Fiscal 2022, none of the members of our Compensation Committee were an officer or employee of the Company. In addition, during Fiscal 2022, none of our executive officers served as a member of the compensation committee of any other entity that has one or more executive officers serving on our Board or our Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based solely upon review of Forms 3, 4 and 5 (and amendments thereto) furnished to us during or in respect of Fiscal 2022 and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were satisfied in a timely manner during Fiscal 2022 with respect to the Company.

AUDIT COMMITTEE REPORT

Our Audit Committee consists of Gautam Patel (Chair), Leslie L. Campbell, Joan Chow, and Hugh R. Rovit. The Audit Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by the Board, which can be viewed on our website, www.spectrumbrands.com, under “Investor Relations–Corporate Governance Documents.”

The Audit Committee Charter adopted by the Board incorporates requirements mandated by the Sarbanes-Oxley Act of 2002 and the NYSE listing standards. All members of the Audit Committee are independent as defined by SEC rules and NYSE listing standards. At least one member of the Audit Committee is an “audit committee financial expert” as defined by SEC rules.

Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and auditing the Company’s internal control over financial reporting and issuing their reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed with management and KPMG LLP the audited financial statements for the fiscal year ended September 30, 2022, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and KPMG LLP’s audit of the Company’s internal control over financial reporting. The Audit Committee also adopted a resolution stating that the Audit Committee must approve on an engagement-by-engagement basis any individual non-audit or tax engagement in any 12-month period. The Audit Committee has pre-approved other specified audit, or audit related services, provided that the fees incurred by KPMG LLP in connection with any individual engagement do not exceed $200,000 in any 12-month period. The Audit Committee has discussed with KPMG LLP the matters that are required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees). In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG LLP their firm’s independence. The Audit Committee concluded that the provision of services by the independent auditors did not impair their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended September 30, 2022 be included in our Annual Report on Form 10-K filed with the SEC for that year. The Audit Committee also recommended to the Board that KPMG LLP be appointed as our independent registered public accounting firm for Fiscal 2023.

The foregoing report is furnished by the Audit Committee of the Board.

AUDIT COMMITTEE

Gautam Patel, Chairman

Leslie L. Campbell

Joan Chow

Hugh R. Rovit

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (the “CD&A”) section summarizes our general philosophy with respect to the compensation of our CEO, CFO and our three most highly paid executive officers in Fiscal 2022 (collectively, our “named executive officers” or “NEOs”). This CD&A provides an overview and analysis of the compensation programs and policies for our NEOs, the material compensation decisions made by our Compensation Committee under such programs and policies and the material factors considered by the Compensation Committee in making those decisions. The discussion below is intended to help you understand the detailed information provided in our executive compensation tables and put that information into context within our overall compensation philosophy.

Fiscal 2022 Named Executive Officers

Our NEOs for Fiscal 2022 are identified in the table below.

David M. Maura	Chief Executive Officer and Executive Chairman
Jeremy W. Smeltser	Executive Vice President and Chief Financial Officer
Ehsan Zargar	Executive Vice President, General Counsel and Corporate Secretary
Randal D. Lewis	Former Executive Vice President and Chief Operating Officer
Rebeckah Long	Former Senior Vice President and Chief Human Resources Officer

In the past eighteen months, faced with an increasingly difficult economic environment, we have taken a number of measures to maintain and expand our revenues and reduce our costs. In connection with those cost reduction efforts, Mr. Lewis and Ms. Long were terminated without cause as our Executive Vice President and Chief Operating Officer and our Senior Vice President and Chief Human Resources Officer, respectively, as further described under “Executive Compensation Tables—Termination and Change in Control Provisions” below, and each ceased to be an employee on December 31, 2022.

Highlights/Executive Summary

Our executive compensation program is designed to link pay for performance, encourage prudent decision-making and create a balanced focus on short-term and long-term performance and value creation. Our executive compensation is heavily weighted toward variable compensation, as described in more detail below, which is central to our philosophy that a significant portion of compensation align with the achievement of performance goals. The three primary components of our executive compensation are base salary, our Management Incentive Program (“MIP”) and our equity based, long-term incentive program (“LTIP”). Our MIP and LTIP include goals tied directly to the performance of the Company.

Since our last Annual Meeting:

•

On June 20, 2023, we closed the sale of our Hardware and Home Improvement business (“HHI”) to ASSA ABLOY for $4.3 billion in cash, prior to customary purchase price adjustments. After taxes, fees, and customary price adjustments, we received approximately $3.6 billion of net proceeds from this sale.

•

We used approximately $1.1 billion of these proceeds to repay in full our outstanding loans under our term loan facility and revolving credit facility, which had outstanding loans in a principal amount of $392 million and $715 million, respectively, as of the time of close of the sale of HHI. We also filed a notice to redeem in full our 5.75% Notes due July 15, 2025, of which approximately $450 million in aggregate principal amount is outstanding, with a redemption date of July 20, 2023.

•

On June 20, 2023, our Board approved a new stock repurchase program, authorizing the purchase of up to $1 billion of our common stock, replacing our prior stock repurchase program. Pursuant to this program, on the same day, we entered into an accelerated share repurchase agreement (the “ASR”) to purchase an aggregate of $500 million of our common stock.

•	At the end of Fiscal 2023, we expect to be at a net cash position after paying down the debt as described above and purchasing the shares under the ASR.

•

With the closing of the sale of HHI, we have made substantial progress in achieving our strategic goal of becoming a faster growing, higher margin, pure play Global Pet Care and Home & Garden company. We continue to plan on ultimately separating our Home & Personal Care business from our remaining businesses in the medium term.

•

We have taken decisive actions in a year where the macro-economic environment has been volatile. We came into the year with strong demand and a constrained supply environment, which resulted in high cost inflation and planned price adjustments implemented throughout the year. Subsequent headwinds were realized with consumer demand declining in the second half of the year due to the easing of global COVID restrictions, the Russia-Ukraine war and increased inflation, leading to high retail customer inventory levels and lower replenishment orders. In response, we have taken a number of actions, including among other things initiating cost reduction actions such as eliminating positions and reducing non-critical spending, and increased actions to drive consumer spending such as discounts and promotions.

•

For Fiscal 2022, we were able to achieve record net sales of $3,133 million, including net sales by our Global Pet Care (“GPC”), Home & Garden (“H&G”) and HPC businesses of $1,175 million, $587 million and $1,370 million, respectively.

•

After completing a number of substantial and transformative changes, we were well-positioned entering Fiscal 2023, notwithstanding the challenges posed by the COVID-19 pandemic, supply chain disruptions, inflation on both our supply chain and customer base and a challenging economic environment. Some of these transformative changes and important accomplishments are summarized below under three broad categories: (i) management team and Board member composition, (ii) corporate governance and (iii) strategic and long-term growth.

•

We continued our transformational changes in corporate governance practices, as demonstrated through increased Board diversity representation on our Board, our implementation of a diversity, equity and inclusion program for employees, and our continued advancement of ESG initiatives.

•

Looking forward to Fiscal 2023 and beyond, we intend to use a portion proceeds from the sale of HHI to invest in our long-term operating performance and free cash flow generating capacity. We will continue to seek opportunities to invest in our employees and talent base, marketing, advertising and innovation of new products and IT infrastructure. Additionally, we will continue to monitor the market for opportunistic, attractive and synergistic M&A opportunities, particularly within our Global Pet Care business. Until deployed, we will invest the remaining HHI sale proceeds in highly rated, liquid depository accounts, time deposits, and money market funds, taking advantage of the investment returns available from the attractive current market rates.

•	These initiatives are a testament to our commitment to deliver value to our stockholders and underscores our view that the Company has significant upside potential.

Management and Board Member Composition

We are very proud of our management team, which includes a top notch, talented and stable leadership team to deliver financial performance and execute our growth strategy.

Our Board believes that the Company and its stakeholders are benefited by a highly skilled board with a significant variety of expertise and experiences and diversity across race, gender and ethnicity. On April 12, 2021, we appointed Joan Chow and Leslie Campbell, each an independent, highly qualified and diverse background candidate, to our Board. These appointments were made in response to shareholder feedback and in furtherance of the Board’s commitment to advancing our Board’s knowledge base and skill set and advancing diversity and gender inclusion. As part of the Company’s shareholder engagement program and its commitment to improved corporate governance, the Board previously adopted a Board Diversity Policy, which is further described on page 30 of this Proxy Statement.

We believe that our senior management team and Board provide a skillset that aligns with our going forward operating model and business strategy and has contributed to the success we had in Fiscal 2022 and that we envision in upcoming years.

We have also advanced our aim of promoting diversity and are proud that over one-half of our board members come from diverse backgrounds, over one-quarter of our Board is composed of female members and our five NEOs for Fiscal 2022 include a woman and an executive from a diverse background.

Corporate Governance Best Practices

We are proud that our corporate governance practices are regularly updated to reflect best practices, such as appointing a lead independent director, increasing diversity among our Board and executive team, declassifying our Board (which is underway and will be fully completed by our 2024 annual stockholders meeting), appointing independent directors as a majority of the Board, having fully independent Audit, Compensation and NCG committees of the Board and having an independent compensation consultant. We have also adopted or strengthened a number of our corporate governance policies, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics for directors, officers and employees, Code of Ethics for the Principal Executive and Senior Financial Officers, Director Resignation Policy, our related person transaction policy, our anti-hedging policy, our anti-pledging policy and our stock ownership policy.

We have also continued our efforts to promote our ESG initiatives by adopting a number of new policies and procedures, including adopting a new Global ESG Governance Policy and Global Energy and Greenhouse Gas Policy and further strengthening our Environmental Policy and Human Rights Policy. See “Directors, Executive Officers and Corporate Governance-Corporate Governance-Our Practices and Policies”.

Strategy and Long-Term Growth

The focus of our strategic goals are:

•	Investing internally for organic growth, which generates our highest return on investment;

•	Strengthening our brands through consumer insights, research and development, innovation and advertising and marketing to drive vitality and profitable organic growth;

•	Returning capital to our shareholders via dividends and opportunistic share repurchases; and

•	Disciplined M&A activity as we pursue accretive strategic acquisitions that are synergistic or help drive additional value creation.

While the impacts of COVID-19 and supply chain disruptions over the past two years are creating extreme volatility in the year-over-year and quarter-to-quarter comparisons of our businesses, overall we believe that consumer demand remains positive in our categories and the strong performance of our brands continues to drive growth.

Continued Focus on Executive Compensation Practices

Our compensation program has continued to evolve since the HRG Merger as our Compensation Committee has considered practices for our Company, business and market at different times, resulting in what it considers best practices described below.

Our CEO continues to retain outstanding stock options that were granted to him by HRG Legacy during the time he was an employee of HRG Legacy. These options became Company options as a result of the HRG Merger, but were not granted for service to Spectrum Brands and were granted by a different Board and Compensation Committee to obtain a different set of business objectives prior to the HRG Merger. These options are further described in “Executive Compensation Tables—Outstanding Equity Awards at the End of Fiscal 2022”. These options will expire if not exercised prior to the expiration date. Accordingly, Mr. Maura exercised some of his HRG Legacy options in Fiscal 2021 and may exercise his remaining HRG Legacy options in the future. As a result of this exercise, some of the value that Mr. Maura received in Fiscal 2021, and may realize in the future, does not reflect the decisions our Compensation Committee has made since the HRG Merger and more recently as we continue to review and consider appropriate types and amounts of compensation.

During fiscal 2022, particular considerations include:

•

Reasonable CEO Pay. Our CEO’s total compensation has decreased, as shown in the Summary Compensation Table below. In particular, the grant date value of his equity awards for 2022 was lower than in 2021 and significantly lower than in 2020, which reflected an earlier award made during the transition of our compensation practices from a “controlled company” majority owned by HRG to a fully independent company with appropriately suited long-term compensation practices.

•

Although our CEO’s equity award grant date value for fiscal 2022 (at target) was approximately $5.1 million based on the December 15, 2021 closing price of $97.01 per share, the current value of the award (at target) based on our June 30, 2023 closing price of $78.05 per share would be approximately $4.1 million.

•	Most of the value of the equity award remains subject to achieving the performance criteria over a three-year period described below.

•	No portion of the Fiscal 2022 LTIP award (the RSUs or PSUs) is eligible for vesting until December 2024.

•	No Cash Bonuses. We did not pay cash bonuses under our MIP to any of our NEOs because we did not meet the minimum pre-set performance levels.

•

Connection to Business Efforts. The decrease in CEO compensation and lack of MIP payouts partly reflected the challenges we encountered in a difficult economic environment for our Company, which were exacerbated by delays caused by the challenge of the Department of Justice to the completion of the sale of HHI. Although the sale allowed us to ultimately realize $4.3 billion (prior to adjustments), unlocking substantial value to our shareholders, the delay to closing compelled us to operate under the covenants of the transaction agreement and our debt instruments and modified our uses of working capital, which limited our operating flexibility and impacted our short-term results.

•

Reduced Executive Group and Board. As a result of our efforts to consolidate, reduce costs and increase efficiency, we substantially reduced company headcount, including terminating two of our executive officers without cause, resulting in severance payments only as required by their pre-existing agreements, as further described below. We also reduced the size of our Board from eight members down to seven members.

•

Responsiveness to Shareholders. As described below, we engage with our shareholders and periodically make responsive changes to our executive compensation program where aligned with our business objectives. For example, for fiscal 2023, we have further modified our performance metrics under our MIP so that there is only one remaining overlapping performance metric between our MIP and our PSUs, which we believe remains appropriate because Adjusted EBITDA is such an important financial metric, the MIP measures one-year results while the PSUs measure three-year results, and we believe our shareholders also benefit by the focus on this metric.

Fiscal 2022 Executive Compensation Overview

Our Fiscal 2022 executive compensation program includes base salary, annual bonus (MIP) and the LTIP program. We believe that our executive compensation program is in-line with our peers, and the components are designed after taking into account feedback from shareholders, based on our robust outreach efforts. During Fiscal 2022, our NEOs’ base salaries and annual bonus targets remained the same as in Fiscal 2021, other than for Mr. Smeltser and Ms. Long whose annual base salaries (along with LTIP amounts) were increased for Fiscal 2022. Mr. Smeltser’s increase was to align to the median of the Company’s peer group. Ms. Long’s increase was in connection with a merit-based promotion and increased responsibility.

Our Compensation Governance Best Practices

We have adopted significant policies with respect to our executive compensation programs, which help to further align our executives’ interests with those of our shareholders.

What We Do

✓  We maintain an independent Compensation Committee with an ongoing review of our compensation philosophy and practices.

✓  We consider the voting results of our annual advisory vote on executive compensation, and in the most recent annual advisory vote, we received broad support in favor of our compensation practices.

✓  We continue to engage in robust shareholder outreach to understand shareholder feedback and input on a variety of matters, including business strategy, compensation programs and corporate governance.

✓  We annually assess our compensation program and have determined that the risks associated with our compensation policies are not reasonably likely to result in a material adverse effect on the Company and its subsidiaries taken as a whole.

✓  We maintain our robust compensation alignment policies through share ownership and share retention policies, including our (i) stock ownership guidelines that require significant stock ownership and our directors, NEOs and

✓  We set robust incentive targets and strongly align pay and performance by placing 87.9% of our CEO’s ongoing compensation opportunity and 78.7% (on average) of our other current NEOs’ ongoing compensation opportunities at risk and earned on the basis of Company performance.

✓  We have a robust clawback policy that requires forfeiture or recoupment upon an accounting or financial restatement or certain other acts resulting in financial loss, reputation damage or other similar adverse impacts to the Company, as described in greater detail under the section titled “Compensation Clawback Policy.”

✓  For new employment agreements entered into during Fiscal 2019 and thereafter, we have provided that upon termination of employment any performance-based awards are forfeited.

✓  70% of our equity-based awards and 74% to 79% of our regular incentive compensation are based on achievement of performance. The remainder is time-based equity that is still subject to market risk.

What We Do

other Covered Officers to retain 50% of the net after-tax portion of their shares ; (ii) robust anti-hedging policy; and (iii) robust anti-pledging policy.

✓  We provide reasonable post-employment provisions and have post-employment restrictive and executive cooperation covenants.

✓  We assess the risk-reward balance of our compensation programs in order to mitigate undue risks in our programs.

✓  We cap annual cash and equity incentive payments for NEOs.

✓  We adhere to an equity burn rate consistent with corporate governance best practices.

✓  We include “double-trigger” change in control provisions in our equity grants.

✓  We continued to differentiate the performance metrics of our short-term and long-term bonus programs. Starting in Fiscal 2023, our MIP has three equally-weighted performance metrics (Adjusted EBITDA, Net Sales and Adjusted Average Inventory Turns) and our LTIP has three equally-weighted performance metrics (Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Return on Equity).

X   We do not provide any gross-ups for golden parachutes or upon a change-in-control.

X   We do not make loans to executive officers or directors.

X   We do not allow our NEOs to purchase stock of the Company on margin, enter into short sales or buy or sell derivatives in respect of securities of the Company.

X   We do not provide immediate vesting on equity based awards and have committed to one-year minimum vesting requirement for all awards granted under the Spectrum Brands Holdings, Inc. 2020 Omnibus Equity Plan, subject to limited exceptions.

X   We do not grant discounted options and we do not reprice stock options without shareholder approval.

X   We do not provide for accelerated vesting of equity upon retirement for our NEOs.

X   We do not provide for single-trigger vesting of equity.

X   We do not provide excessive perquisites, and our NEOs do not participate in defined benefit pension plans or nonqualified deferred compensation plans.

X   We do not guarantee minimum bonuses to our NEOs.

X   We do not pay any dividends on unearned and unvested equity awards, unless and until earned and vested. Our 2020 Omnibus Equity Plan further enhanced this practice by explicitly prohibiting the payment of dividends on unvested equity awards.

X   We do not reprice options.

Shareholder Engagement

Our Board and management take their management oversight responsibilities seriously. Our key values are predicated on strong and effective governance, independent thought and decision-making and a commitment to driving shareholder value. We received support from our shareholders with a vote of approximately 82% in favor of our executive compensation at our 2022 Annual Meeting.

We engage our shareholders throughout the year to:

•	Provide visibility and transparency into our business, our performance and our corporate governance, ESG and compensation practices, and our strategic plans;

•	Discuss with our shareholders the issues that are important to them, hear their expectations for us and share our views; and

•	Assess emerging issues that may affect our business or strategic plans, inform our decision making, enhance our corporate disclosures and help shape our practices.

We highly value the input of our shareholders and take their input into account as we design our programs. What we learn through our ongoing shareholder engagement is regularly shared with our Board and incorporated into our disclosures, plans and practices, as deemed appropriate.

We are committed to robust shareholder engagement, which has been an embedded part of our investor relations and governance programs for many years. We maintain a consistent and proactive approach to communicating with our shareholders, including quarterly earnings calls, regular conversations by our investor relations personnel and executive management team, holding non-deal road shows and participating in both equity and debt conferences on a regular basis.

In addition, each year during proxy season we take the following actions:

•

We engage the proxy solicitation firm, Okapi Partners, to (i) assist in a robust shareholder outreach process to discuss our go-forward strategies and (ii) facilitate the opportunity for shareholders to individually and directly engage with certain members of management.

•	We engage in discussions with major proxy advisory firms, as necessary, to understand their perspectives on our compensation programs and best practices generally in executive compensation programs.

•	We reach out to our top shareholders to discuss and engage in dialogue with our shareholders with respect to our Company, including our corporate governance and compensation practices.

We continue to engage in rigorous shareholder outreach and do so to understand shareholder views and input on a variety of matters.

Compensation Overview and Philosophy

Our compensation programs are administered by our Compensation Committee. In Fiscal 2022, these programs were based on our “pay-for-performance” philosophy in which variable compensation represents a majority of an executive’s potential compensation. The variable incentive compensation programs continued our focus on the Company-wide goals of increasing growth and earnings, maximizing free cash flow generation and building for superior long-term shareholder returns. Each year, the Compensation Committee and the Company, along with the assistance of an independent compensation consultant, go through a thoughtful process to review risks and opportunities applicable to the Company.

In establishing our compensation programs for Fiscal 2022, our Compensation Committee continued to partner with WTW as independent compensation consultant and evaluated the compensation programs with reference to a peer group of 14 companies, as outlined in the section below, “Role of Committee-Retained Consultants.”

Background on Compensation Considerations

Our Compensation Committee pursued several objectives in determining our executive compensation programs for Fiscal 2022:

•	To attract and retain highly qualified executives for the Company and in each of our business segments.

•	To align the compensation paid to our executives with our overall corporate business strategies while leaving the flexibility necessary to respond to changing business priorities and circumstances.

•	To align the interests of our executives with those of our shareholders and to reward our executives when they perform in a manner that creates value for our shareholders.

In order to pursue these objectives, our Compensation Committee:

•	Considered the advice of WTW on executive compensation issues and program design, including advice on the corporate compensation program as it compared to our peer group companies.

•	Conducted an annual review of total compensation for each NEO, including the compensation and benefit values offered to each executive and other compensation factors.

•	Consulted with our CEO and other members of senior management with regard to compensation matters and met in executive session without management to evaluate management’s input.

•	Solicited comments and concurrence from other Board members regarding its recommendations and actions.

•	Considered the feedback of our shareholders and the Say on Pay vote results.

Philosophy on Performance-Based Compensation

Our Fiscal 2022 executive compensation programs were designed so that, at target levels of performance, a significant portion of the value of each NEO’s annual compensation (which varies by individual) would be based on the achievement of Company-wide Fiscal 2022 performance objectives. In approving these programs, our Compensation Committee concluded that a combination of annual fixed base pay and incentive-based pay provided our NEOs with an appropriate mix of cash compensation and equity-based compensation.

For Fiscal 2022, the percentage of ongoing target annual compensation that was at-risk (that is, variable cash compensation and equity awards) for our CEO was 87.9% and for the other current NEOs was 78.7% as a group. The chart below sets forth the percentage of target compensation that was fixed compared to at-risk for the CEO and the other current NEOs as a group.

To highlight the alignment of the incentive plans with shareholder interests, our ongoing annual and long-term incentive programs (whether equity or cash-based) in Fiscal 2022 were predominantly performance-based with (i) our MIP being 100% performance-based and (ii) the three-year LTIP being 70% performance-based.

Our pay-for-performance philosophy is shown by the fact that no payments under the MIP were made for Fiscal 2022 performance, and that our Fiscal 2020 LTIP PSUs (which were based on three-year performance from Fiscal 2020-2022) paid out below target, each as shown below.

Only our base salaries and 30% of our three-year LTIP grants do not vary based on our NEOs’ performance. For each of our NEOs, these non-performance-based amounts are set forth in agreements with the executives as described in “—Executive Compensation Tables—Termination and Change in Control Provisions—Executive-Specific Provisions regarding Employment, Termination and Change in Control—Agreements with NEOs,” and are subject to annual review and potential increase by our Compensation Committee.

All components of our NEOs compensation are determined by our Compensation Committee considering the executive’s performance, current market conditions, the Company’s financial condition at the time such compensation levels are determined, compensation levels for similarly situated executives with other companies, experience level and the duties and responsibilities of such executive’s position.

Our Compensation Decision Making Process

Our Compensation Committee engages in a robust process in making compensation decisions. In Fiscal 2022, our Compensation Committee retained WTW as its independent consultant to assist in formulating and evaluating executive and director compensation programs.

In addition, our Compensation Committee consulted with our CEO regarding the Company’s compensation plans and performance targets, however, our CEO did not participate in any discussions with respect to his own compensation. From time to time, our Compensation Committee also consulted with other senior executives of our Company and outside counsel.

WTW provided advice on the executive compensation implications of changes to our business (including our Global Productivity Improvement Plan, demand and supply interruptions), our corporate governance and compensation structure and the philosophy of our executive compensation plans. During Fiscal 2022, our Compensation Committee periodically requested WTW to:

•	Provide comparative market data for our peer group and other groups on request, with respect to compensation matters.

•

Analyze our compensation and benefit programs relative to our peer group, including our mix of performance-based compensation, non-variable compensation and the retentive features of our compensation plans in light of the Company’s strategies and prospects.

•

Review the plan designs, including the performance metrics selected, for our various incentive plans and make recommendations to our Compensation Committee on appropriate plan designs to support the overall corporate strategic objectives.

•	Advise our Compensation Committee on compensation matters and management proposals with respect to compensation matters.

•	Assist in the preparation of our Compensation Discussion and Analysis disclosure and related matters.

•	On request, participate in meetings of our Compensation Committee.

In order to encourage an independent viewpoint, our Compensation Committee and its members (i) had access to WTW at any time without management present and (ii) consulted from time to time with each other, other non-management members of our Board and WTW without management present.

WTW, with input from management and our Compensation Committee, developed a peer group of companies based on a variety of criteria, including type of business, revenue, assets and market capitalization. The composition of this peer group is reviewed annually and, if appropriate, revised, based on changes in business orientation of peer group companies, changes in financial size or performance of the Company and the peer group companies and any mergers, acquisitions, spin-offs or bankruptcies of the companies in the peer group or changes at our Company. WTW reviewed this peer group and confirmed that there were no changes for Fiscal 2022. The peer group utilized consisted of the following 14 companies:

✓ Central Garden and Pet Company	✓ Fortune Brands Home & Security, Inc.	✓ Newell Brands, Inc.

✓ Church & Dwight Co., Inc.	✓ Hanesbrands, Inc.	✓ Nu Skin Enterprises, Inc.

✓ The Clorox Company	✓ Hasbro, Inc.	✓ The Scotts Miracle-Gro Company

✓ Edgewell Personal Care Company	✓ Helen of Troy Limited	✓ Tupperware Brands Corporation

✓ Energizer Holdings, Inc.	✓ Mattel, Inc.

Our Compensation Committee reviews market data as part of assessing the appropriateness and reasonableness of our compensation levels and mix of pay. Although our Compensation Committee does not target a particular range for total compensation as compared to our peer group, it does take this information into account when establishing our compensation programs.

In accordance with SEC rules, our Compensation Committee considered the independence of WTW including an assessment of the following factors: (i) other services provided to the Company by each consultant, (ii) fees paid by the Company as a percentage of the consulting firm’s total revenue, (iii) policies or procedures maintained by WTW that are designed to prevent conflicts of interest, (iv) any business or personal relationships between the individual consultants involved in the engagement and any member of our Compensation Committee, (v) any Company stock owned by individual consultants involved in the engagement and (vi) any business or personal relationships between our executive officers and the consultants or the individual consultants involved in the engagement. Our Compensation Committee has concluded that no conflicts of interest prevented WTW from independently advising our Compensation Committee during Fiscal 2022. WTW received $116,054 for executive and director compensation consulting in Fiscal 2022. WTW also provided consulting services relating to our health and benefit plans during Fiscal 2022, for which it received approximately $138,644. In addition, pursuant a contract between Tristar and an affiliate of WTW, which was in place prior to our acquisition of that business, the Tristar business paid the affiliate of WTW fees of approximately $119,548. The Compensation Committee reviews additional services when considering the potential effects on WTW’s independence.

Compensation Elements

In Fiscal 2022, the compensation for our NEOs primarily consisted of the components set forth below. In determining the compensation package for each NEO or in making any subsequent changes, our Compensation Committee considers the market conditions at the time such compensation levels were determined, the Company’s financial condition at the time such compensation levels were determined, compensation levels for similarly situated executives at other companies, experience level and the duties and responsibilities of such executive’s position.

Base Salary

Purpose:	• Forms basis for competitive compensation package, which may be increased from time to time.
Operation:	• Base salary reflects competitive market conditions, individual performance and internal parity
Performance Measures:

•  Performance of the individual is considered by the Compensation Committee, which is advised by its independent compensation consultant, when setting and reviewing base salary levels and continued employment

MIP Bonus

Purpose:	• Motivate achievement of strategic priorities relating to key annual financial metrics
Operation:

•  Target bonus opportunities are determined by competitive market practices and internal parity

•  Actual bonus payouts, which can range from 0-250% of target for the CEO and 0-200% of target for our other NEOs, are determined based on performance

•  No bonus is paid if the relevant performance metrics are not achieved

Performance Measures:

•  One-year incentive awards focusing on achieving annual operating plans

•  For Fiscal 2022, based on equally weighted Adjusted EBITDA, Adjusted Free Cash Flow and Net Sales, and the achievement of the goals of each metric is determined and earned independently of one another

•  Each award is entirely (100%) performance-based based on achievement of financial metrics established at the beginning of the performance period

LTIP: RSUs and PSUs

Purpose:

•  Align compensation with key drivers of the business and encourage achievement of significant and sustained improvements in performance and strategic initiatives over the long term

•  Encourage focus on long-term shareholder value creation

Operation:

•  Target opportunities are determined by competitive market practices and internal parity

•  Actual payouts on the 70% performance-based component (PSUs) can range from 0-125% of target for all executives

•  No PSUs to become vested if relevant performance metrics are not achieved

•  The remaining 30% time-based component (RSUs) of the award is not variable in terms of the number of shares eligible for vesting

•  The 2022 LTIP grants have one vesting date after three years

•  Pursuant to LTIP grant awards, our NEOs are required to hold 50% of the net after-tax shares they receive for at least one year following vesting of each grant

•  In addition, our NEOs and all other officers at the Vice President level or higher, are subject to the share ownership and retention guidelines discussed above (see “Directors, Executive Officers and Corporate Governance-Corporate Governance-Our Practices and Policies-Stock Ownership Guidelines”)

Performance Measures:

•  Long-term incentive awards focusing on cumulative performance over three-year period ending Fiscal 2024, which are granted in the form of performance-based PSUs (70% of award) and time-based RSUs (30% of award)

•  For Fiscal 2022, based on equally weighted Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Return on Equity, and the achievement of the goals of each metric is determined and earned independently of one another

•  The vast majority (70%) of each of LTIP award is performance-based determined based on achievement of financial metrics established at the beginning of the performance period. No performance-based PSUs are paid if the relevant performance metrics are not achieved

•  The relatively small time-based component of these awards as part of our overall compensation mix is believed to serve as an important long-term retention and risk mitigation feature, while the value to the executive still varies depending on our stock price performance

Each performance measure for our Fiscal 2022 MIP and LTIP awards is defined as follows:

For MIP and LTIP, “Adjusted EBITDA” means net earnings before interest, taxes, depreciation and amortization, but excluding restructuring, acquisition and integration charges and other one-time charges. The result of the formula in the preceding sentence is then adjusted by the Compensation Committee in good faith so as to negate the effects of any dispositions; provided, however, that Adjusted EBITDA resulting from businesses or products lines acquired (in Board approved transactions) during the applicable fiscal year will, to the extent reasonably and in good faith determined by the Compensation Committee to be appropriate, be included in the calculation from the date of acquisition.

For MIP and LTIP, “Adjusted Free Cash Flow” means Adjusted EBITDA, plus or minus changes in current and long-term assets and liabilities, less cash payments for taxes, restructuring and interest. Any reductions in Adjusted Free Cash Flow resulting from transaction costs or financing fees incurred in connection with any Board approved acquisition or refinancing (in each case during the applicable fiscal year) are added back to Adjusted Free Cash Flow, subject to the approval of the Compensation Committee, reasonably and in good faith. The result of the formula in the preceding sentences is then adjusted by the Compensation Committee reasonably and in good faith so as to negate the effects of any dispositions; provided, however, that Adjusted Free Cash Flow resulting from businesses or products lines acquired (in Board approved transactions) during the fiscal year will, to the extent reasonably and in good faith determined by the Compensation Committee to be appropriate, be included in the calculation from the date of acquisition.

For MIP, “Net Sales” means the amount of revenue generated less returns, cash discounts, trade rebates and other spend or consumer offers that result in a reduction of revenue in accordance with generally accepted accounting principles in the U.S. GAAP. Net Sales achievement will be net of FX currency translation impact (e.g. achievement will exclude positive or negative impact(s) as a result of converting local currency sales into U.S. dollars), will include amounts in the annual operating plan relating to acquisitions completed in the prior year and will exclude amounts from acquisitions completed in the current year.

For LTIP, “Adjusted Return on Average Equity” means three-year cumulative Adjusted Net Income (Adjusted EBITDA less interest, taxes, depreciation and amortization) divided by the sum of fiscal 2022, 2023 and 2024 year average total equity, excluding gain or loss on sale of one or more segments.

Fiscal 2022 Compensation Component Pay-Outs

Base Salary

The annual base salaries at the end of Fiscal 2022 for our NEOs are set forth below:

Named Executive*	Annual Base Salary at the end of Fiscal 2022
David M. Maura	$ 900,000
Jeremy W. Smeltser	$ 550,000
Ehsan Zargar	$ 400,000
Randal D. Lewis	$ 550,000
Rebeckah Long	$ 360,000

* David M. Maura, our current Chief Executive Officer and Executive Chairman of our Board; Jeremy W. Smeltser, our current Executive Vice President and Chief Financial Officer; Ehsan

Zargar, our current Executive Vice President, General Counsel and Corporate Secretary; Randal D. Lewis, our former Executive Vice President and Chief Operating Officer; and Rebeckah Long, our former Senior Vice President and Chief Human Resources Officer.

Management Incentive Plan

For Fiscal 2022, our MIP award levels achievable at target for each participating NEO were as follows:

Named Executive	MIP Target as % of Annual Base Salary
David M. Maura	125	%
Jeremy W. Smeltser	80	%
Ehsan Zargar	60	%
Randal D. Lewis	90	%
Rebeckah Long	60	%

The performance metrics for each of our NEOs were equal to those established for the Company as a whole. The maximum MIP bonus payable is 250% of target for Mr. Maura and 200% for our other NEOs. Our Compensation Committee established the following equally weighted performance metrics for our MIP for Fiscal 2022:

•	33.3% Adjusted EBITDA;

•	33.3% Adjusted Free Cash Flow (which was replaced with Adjusted Average Inventory Turns for Fiscal 2023); and

•	33.3% Net Sales

The table below shows the applicable levels of performance required to achieve threshold, target and maximum payouts for each of the three MIP performance metrics in Fiscal 2022. The table below also shows actual payouts under our MIP program. As shown in the table below, there was no MIP payment for Fiscal 2022 because the required performance thresholds were not achieved.

Performance Required to Achieve Bonus % as Indicated ($ in millions)
Performance Metric	Weight (% of Target Bonus)	Threshold (0%)	Target (100%)	Maximum (200%) (1)	Calculated 2022 Payout (% of Target Bonus)
Adjusted EBITDA	33.3%	$364.50	$405.00	$445.50	0%
Adjusted Free Cash Flow	33.3%	$67.50	$75.00	$82.50	0%
Net Sales	33.3%	$3,099.00	$3,262.10	$3,425.20	0%

(1)

Mr. Maura is eligible to receive a maximum MIP equal to 250% of target if we achieve Adjusted EBITDA, Adjusted Free Cash Flow and Net Sales of $465.721 million, $86.25 million and $3,506.807 million, respectively. As shown in the table, there was no MIP payment for Fiscal 2022 because the required performance thresholds were not achieved.

Long Term Incentive Plan

Fiscal 2022 LTIP Grants. Our Fiscal 2022 LTIP grants cover service and cumulative performance over the three-year period commencing October 1, 2021 and ending September 30, 2024. Of the total grant, 70% is in the form of PSUs and will vest based on the achievement of cumulative Adjusted EBITDA, cumulative Adjusted Free Cash Flow and Adjusted Return on Equity over the three-year period. The remaining 30% is in the form of RSUs, which will vest based on continued service shortly following the end of such three-year period. In addition, with respect to the PSU component of the LTIP, there is an opportunity to earn additional PSUs if superior performance is achieved (subject to a cap of 125% of the target PSUs).

The chart below sets forth the number of PSUs and RSUs each NEO was granted in Fiscal 2022 pursuant to the LTIP.

Name	70% Performance- Based (at Target)	30% Time-Based	Potential Upside Performance- Based
David M. Maura	36,907	15,817	9,227
Jeremy W. Smeltser	8,065	3,456	2,016
Ehsan Zargar	10,935	4,687	2,734
Randal D. Lewis	15,036	6,444	3,759
Rebeckah Long	3,349	1,435	837

The table below shows the three performance metrics for our NEOs and the applicable levels of performance required to achieve threshold, target and maximum vesting of PSUs.

Performance Measure (in $ millions)	Threshold (0% of PSUs vest)	Target (100% of PSUs vest)	Maximum (125% of PSUs vest)
Adjusted EBITDA	$1,215.0	$1,269.6	$1,283.5
Adjusted Free Cash Flow	$224.6	$405.1	$421.1
Adjusted Return on Equity	10.80%	12.00%	12.30%

Actual Payout of Fiscal 2020 PSUs. The PSUs granted in Fiscal 2020 were subject to performance over the three-year period that ended September 30, 2022, as shown in detail in our prior disclosure. The performance metrics were Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Return on Equity. Our performance over this three-year period resulted in a payout of approximately 83.3% of the target PSUs granted in Fiscal 2020, as reflected in the following table.

Name	Actual 2020 LTIP PSUs Earned and Vested	2020 LTIP PSUs Forfeited (from Target Grant Level)
David M. Maura	50,575	10,118
Jeremy W. Smeltser	9,366	1,874
Ehsan Zargar	14,985	2,998
Randal D. Lewis	20,605	4,122
Rebeckah Long	3,278	656

Deferral and Post-Termination Benefits

Retirement Benefits. Our Company maintains a 401(k) plan for our employees, including our NEOs.

Supplemental Executive Life Insurance Program. During Fiscal 2022, each of Messrs. Maura, Smeltser, Zargar and Lewis participated in a program pursuant to which the Company, on behalf of each participant, made an annual contribution on October 1 equal to up to 15% of such participant’s base salary as of that date into a Company-owned executive life insurance policy for such participant. The investment options for each such policy are selected by the insurance provider.

Post-Termination Benefits. As described below, the Company had entered into agreements with our NEOs which govern, among other things, post-termination benefits payable to each such NEO should his or her employment with the Company terminate. In each case, the receipt of post-termination benefits is subject to the NEO’s execution of a waiver and release agreement in favor of the Company and continued compliance with post-employment restrictive covenants and other executive cooperation.

Perquisites and Benefits

The Company provides certain limited perquisites and other benefits to certain executives, including our NEOs. Among these benefits are financial and tax planning services, car allowances or leased car programs, executive medical exams and executive life and disability insurance. Mr. Maura has voluntarily agreed to cease receiving any benefits for financial or tax planning services and his automobile allowance. Similarly, we do not provide gross-ups for our other NEOs.

Important Compensation Policies and Guidelines

Timing and Pricing of Stock-Based Grants

The Company provides stock, restricted stock, RSUs and PSUs as part of the compensation program made available to directors, NEOs and other employees. With respect to annual or special grants of stock or restricted stock, these are generally made on the date or as soon as practicable following the date on which such grants are approved by our Compensation Committee or our Board, or, if the award dictated a subsequent date or the achievement of a particular event prior to grant, as soon as practicable after such subsequent date or achievement of such event. The granting of stock, to the extent granted by the Company, will generally be granted on the second business day following the public dissemination of the Company’s financial results or such other date as determined by the Company’s General Counsel, using that day’s NYSE adjusted market close price to convert to a round number of shares.

The Company did not grant stock options to its employees during Fiscal 2022 and does not anticipate that it will use options as part of its compensation program going forward.

Impact of Tax and Accounting Considerations

The overriding consideration when evaluating the pay level or design component of any portion of our executives’ compensation is the effectiveness of the pay component and the shareholder value that management and the Compensation Committee believe the pay component reinforces. In structuring the compensation for our NEOs, our Compensation Committee will review a variety of factors which may include the deductibility of such compensation under Section 162(m) of the Internal Revenue Code, to the extent applicable. However, this is not the driving or most influential factor, and the Compensation Committee has approved in the past and specifically reserves the right to pay or approve nondeductible compensation currently and in the future.

Executive Compensation Tables

The following tables and footnotes show the compensation earned for service in all capacities during Fiscal 2022, Fiscal 2021 and Fiscal 2020 by our NEOs. We refer you to the “Compensation Discussion and Analysis” and the “Termination and Change in Control Provisions” sections of this report as well as the corresponding footnotes to the tables for material factors necessary for an understanding of the compensation detailed in the tables entitled “Summary Compensation Table,” “All Other Compensation Table for Fiscal 2022” and “Grants of Plan-Based Awards Table for Fiscal 2022.”

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
David M. Maura	2022	$ 900,000	$ 0	$ 5,114,755	$0	$800,927	$6,815,682
Executive Chairman and Chief Executive Officer	2021	$ 900,000	$ 0	$ 5,399,980	$1,941,300	$365,045	$8,606,325
	2020	$ 900,000	$ 0	$ 8,411,326	$1,442,813	$194,219	$10,948,358

Jeremy W. Smeltser	2022	$ 550,000	$ 0	$ 1,117,652	$0	$185,696	$1,853,348
Executive Vice President and Chief Financial Officer	2021	$ 500,000	$ 0	$ 1,000,001	$640,000	$203,184	$2,343,185
	2020	$ 500,000	$ 0	$ 1,000,030	$513,000	$136,699	$2,149,729

Ehsan Zargar	2022	$ 400,000	$ 0	$ 1,515,490	$0	$332,008	$2,247,498
Executive Vice President, General Counsel and Corporate Secretary	2021	$ 400,000	$ 0	$ 1,600,028	$384,000	$229,191	$2,613,219
	2020	$ 400,000	$ 0	$ 2,881,385	$307,800	$156,598	$3,745,783

Randal D. Lewis(1)	2022	$ 550,000	$ 0	$ 2,083,775	$0	$347,585	$2,981,360
Former Executive Vice President and Chief Operating Officer	2021	$ 550,000	$ 0	$ 2,199,989	$792,000	$231,422	$3,773,411
	2020	$ 550,000	$ 0	$ 3,161,022	$634,838	$173,120	$4,518,980

Rebeckah Long(1)	2022	$ 360,000	$ 0	$ 464,096	$0	$53,376	$877,472

Name and Principal Position	Year	Salary	Bonus	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Former Senior Vice President and Chief Human Resources Officer	2021	$ 300,000	$ 0	$ 349,978	$458,000	$22,998	$1,130,976
	2020	$ 300,000	$ 0	$ 382,050	$230,850	$21,326	$934,226

(1)

On August 30, 2022, Mr. Lewis and Ms. Long were terminated without cause as our Executive Vice President and Chief Operating Officer and our Senior Vice President and Chief Human Resources Officer and ceased to be an employee on December 31, 2022. As further described under “Executive Compensation Tables—Termination and Change in Control Provisions” below, following their departure (and subject to compliance with covenants), they became eligible to receive the separation benefits to which they were entitled under their pre-existing agreements (other than certain awards forfeited by Mr. Lewis). Because they did not become entitled to these separation benefits during fiscal 2022, they are not included in this Summary Compensation Table.

(2)

This column reflects the aggregate grant date fair value of the awards computed in accordance with ASC Topic 718 (for a discussion of the relevant ASC 718 valuation assumptions, see Note 2, Significant Accounting Policies and Practices, of the Notes to Consolidated Financial Statements, included in our Annual Report on Form 10-K for Fiscal 2022). For Fiscal 2022, this column reflects grants under the LTIP, including the grant date fair value of PSUs assuming target performance. If the maximum possible performance under the LTIP was used to determine the grant date value of the PSU portion of the 2022 LTIP, the value reported in this column for 2022 would have been as follows: Mr. Maura ($6,009,842); Mr. Smeltser ($1,313,249); Mr. Zargar ($1,780,691); Mr. Lewis ($2,448,435); and Ms. Long ($545,317). At the lowest level of performance, the PSUs are forfeited. The amounts shown in this column do not reflect the actual payout. For further information regarding LTIP grants, see “Compensation Discussion and Analysis-Fiscal 2022 Compensation Component Pay-Outs-Long-Term Incentive Plan” and the table entitled “Grants of Plan-Based Awards Table for Fiscal 2022” and its accompanying footnotes.

(3)

This column generally represents cash amounts that can be earned under the Company’s MIP program for performance during the applicable year. As presented in the table, there was no MIP payment for fiscal 2022 because the required performance thresholds were not achieved. For additional detail on the 2022 MIP and the determination of the awards thereunder, please refer to the discussion under the heading “Compensation Discussion and Analysis-Fiscal 2022 Compensation Component Pay-Outs-Management Incentive Plan” and the table entitled “Grants of Plan-Based Awards Table for Fiscal 2022” and its accompanying footnotes.

(4)	Please see the following table for the details of the amounts that comprise the All Other Compensation column.

All Other Compensation Table for Fiscal 2022

Name	Financial Planning Services Provided to Executive (2)	Life Insurance Premiums Paid on Executives Behalf (3)	Car Allowance/ Personal Use of Company Car (4)	Company Contributions to Executive’s Qualified Retirement Plan (5)	Company Contributions to Executive’s Supplemental Life Insurance Policy (6)	Dividends (7)	Other (8)	Total
David M. Maura (1)	$0	$6,095	$0	$12,200	$75,606	$707,026	$0	$800,927
Jeremy W. Smeltser	$20,000	$2,914	$21,955	$5,923	$75,000	$0	$59,904	$185,696
Ehsan Zargar	$20,000	$1,962	$28,861	$11,692	$60,000	$209,493	$0	$332,008
Randal D. Lewis	$20,000	$7,503	$28,881	$12,302	$82,500	$196,399	$0	$347,585
Rebeckah Long	$0	$1,166	$12,000	$7,480	$0	$32,730	$0	$53,376

(1)	Mr. Maura voluntarily eliminated his financial planning and car allowance payments beginning in Fiscal 2020.
(2)

For Fiscal 2022, the Company provided an allowance for expenses related to financial planning and tax preparation services in an amount of $20,000 (paid in March 2022) to Messrs. Smeltser, Zargar and Lewis.

(3)

The amount represents the life insurance premium paid for Fiscal 2022. The Company provides life insurance coverage equal to three times (two times, for Ms. Long) base salary for each executive officer.

(4)

The Company sponsors a leased car or car allowance program. Under the leased car program, costs associated with using a vehicle are provided, which also include maintenance, insurance and license and registration. Under the car allowance program, the executive receives a fixed monthly allowance. As noted above, beginning with Fiscal 2020, Mr. Maura has given up his car allowance.

(5)	Represents amounts contributed under the Company-sponsored 401(k) retirement plan.
(6)	This amount reflects the premium paid by the Company equal to up to 15% of base salary toward individual supplemental life insurance policies.
(7)	This amount reflects dividend equivalents paid in respect of RSUs held by NEOs which vested during Fiscal 2022 and were not factored into the grant date fair value of the RSUs.
(8)	This amount reflects the relocation expenses paid by the Company to Mr. Smeltser in Fiscal 2022.

Grants of Plan-Based Awards Table for Fiscal 2022

The following table and footnotes provide information with respect to equity grants made to our NEOs during Fiscal 2022 as well as the range of future payouts under non-equity incentive plans for our NEOs indicated.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date		Threshold $	Target $	Maximum $	Target #	Maximum #	All Other Stock Awards: Number of Shares of Stock or Units #	Grant Date Fair Value of Stock Awards $
David M. Maura	11/8/2021	(1)	$0	$1,125,000	$2,812,500
	12/15/2021	(2)	$0	$0	$0	36,907	46,134	15,817	$5,114,755
Jeremy W. Smeltser	11/8/2021	(1)	$0	$440,000	$880,000
	12/15/2021	(2)	$0	$0	$0	8,065	10,081	3,456	$1,117,652
Ehsan Zargar	11/8/2021	(1)	$0	$240,000	$480,000
	12/15/2021	(2)	$0	$0	$0	10,935	13,669	4,687	$1,515,490
Randal D. Lewis	11/8/2021	(1)	$0	$495,000	$990,000
	12/15/2021	(2)	$0	$0	$0	15,036	18,795	6,444	$2,083,775
Rebeckah Long	11/8/2021	(1)	$0	$216,000	$432,000
	12/15/2021	(2)	$0	$0	$0	3,349	4,186	1,435	$464,096

(1)

Represents the threshold, target and maximum payouts under the Fiscal 2022 MIP. The actual amounts earned under the plan for Fiscal 2022 are disclosed in the Summary Compensation Table above as part of the column entitled “Non-Equity Incentive Plan Awards.” For Mr. Maura, the maximum payout for the disclosed awards is equal to 250% of target. For our other NEOs, the maximum payouts for the disclosed awards are equal to 200% of target. See “Compensation Discussion and Analysis-Fiscal 2022 Compensation Component Pay-Outs-Management Incentive Plan” for a discussion of the terms of the Fiscal 2022 MIP.

(2)

Represents the number of RSUs and PSUs awarded under the Fiscal 2022 LTIP grants and shows (a) the threshold, target and maximum payouts, denominated in the number of shares of stock, in respect of PSUs and (b) the number of shares of stock underlying the RSUs. See “Compensation Discussion and Analysis-Fiscal 2022 Compensation Components Pay-Outs-LTIP” for a discussion of the terms of these awards.

Outstanding Equity Awards at the End of Fiscal 2022

The following table and footnotes set forth information regarding outstanding options and restricted stock unit awards as of September 30, 2022 for our NEOs. The market value of shares that have not vested was determined by multiplying $39.03, the closing market price of the Company’s stock on September 30, 2022, the last trading day of Fiscal 2022, by the number of shares.

Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
David M. Maura	64,142	$72.92	11/29/2023	–	$–	–	$–
	26,743	$82.85	11/25/2024	–	$–	–	$–
	1,164	$86.38	11/24/2025	–	$–	–	$–
	51,309	$95.43	11/28/2026	–	$–	–	$–
				26,012(4)	$1,015,248	50,575(5)	$1,973,942
				24,885(6)	$971,262	58,064(7)	$2,266,238
				15,817(8)	$617,338	36,907(9)	$1,440,480
Jeremy W. Smeltser	–	–	–	4,817(4)	$188,008	9,366(5)	$365,555
				4,608(6)	$179,850	10,753(7)	$419,690
				3,456(8)	$134,888	8,065(9)	$314,777
Ehsan Zargar	3,958	$72.92	11/29/2023	–	–	–	–
	5,009	$82.86	11/25/2024	–	–	–	–
	–	$–	–	7,707(4)	$300,804	14,985(5)	$584,865
	–	–	–	7,373(6)	$287,768	17,205(7)	$671,511
	–	–	–	4,687(8)	$182,934	10,935(9)	$426,793
Randal D. Lewis	–	–	–	10,597(4)	$413,601	20,605(5)	$804,213
	–	–	–	10,138(6)	$395,686	23,656(7)	$923,294
	–	–	–	6,444(8)	$251,509	15,036(9)	$586,855
Rebeckah Long	–	–	–	1,686(4)	$65,805	3,278(5)	$127,940
	–	–	–	1,613(6)	$62,955	3,763(7)	$146,870
	–	–	–	1,435(8)	$56,008	3,349(9)	$130,711

(1)	This column shows the number of outstanding RSUs subject to time-based vesting.
(2)	The market value is based on the per share closing price of our common stock on September 30, 2022 ($39.03).
(3)	This column shows the number of Fiscal 2020, 2021 and 2022 LTIP PSUs subject to performance-based vesting. For the FY20 PSU grants, we have shown the actual shares that become vested based on performance through Fiscal 2022 year-end. For the FY21 and FY22 PSU grants, because the performance metrics have not been satisfied as of the date of this report, we have shown the number of PSUs that would be payable upon the target level of performance.

(4)	These Fiscal 2020 LTIP RSUs vested on December 3, 2022.
(5)	These Fiscal 2020 LTIP PSUs vested on December 3, 2022.
(6)	These Fiscal 2021 LTIP RSUs vest on December 4, 2023, subject to continued employment.
(7)	These Fiscal 2021 LTIP PSUs vest on December 4, 2023, subject to continued employment and achievement of the applicable performance metrics.
(8)	These Fiscal 2022 LTIP RSUs vest on December 6, 2024, subject to continued employment.
(9)	These Fiscal 2022 LTIP PSUs vest on December 6, 2024, subject to continued employment and achievement of the applicable performance metrics.

Option Exercises and Stock Vested During Fiscal 2022

The following table and footnotes provide information regarding option exercises and stock awards vesting during Fiscal 2022 for our NEOs.

	Stock Awards		Option Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting	Number of Shares Acquired on Exercise	Value Realized on Exercise

David M. Maura	140,283	$13,888,017(1)	–	–

Jeremy W. Smeltser	0	$0	–	–

Ehsan Zargar	41,566	$4,115,034(2)	–	–

Randal D. Lewis	38,968	$3,857,832(3)	–	–

Rebeckah Long	6,494	$642,906(4)	–	–

(1)

The amount for Mr. Maura in this column represents the value realized upon the vesting of 140,283 RSUs on December 3, 2021. The value was computed by multiplying the number of shares vested by the closing price per share of the Company’s common stock on such vesting date, which was $99.00 on December 3, 2021.

(2)

The amount for Mr. Zargar in this column represents the value realized upon the vesting of 41,566 RSUs on December 3, 2021. The value was computed by multiplying the number of shares vested by the closing price per share of the Company’s common stock on such vesting date, which was $99.00 on December 3, 2021.

(3)

The amount for Mr. Lewis in this column represents the value realized upon the vesting of 38,968 RSUs on December 3, 2021. The value was computed by multiplying the number of shares vested by the closing price per share of the Company’s common stock on such vesting date, which was $99.00 on December 3, 2021.

(4)

The amount for Ms. Long in this column represents the value realized upon the vesting of 6,494 RSUs on December 3, 2021. The value was computed by multiplying the number of shares vested by the closing price per share of the Company’s common stock on such vesting date, which was $99.00 on December 3, 2021.

The amounts set forth in the table above under the “Value Realized on Vesting” column reflect the value of the shares on the vesting date. It is important to consider the following factors when reading this table:

•

the amount in the table reflects our shareholders’ return over the life of the grant where our stock price increased from $53.75 on the original grant date to $99 on the December 3, 2021 vesting date, and the value in this table reflects the $99 price reached through the achievement of difficult strategic and operational milestones, showing the alignment of our equity compensation with shareholder interests;

•

almost 75% of the amounts reflect the vesting of PSUs that were eligible for vesting only if we met pre-set performance criteria based on financial metrics over a three-year period from Fiscal 2019-2021, based strictly on the metrics disclosed in the proxy for the year granted without any adjustments;

•	these PSUs were earned at the maximum performance level because of our over-achievement of these pre-set performance criteria;

•

the equity awards reflected in this table were granted at the beginning of Fiscal 2019, which was the first year in our movement to three-year cliff vesting and so required three years of service, plus performance achievement for the PSUs, in order for the executive to receive any potential value for these awards; and

•

although the column in the table is required to state that it is the “value realized”, as of the date of this filing, Mr. Maura has not sold any of the shares that vested on December 3, 2021, other than the required withholding of shares by the Company to satisfy its tax withholding obligations.

Pension Benefits

None of our NEOs participated in any pension plans during, or as of the end of, Fiscal 2022.

Non-Qualified Deferred Compensation

None of our NEOs participated in any Company non-qualified deferred compensation programs during, or as of the end of, Fiscal 2022.

Termination and Change in Control Provisions

Awards under the Company Equity Plan

For purposes of these incentive plans, “change in control” generally means the occurrence of any of the events listed below and “Applicable Company” means the Company or SPB Legacy with respect to the former equity plan of SPB Legacy which was assumed by the Company:

(i)	the acquisition, by any individual, entity or group of beneficial ownership of more than 50% of the combined voting power of the Applicable Company’s then outstanding securities;

(ii)

individuals who constituted our Board at the effective time of the plan and directors who are nominated and elected as their successors from time to time cease for any reason to constitute at least a majority of our Board;

(iii)

consummation of a merger or consolidation of the Applicable Company or any direct or indirect subsidiary of the Applicable Company with any other entity, other than (A) a merger or consolidation which results in the voting securities of the Applicable Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Applicable Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) a merger or consolidation effected to implement a recapitalization of the Applicable Company (or similar transaction) in which no individual, entity or group is or becomes the beneficial owner, directly or indirectly, of voting securities of the Applicable Company (not including in the securities beneficially owned by such individual, entity or group any securities acquired directly from the Applicable Company or any of its direct or indirect subsidiaries) representing 50% or more of the combined voting power of the Applicable Company’s then outstanding voting securities or (C) a merger or consolidation affecting the Applicable Company as a result of which a Designated Holder (as defined below) owns after such transaction more than 50% of the combined voting power of the voting securities of the Applicable Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(iv)

approval by the shareholders of the Applicable Company of either a complete liquidation or dissolution of the Applicable Company or the sale or other disposition of all or substantially all of the assets of the Applicable Company, other than a sale or disposition by the Applicable Company of all or substantially all of the assets of the Applicable Company to an entity, more than 50% of the combined voting power of the voting securities of which are owned by shareholders of the Applicable Company in substantially the same proportions as their ownership of the Applicable Company immediately prior to such sale; provided that, in each case, it shall not be a change in control if, immediately following the occurrence of the event described above (i) the record holders of the common stock of the Applicable Company immediately prior to the event continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following the event or (ii) the Harbinger Master Fund, the Harbinger Special Situations Fund, HRG and their respective affiliates and subsidiaries (the “Designated Holders”) beneficially own, directly or indirectly, more than 50% of the combined voting power of the Applicable Company or any successor.

Executive-Specific Provisions Regarding Employment, Termination and Change in Control

Agreements with NEOs

Our Compensation Committee periodically evaluates the appropriateness of entering into employment agreements, severance agreements or other written agreements with the

Company’s NEOs to govern compensation and other aspects of the employment relationship. During Fiscal 2022, the Company and/or its wholly owned subsidiary, SBI, had written employment agreements with its NEOs as follows: (i) an Employment Agreement, dated January 20, 2016, as amended and restated on dated April 25, 2018, with Mr. Maura (the “Maura Employment Agreement”); (ii) an employment agreement, dated September 9, 2019, with Mr. Smeltser (the “Smeltser Employment Agreement”); (iii) an employment Agreement, dated October 1, 2018, with Mr. Zargar (the “Zargar Employment Agreement”); (iv) an employment agreement dated September 9, 2019, with Mr. Lewis (the “Lewis Employment Agreement”), which was superseded by a separation agreement with Mr. Lewis dated as of August 29, 2022 (the “Lewis Separation Agreement”); and (v) a letter agreement, dated September 9, 2019, with Ms. Long (the “Long Letter Agreement”), which was supplemented by a severance agreement with Ms. Long dated September 9, 2019 (the “Long Severance Agreement”), and which was superseded by a separation agreement with Ms. Long dated as of August 29, 2022 (the “Long Separation Agreement”).

Agreement with Mr. Maura

Pursuant to the Maura Employment Agreement, the initial term was until April 24, 2021, subject to earlier termination, with automatic one-year renewals thereafter. The Maura Employment Agreement provides Mr. Maura with an annual base salary as Executive Chairman of $700,000 and an annual base salary of $200,000 for the duration of his services as CEO, and he will be eligible to receive a performance-based MIP bonus for each fiscal year, based on a target of 125% of his total base salary, as may be applicable at the time (the “Target Amount”), paid during the applicable fiscal year during the term of the Maura Employment Agreement, provided the Company achieves certain annual performance goals as established by our Board and/or our Compensation Committee. If such performance goals are met, the MIP bonus will be payable in cash. If Mr. Maura exceeds the performance targets, the bonus will be increased in accordance with the formula approved by the Compensation Committee no later than the close of the first quarter of the year following the applicable fiscal year; provided that the bonus will not exceed 250% of the Target Amount.

Under the terms of the Maura Employment Agreement, Mr. Maura was entitled to receive a performance-based EIP grant with a target value of $3.2 million for his service as Executive Chairman and CEO and a performance-based S3B grant with a target value of $3 million, each in accordance with those programs’ grant cycles. In Fiscal 2019, our Compensation Committee eliminated the EIP and S3B bonus programs and replaced them with our performance based LTIP bonus program. Based on the review of peer groups, Mr. Maura received an LTIP grant with target value of $5.4 million for Fiscal 2022. In addition, at the discretion of the Compensation Committee and/or the Board, Mr. Maura is also eligible to receive future grants and/or participate in future multi-year incentive programs.

The Maura Employment Agreement also provides Mr. Maura with, among other things: (i) four weeks of paid vacation for each full year; (ii) eligibility for Mr. Maura to participate in the Company’s executive auto lease program which Mr. Maura has waived beginning in Fiscal 2020; (iii) a stipend for income tax filings and returns preparation and advice and estate planning advice which Mr. Maura has waived; and (iv) eligibility for Mr. Maura to participate in any of the Company’s insurance plans and other benefits, if any, as the benefits are made available to other executive officers of the Company.

Under the Maura Employment Agreement, Mr. Maura is entitled to receive severance benefits if his employment is terminated under certain circumstances. In general, termination as Executive Chairman and as CEO is determined separately, so that termination from either position will generally provide for payments in respect only of that position and a termination from both positions will provide for payments in respect of both positions.

In the event that Mr. Maura is terminated with “cause” or terminates his employment voluntarily, other than for “good reason,” from his role as Executive Chairman or as CEO or all his roles, Mr. Maura’s compensation (with respect to such roles) and other benefits (in the case where he is terminated from all his roles) provided under his employment agreement cease at the time of such termination, and Mr. Maura is entitled to no further compensation under his employment agreement with respect to such role. Notwithstanding this, the Company would pay to Mr. Maura accrued compensation and benefits and continuation of Company medical benefits to the extent required by law.

If Mr. Maura’s role as CEO is terminated (without terminating his role as Executive Chairman), without “cause,” by the Company, by Mr. Maura for “good reason,” due to Mr. Maura’s death or disability or upon a Company-initiated non-renewal or upon a change in control, Mr. Maura will be entitled to receive the following severance benefits: (i) the vesting of $250,000 of his outstanding time-based equity awards, based on grant-date value, as determined by the Compensation Committee; (ii) a cash payment of $500,000 ratably monthly in arrears over the 12-month period following such termination; and (iii) a pro rata portion, in cash, of the annual MIP bonus related to the base salary that Mr. Maura would have earned for the fiscal year in which termination occurs. Notwithstanding the foregoing, if Mr. Maura’s employment is terminated in a CIC Termination (as defined below) during the initial term of the Maura Employment Agreement, then instead of the payment in clause (ii) above, he will receive a cash payment equal to the greater of (x) a cash amount equal to $500,000 or (y) a cash amount equal to his then-current base salary times the number of months remaining in the initial term, with a pro rata amount being calculated for any partial month in that time period.

In addition to the payments above, if Mr. Maura’s employment (as Executive Chairman) is terminated by the Company without “cause,” by Mr. Maura for “good reason,” upon Mr. Maura’s death or disability or upon a Company-initiated non-renewal of his employment agreement, the Company shall pay or provide for Mr. Maura: (i) (a) a cash payment equal to 1.5 times the base salary in effect immediately prior to his termination, plus (b) a cash payment equal to 1.0 times his target annual MIP bonus of 125% of his then-current base salary, each payable ratably on a monthly basis over the 18-month period immediately following his termination; (ii) the pro rata portion, in cash, of the annual MIP bonus (if any) he would have earned for the fiscal year in which such termination occurs if his employment had not ceased, to be paid at the same time such bonus would have been paid to Mr. Maura for such fiscal year if his employment had not terminated; (iii) for the 18-month period immediately following such termination, provide Mr. Maura and his dependents with medical insurance coverage and other employee benefits on a basis substantially similar to those provided to Mr. Maura and his dependents by the Company immediately prior to the date of termination at no greater cost to Mr. Maura or the Company than the cost to Mr. Maura and the Company immediately prior to such date; and (iv) payment of accrued vacation time pursuant to Company policy. In addition, all unvested outstanding time-based equity awards will promptly vest as provided in the applicable equity award agreements. Notwithstanding the foregoing, if Mr. Maura’s employment is terminated in a CIC Termination during the initial term of the Maura Employment Agreement, then instead of the payment in clause (i)(a) above, he will receive a cash payment equal to the greater of (x) a cash amount equal to 1.5 times his then-current base salary or (y) a cash amount equal to his then-current base salary times the number of months remaining in the initial term, with a pro rata amount being calculated for any partial month in that time period.

If Mr. Maura’s employment is terminated by the Company without “cause” (and not due to death or disability) or by Mr. Maura for “good reason” during the period that begins 60 days prior to the occurrence of a change in control (or, in limited cases, earlier) and ends upon the first anniversary of the change in control (a “CIC Termination”), then Mr. Maura will receive all severance benefits available to him as if he terminated his employment for “good reason,” and all of his outstanding and unvested performance-based equity awards will vest in full (at the target level).

The payment of the severance payments and vesting of equity awards described above with respect to a termination of Mr. Maura’s employment are conditioned upon Mr. Maura’s execution of a release of claims in favor of the Company and its controlled affiliates and Mr. Maura’s compliance with the non-competition, non-solicitation, non-disparagement and confidentiality restrictions set forth in his employment agreement. The non-competition and non-solicitation provisions extend for 18 months following Mr. Maura’s termination, and the confidentiality provisions extend for seven years following Mr. Maura’s termination.

Under the Maura Employment Agreement, (a) “good reason” is defined as the occurrence of any of the following events without Mr. Maura’s consent: (i) any reduction in Mr. Maura’s annual base salary or target MIP bonus opportunity then in effect; (ii) the required relocation of Mr. Maura’s office at which he is principally employed as of April 25, 2018 to a location more than 50 miles from such office or the requirement by the Company that Mr. Maura be based at a location other than such office on an extended basis, except for required business travel; (iii) a substantial diminution or other substantive adverse change in the nature or scope of Mr. Maura’s responsibilities, authorities, powers, functions or duties; (iv) a breach by the Company of any of its other material obligations under the Maura Employment Agreement; or (v) the failure of the Company to obtain the agreement of any successor to the Company to assume and agree to perform the Maura Employment Agreement; and (b) “cause” is defined, in general, as the occurrence of any of the following events: (i) the commission by Mr. Maura of any deliberate and premeditated act taken by Mr. Maura in bad faith against the interests of the Company that causes or is reasonably anticipated to cause material harm to the Company; (ii) Mr. Maura has been convicted of or pleads nolo contendere with respect to, any felony or of any lesser crime or offense having as its predicate element fraud, dishonesty or misappropriation of the property of the Company that causes or is reasonably anticipated to cause material harm to the Company; (iii) the habitual drug addiction or intoxication of Mr. Maura which negatively impacts his job performance or Mr. Maura’s failure of a company-required drug test; (iv) the willful failure or refusal of Mr. Maura to perform his duties as set forth in the employment agreement or the willful failure or refusal to follow the direction of our Board, which is not cured after 30 calendar days’ notice; or (v) Mr. Maura materially breaches any of the terms of the Maura Employment Agreement or any other agreement between himself and the Company and the breach is not cured within 30 calendar days after written notice from the Company.

Agreement with Mr. Smeltser

On September 9, 2019, the Company entered into an employment agreement with Jeremy W. Smeltser. Pursuant to the Smeltser Employment Agreement, the initial term was until September 30, 2020 and thereafter is subject to automatic one-year renewals, subject to earlier termination. Pursuant to the Smeltser Employment Agreement, Mr. Smeltser will receive an annual base salary of $500,000, subject to periodic review and increase by the Compensation Committee, in its discretion. Beginning in Fiscal 2022, Mr. Smeltser’s annual base salary was increased by 10% to $550,000. In addition, Mr. Smeltser will receive a performance-based cash bonus under the MIP for each fiscal year (commencing with Fiscal 2020) during the term of the agreement. The MIP bonus will be based on a target of 80% (and a maximum of 160%) of Mr. Smeltser’s base salary paid during the applicable fiscal year, provided that the Company achieves certain annual performance goals as established by the Board and/or Compensation Committee. If such performance goals are met, the MIP bonus will be payable in cash, provided that Mr. Smeltser remains employed with the corporation on the date the bonus is paid.

The Smeltser Employment Agreement provides that on or prior to December 31, 2019, Mr. Smeltser will receive an equity or equity based award with a grant date value of $1,000,000 and that for each subsequent fiscal year ending during the term (commencing with Fiscal 2022), he shall be eligible to receive an equity or equity based award with a target value of 200% of his base salary. Beginning in Fiscal 2022, Mr. Smeltser’s annual equity award grant date target value was increased by 18% to $1,180,000.

The Smeltser Employment Agreement also provides Mr. Smeltser with certain other compensation and benefits, including: (i) relocation reimbursement of up to $75,000 as well as the use of a Company-funded apartment for up to 12 months; (ii) four weeks of paid vacation for each full year; (iii) eligibility to participate in any of the Company’s insurance plans and other benefits, if any, as are made available to other executive officers of the Company; and (iv) eligibility for Mr. Smeltser to participate in the Company’s executive auto lease program during the term of the employment agreement.

The Smeltser Employment Agreement contains the following provisions applicable upon the termination of Mr. Smeltser’s employment with the Company and/or in the event of a change in control of the Company.

In the event that Mr. Smeltser is terminated with “cause” or terminates his employment voluntarily, other than for “good reason,” Mr. Smeltser’s salary and other benefits provided under his employment agreement cease at the time of such termination, and Mr. Smeltser is entitled to no further compensation under his employment agreement. Notwithstanding this, Mr. Smeltser would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Smeltser accrued pay and benefits.

If the employment of Mr. Smeltser with the Company is terminated by the Company without “cause,” by Mr. Smeltser for “good reason,” or is terminated due to Mr. Smeltser’s death or disability, Mr. Smeltser is entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company and Mr. Smeltser’s compliance with the non-competition, non-solicitation, non-disparagement and confidentiality restrictions set forth in his employment agreement. In such event the Company will: (i) pay Mr. Smeltser (a) 1.5 times his base salary in effect immediately prior to his termination, plus (b) 1.0 times his target annual bonus award for the fiscal year in which such termination occurs, ratably over the 18-month period immediately following his termination; (ii) pay Mr. Smeltser the pro rata portion of the annual bonus (if any) he would have earned pursuant to any annual bonus or incentive plan maintained by the Company with respect to the fiscal year in which such termination occurs if his employment had not ceased, to be paid at the same time such bonus would have been paid to Mr. Smeltser for such fiscal year if his employment had not terminated; (iii) for the 18-month period immediately following such termination, arrange to provide Mr. Smeltser and his dependents with medical and dental benefits on a basis substantially similar to those provided to Mr. Smeltser and his dependents by the Company immediately prior to the date of termination, subject to his electing COBRA coverage; and (iv) pay Mr. Smeltser his accrued vacation time pursuant to Company policy. In addition, all unvested outstanding time-based equity awards will vest on a pro rata basis, and all performance-based awards will be forfeited.

The non-competition and non-solicitation provisions extend for 18 months following Mr. Smeltser’s termination, and the confidentiality provisions extend for up to seven years following Mr. Smeltser’s termination. Mr. Smeltser is also subject to a cooperation provision that extends for six years following Mr. Smeltser’s termination.

The definitions of “good reason” and “cause” under the Smeltser Employment Agreement are similar to the definitions of such terms in the Maura Employment Agreement.

Agreement with Mr. Zargar

On September 13, 2018, the Company and SBI and Mr. Zargar entered into an employment agreement which became effective as of October 1, 2018. The initial term of the Zargar Employment Agreement was until September 30, 2021, subject to earlier termination, with automatic one-year renewals thereafter. The Zargar Employment Agreement provides Mr. Zargar with an annual base salary of $400,000, and he will be eligible to receive a performance-based management incentive plan bonus for each fiscal year starting in Fiscal 2019, based on a target of at least 60% of the then-current base salary (the “Target Amount”) paid during the applicable fiscal year during the term, provided the Company achieves certain annual performance goals as established by the Board and/or the Compensation Committee. If such performance goals are met, the bonus will be payable in cash. If Mr. Zargar exceeds the performance targets, the bonus will be increased in accordance with the formula approved by the Compensation Committee provided that the bonus will not exceed 200% of the Target Amount.

Mr. Zargar will also be eligible for future equity awards under the Company’s equity plan at the discretion of the Compensation Committee and/or Board and will be eligible to participate in future multi-year incentive programs as may be adopted from time to time. The Zargar Employment Agreement also provides Mr. Zargar with certain other compensation and benefits, including the following: (i) four weeks of paid vacation for each full year; (ii) eligibility for Mr. Zargar to participate in the Company’s executive auto lease program; (iii) a stipend for corporate apartment and income tax filings and returns preparation and advice and estate planning advice; and (iv) eligibility for Mr. Zargar to participate in any of the Company’s insurance plans and other benefits, if any, as the benefits are made available to other executive officers of the Company.

Under the Zargar Employment Agreement, Mr. Zargar is entitled to receive severance benefits if his employment is terminated under certain circumstances. In the event that Mr. Zargar is terminated with “cause” or terminates his employment voluntarily, other than for “good reason,” Mr. Zargar’s compensation and other benefits provided under his employment agreement cease at the time of such termination, and Mr. Zargar is entitled to no further compensation under his employment agreement with respect to such role. Notwithstanding this, the Company would pay to Mr. Zargar accrued compensation and benefits and continuation of Company medical benefits to the extent required by law.

If Mr. Zargar’s employment is terminated by the Company without “cause,” by Mr. Zargar for “good reason” (as defined below) or by reason of death or by the Company for disability or upon a Company-initiated non-renewal, he will be entitled to the following severance benefits: (i) a cash payment equal to 2.99 times his then-current base salary, (ii) a cash payment equal to 1.5 times his then-current target annual MIP bonus, each payable ratably on a monthly basis over the 18-month period following termination; (iii) a pro rata portion, in cash, of the annual bonus Mr. Zargar would have earned for the fiscal year in which termination occurs if his employment had not ceased; (iv) for the 18-month period following termination provide Mr. Zargar and his dependents with medical insurance coverage and other employee benefits on a basis substantially similar to those provided to Mr. Zargar and his dependents by the Company immediately prior to the date of termination at no greater cost to Mr. Zargar or the Company than the cost to Mr. Zargar or the Company immediately prior to such date; and (v) payment of accrued vacation time pursuant to Company policy. In addition, all unvested outstanding performance-based and time-based equity awards will immediately vest in full (at target) as provided in the applicable equity award agreements.

In the case of termination, severance payments and vesting are conditioned upon Mr. Zargar’s execution of a release of claims in favor of the Company and its affiliates and Mr. Zargar’s compliance with the non-solicitation, non-disparagement and confidentiality restrictions set forth in his employment agreement. The non-solicitation provisions extend for 18 months following Mr. Zargar’s termination, and the confidentiality provisions extend for seven years following Mr. Zargar’s termination. Mr. Zargar is also subject to a two-year cooperation provision.

The definitions of “good reason” and “cause” under the Zargar Employment Agreement are similar to the definitions of such terms in the Maura Employment Agreement.

Agreements with Mr. Lewis

On September 9, 2019, Mr. Lewis was promoted to the office of Executive Vice President and entered into the Lewis Employment Agreement, which superseded a prior severance agreement. As noted below, the Lewis Employment Agreement was superseded by the Lewis Separation Agreement.

Pursuant to the Lewis Employment Agreement, the initial term was until September 30, 2020 and thereafter was subject to automatic one-year renewals, subject to earlier termination. Pursuant to the Lewis Employment Agreement, Mr. Lewis received an annual base salary of $550,000, subject to periodic review and increase by the Compensation Committee, in its discretion. In addition, Mr. Lewis received a performance-based cash bonus under the MIP for each fiscal year (commencing with Fiscal 2020) during the term of the agreement. The MIP bonus was based on a target of 90% (and a maximum of 180%) of Mr. Lewis’s base salary paid during the applicable fiscal year, provided that the Company achieves certain annual performance goals as established by the Board and/or Compensation Committee. If such performance goals were met, the MIP bonus was payable in cash, provided that Mr. Lewis remained employed with the corporation on the date the bonus was paid.

The Lewis Employment Agreement provided that on or prior to December 31, 2019, Mr. Lewis received an equity or equity based award with a grant date value of $2,200,000 and that for each subsequent fiscal year ending during the term (commencing with Fiscal 2022), he was eligible to receive an equity or equity based award with a target value of 400% of his base salary.

The Lewis Employment Agreement also provided Mr. Lewis with certain other compensation and benefits, including: (i) four weeks of paid vacation for each full year; (ii) eligibility to participate in any of the Company’s insurance plans and other benefits, if any, as were made available to other executive officers of the Company; and (iii) eligibility for Mr. Lewis to participate in the Company’s executive auto lease program during the term of the employment agreement.

The Lewis Employment Agreement contained the following provisions applicable upon the termination of Mr. Lewis’s employment with the Company and/or in the event of a change in control of the Company.

In the event that Mr. Lewis was terminated with “cause” or terminated his employment voluntarily, other than for “good reason,” Mr. Lewis’s salary and other benefits provided under his employment agreement would cease at the time of such termination, and Mr. Lewis would have been entitled to no further compensation under his employment agreement. Notwithstanding this, Mr. Lewis would have been entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Lewis accrued pay and benefits.

If the employment of Mr. Lewis with the Company was terminated by the Company without “cause,” by Mr. Lewis for “good reason,” or was terminated due to Mr. Lewis’s death or disability, Mr. Lewis was entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company and Mr. Lewis’s compliance with the non-competition, non-solicitation, non-disparagement and confidentiality restrictions set forth in his employment agreement. In such event the Company would: (i) pay Mr. Lewis (a) 1.5 times his base salary in effect immediately prior to his termination, plus (b) 1.0 times his target annual bonus award for the fiscal year in which such termination occurred, ratably over the 18-month period immediately following his termination; (ii) pay Mr. Lewis the pro rata portion of the annual bonus (if any) he would have earned pursuant to any annual bonus or incentive plan maintained by the Company with respect to the fiscal year in which such termination occurred if his employment had not ceased, to be paid at the same time such bonus would have been paid to Mr. Lewis for such fiscal year if his employment had not terminated; (iii) for the 18-month period immediately following such termination, arrange to provide Mr. Lewis and his dependents with medical and dental benefits on a basis substantially similar to those provided to Mr. Lewis and his dependents by the Company immediately prior to the date of termination, subject to his electing COBRA coverage; and (iv) pay Mr. Lewis his accrued vacation time pursuant to Company policy. In addition, all unvested outstanding time-based equity awards would vest on a pro rata basis, and all performance-based awards would be forfeited.

The non-competition and non-solicitation provisions extend for 18 months following Mr. Lewis’s termination and confidentiality provisions extend for up to seven years following Mr. Lewis’s termination. Mr. Lewis is also subject to a cooperation provision that extends for six years following Mr. Lewis’s termination. The definitions of “good reason” and “cause” under the Lewis Employment Agreement were similar to the definitions of such terms in the Maura Employment Agreement.

Pursuant to the Lewis Separation Agreement, Mr. Lewis’ employment was terminated without cause under the Lewis Employment Agreement. Mr. Lewis continued as a full-time employee of the Company until December 31, 2022, during which time he generally continued to receive his regular executive compensation and benefits. His duties during this period included assisting the CEO or his designees with: (i) setting and executing the strategy of operation of the Company’s business units including pricing strategies, inventory management, supply chain management and tariff mitigation; (ii) strategic projects and initiatives as identified by the CEO; (iii) setting the fiscal 2023 annual operating budget; and (iv) ensuring timely transition of his duties. Following his separation, subject to continued compliance with his post-employment restrictive covenants, Mr. Lewis is eligible to receive the severance benefits he was contractually entitled to receive under the Lewis Employment Agreement described above, that is, (i) payments of 1.5 times Executive’s base salary (totaling $825,00) plus 1.0 times the Fiscal 2022 target bonus ($495,000), payable over 18 months, (ii) health insurance benefits for 18 months and (iii) vesting with respect to a pro rata portion of his time-based Fiscal 2021 LTIP RSU award based on days employed during the vesting period.

Other than as set forth above, Mr. Lewis is not entitled to any other compensation or benefits, forfeited all other unvested equity awards (which consisted of 38,692 unvested PSU and 9,626 unvested RSUs) and did not participate in the Company’s 2023 cash or equity bonus programs. Although under the Lewis Employment Agreement, Mr. Lewis was contractually entitled to receive pro rata vesting of his 2022 RSUs (representing approximately 2,293 RSUs), he voluntarily forfeited these RSUs.

Agreements with Ms. Long

On September 9, 2019, the Company entered into the Long Letter Agreement and the Long Severance Agreement with Ms. Long. As noted below, the Long Letter Agreement and Long Severance Agreement were superseded by the Long Separation Agreement.

Pursuant to the Long Letter Agreement, effective as of September 9, 2019, Ms. Long was promoted to Senior Vice President, Global Human Resources Officer for the Company and was promoted to Senior Vice President and Chief Human Resources Officer effective

November 2021. Effective as of September 9, 2019, Ms. Long’s base salary was increased from $250,000 to $300,000 (pro-rated for Fiscal 2019). Beginning in Fiscal 2020, Ms. Long’s target bonus was increased from 40% to 60%, and her long-term incentive award for Fiscal 2022 was $350,000. Beginning in Fiscal 2022, Ms. Long’s base salary was increased by 20% to $360,000 and equity award grant date target value was increased by 40% to $490,000.

Pursuant to the Long Severance Agreement, if Ms. Long’s employment was terminated by the Company without cause, she would receive as severance 52 weeks of base pay and (subject to her timely election of COBRA) 52 weeks of continued medical coverage. The receipt of severance benefits was conditioned upon her execution of an effective and irrevocable release of claims as well as continued compliance with her post employment restrictive covenants, including 12-month non-compete and non-solicit, a 5-year confidentiality provision, a 6-year cooperation provision and perpetual non-disparagement provisions. “Cause” for purposes of the Long Severance Agreement generally meant: (i) the commission by Ms. Long of any theft, fraud, embezzlement or other material act of disloyalty or dishonesty with respect to the Company (including the unauthorized disclosure of confidential or proprietary information of the Company); (ii) Ms. Long’s conviction of or plea of guilty or nolo contendere to, a felony or other crime of moral turpitude, disloyalty or dishonesty; (iii) Ms. Long’s willful misconduct or gross neglect in the performance of Ms. Long’s job duties and responsibilities to the Company; (iv) the willful or intentional failure or refusal by Ms. Long to follow the written and specific, reasonable and lawful directives of Ms. Long’s supervisor or the Company’s senior management team, which failure or refusal to perform (to the extent curable) was not completely cured to the Company’s reasonable satisfaction within 15 days after receipt of a written notice from the Company detailing such failure or refusal to perform, provided that in no event would the Company be required to provide more than one such notice or cure period (to the extent a cure period is applicable) within any 12-month period; (v) the failure or refusal by Ms. Long to perform her duties and responsibilities to the Company or any of its affiliates, which failure or refusal to perform (to the extent curable) was not completely cured to the Company’s reasonable satisfaction within 15 days after receipt of a written notice from the Company detailing such failure or refusal to perform, provided that in no event would the Company be required to provide more than one such notice or cure period (to the extent a cure period is applicable) within any 12-month period; (vi) Ms. Long’s breach of any of the terms of the Long Severance Agreement, any other agreement between Ms. Long and the Company or any Company policy, which breach (to the extent curable) was not cured to the Company’s reasonable satisfaction within 15 days after receipt of a written notice from the Company to Ms. Long of such breach, provided that in no event would the Company be required to provide more than one such notice or cure period (to the extent a cure period is applicable) within any 12-month period; (vii) Ms. Long engaged in conduct that discriminates against or harasses any employee or other person providing services to the Company on the basis of any protected class such that it would harm the reputation of the Company or its affiliates if Ms. Long was retained as an employee, as determined by the Company in good faith after a reasonable inquiry; or (viii) Ms. Long engaged in intentional, reckless or negligent conduct that had or was reasonably likely to have an adverse effect on the Company’s business or reputation, as determined by the Company in good faith.

Pursuant to the Long Separation Agreement, Ms. Long’s employment was terminated without cause under the Long Severance Agreement. Ms. Long continued as a full-time employee of the Company until December 31, 2022, during which time she generally continued to receive her regular executive compensation and benefits. Her duties during this period included (i) setting and executing the strategy of operation of the Company’s Human Resources function, (ii) strategic projects and initiatives as identified by the Company, (iii) setting the Fiscal 2023 annual Human Resources operating budget and (iv) ensuring timely transition of her duties. Following her separation, subject to continued compliance with her post-employment restrictive covenants, Ms. Long is eligible to receive the severance benefits she was contractually entitled to receive under the Long Severance Agreement described above, that is: (i) 52 weeks of base pay and (ii) health insurance benefits for 12 months.

Other than as set forth above, Ms. Long is not entitled to any other compensation or benefits, forfeited all other unvested equity awards (which consisted of 7,112 unvested PSU and 3,048 unvested RSUs) and did not participate in the Company’s 2023 cash or equity bonus programs.

Amounts Payable upon Termination or Change in Control

The following tables set forth the amounts that would have been payable at September 30, 2022 to each of our NEOs who were employed by the Company as NEOs on the last day of Fiscal 2022 under the various scenarios for termination of employment or a change in control of the Company had such scenarios occurred on September 30, 2022.

David Maura	Termination Scenarios (Assumes Termination on 9/30/2022)
Component	Without Good Reason or For Cause	With Good Reason or Without Cause		Upon Death or Disability		Change in Control & Termination
Cash Severance(1)	$0	$2,425,000		$2,425,000		$2,425,000
Annual Bonus	$0	$0		$0		$0
Equity Awards (Intrinsic Value)(2)	$0	$0		$0		$0
Unvested Restricted Stock	$0	$2,603,847	(3)	$2,603,847	(3)	$8,679,413	(4)
Other Benefits	$0	$0		$0		$0
Health and Welfare(5)	$0	$10,690		$10,690		$10,690
Car allowance(6)	$0	$24,000		$24,000		$24,000
Accrued, Unused Vacation(7)	$0	$4,803		$4,803		$4,803
Total	$0	$5,068,340		$5,068,340		$11,143,906

(1)

Reflects cash severance payment, under the applicable termination scenarios, of $500,000 for termination of the role of CEO, plus 1.5x Executive Chairman base salary and 1.0x the Fiscal 2022 Executive Chairman target bonus. Payments are to be made in monthly installments over 12 or 18 months (for the CEO and Executive Chairman payments, respectively) subject to the requirements of Section 409A of the Internal Revenue Code.

(2)	Reflects value of accelerated vesting of equity awards, if any, using a stock price of $39.03 which was the Company’s closing price on September 30, 2022.

(3)	Upon a termination without cause or due to death or disability or for resignation with good reason, all time-based RSUs would be payable.
(4)

Upon a termination in connection with a change in control that occurs between 60 days prior to the change in control and the one-year anniversary of the change in control, all RSUs and PSUs would be subject to accelerated vesting at target.

(5)	Reflects 18 months of insurance and other benefits continuation for the Executive and any dependents.
(6)	Reflects 12 months of car allowance continuation, which Mr. Maura is currently electing not to receive.
(7)	Represents compensation for 11.1 hours of unused vacation time in Fiscal 2022.

Jeremy W. Smeltser	Termination Scenarios (Assumes Termination on 9/30/2022)
Component	Without Good Reason or For Cause	With Good Reason or Without Cause		Upon Death or Disability		Change in Control & Termination
Cash Severance(1)	$0	$1,265,000		$1,265,000		$1,265,000
Annual Bonus	$0	$0		$0		$0
Equity Awards (Intrinsic Value)(2)	$0	$0		$0		$0
Unvested Restricted Stock	$0	$323,229	(3)	$323,229	(3)	$323,229	(3)
Other Benefits	$0	$0		$0		$0
Health and Welfare(4)	$0	$10,650		$10,650		$10,650
Car allowance(5)	$0	$21,574		$21,574		$21,574
Accrued, Unused Vacation(6)	$0	$9,281		$9,281		$9,281
Total	$0	$1,629,774		$1,629,774		$1,629,774

(1)

Reflects cash severance payment, under the applicable termination scenarios, of 1.5x base salary and 1.0x the Fiscal 2022 target bonus. Payments are to be made in monthly installments over 18 months subject to the requirements of Section 409A of the Internal Revenue Code.

(2)	Reflects value of accelerated vesting of equity awards, if any, using a stock price of $39.03 which was the Company’s closing price on September 30, 2022.
(3)

Upon a termination without cause or due to death or disability, for resignation with good reason or termination in connection with a change in control, all PSUs will be forfeited. In addition, RSUs will vest pro rata based on days worked during the vesting period (December 2, 2019 through December 2, 2022 for the 2020 LTIP RSUs, December 4, 2020 through December 4, 2023 for the 2021 LTIP RSUs and December 6, 2021 through December 6, 2024 for the 2022 LTIP RSUs).

(4)	Reflects 18 months of insurance and other benefits continuation for the Executive and any dependents.
(5)	Reflects 12 months of car allowance continuation.
(6)	Represents compensation for 35.1 hours of unused vacation time in Fiscal 2022.

Ehsan Zargar	Termination Scenarios (Assumes Termination on 9/30/2022)
Component	Without Good Reason or For Cause	With Good Reason or Without Cause		Upon Death or Disability		Change in Control & Termination
Cash Severance(1)	$0	$1,556,000		$1,556,000		$1,556,000
Annual Bonus	$0	$0		$0		$0
Equity Awards (Intrinsic Value)(2)	$0	$0		$0		$0
Unvested Restricted Stock	$0	$2,571,687	(3)	$2,571,687	(3)	$2,571,687	(3)
Other Benefits	$0	$0		$0		$0
Health and Welfare(4)	$0	$3,573		$3,573		$3,573
Car allowance(5)	$0	$25,870		$25,870		$25,870
Accrued, Unused Vacation(6)	$0	$5,981		$5,981		$5,981
Total	$0	$4,163,111		$4,163,111		$4,163,111

(1)

Reflects cash severance payment, under the applicable termination scenarios, of 2.99x the Executive’s current base salary plus 1.5x the Fiscal 2022 target bonus. Payments are to be made in monthly installments over 18 months, subject to the requirements of Section 409A of the Internal Revenue Code.

(2)	Reflects value of accelerated vesting of equity awards, if any, using a stock price of $39.03 which was the Company’s closing price on September 30, 2022.
(3)

Upon a termination without cause or in connection with a change in control or for resignation with good reason or for death or disability, all RSUs and PSUs would be subject to accelerated vesting at target.

(4)	Reflects 18 months of insurance and other benefits continuation for the Executive and any dependents.
(5)	Reflects 12 months of car allowance continuation.
(6)	Represents compensation for 31.1 hours of unused vacation time in Fiscal 2022.

Randal D. Lewis	Termination Scenarios (Assumes Termination on 9/30/2022)
Component	Without Good Reason or For Cause	With Good Reason or Without Cause		Upon Death or Disability		Change in Control & Termination
Cash Severance(1)	$0	$1,320,000		$1,320,000		$1,320,000
Annual Bonus	$0	$0		$0		$0
Equity Awards (Intrinsic Value)(2)	$0	$0		$0		$0
Unvested Restricted Stock	$0	$698,797	(3)	$698,797	(3)	$698,797	(3)
Other Benefits	$0	$0		$0		$0
Health and Welfare(4)	$0	$7,439		$7,439		$7,439
Car allowance(5)	$0	$26,235		$26,235		$26,235
Accrued, Unused Vacation(6)	$0	$7,166		$7,166		$7,166
Total	$0	$2,059,637		$2,059,637		$2,059,637

(1)

Reflects cash severance payment, under the applicable termination scenarios, of 1.5x the Executive’s current base salary plus 1.0x the Fiscal 2022 target bonus. Payments are to be made in monthly installments over 18 months, subject to the requirements of Section 409A of the Internal Revenue Code.

(2)	Reflects value of accelerated vesting of equity awards, if any, using a stock price of $39.03 which was the Company’s closing price on September 30, 2022.
(3)

Upon a termination without cause or due to death or disability, for resignation with good reason or termination in connection with a change in control, all PSUs will be forfeited. In addition, RSUs will vest pro rata based on days worked during the vesting period (December 2, 2019 through December 2, 2022 for the 2020 LTIP RSUs, December 4, 2020 through December 4, 2023 for the 2021 LTIP RSUs and December 6, 2021 through December 6, 2024 for the 2022 LTIP RSUs).

(4)	Reflects 18 months of insurance and other benefits continuation for the Executive and any dependents.
(5)	Reflects 12 months of car lease payment continuation.
(6)	Represents compensation for 27.10 hours of unused vacation time in Fiscal 2022.

Rebeckah Long	Termination Scenarios (Assumes Termination on 9/30/2022)
Component	Without Good Reason or For Cause	With Good Reason or Without Cause		Upon Death or Disability		Change in Control & Termination
Cash Severance(1)(2)	$0	$360,000		$360,000		$360,000
Annual Bonus	$0	$0		$0		$0
Equity Awards (Intrinsic Value)(3)	$0	$0		$0		$0
Unvested Restricted Stock	$0	$0	(4)	$0	(4)	$0	(4)
Other Benefits	$0	$0		$0		$0
Health and Welfare(5)	$0	$7,439		$7,439		$7,439
Accrued, Unused Vacation	$0	$0		$0		$0
Total	$0	$367,439		$367,439		$367,439

(1)	Should the executive resign with good reason, the severance payment will not be payable.
(2)	Reflects cash severance payment, under the applicable termination scenarios, of 52 weeks of weekly salary.
(3)	Reflects value of accelerated vesting of equity awards, if any, using a stock price of $39.03 which was the Company’s closing price on September 30, 2022.
(4)	Upon a termination without cause or due to death or disability, for resignation with good reason or termination in connection with a change in control, all RSUs and PSUs would be forfeited.
(5)	Reflects 18 months of insurance and other benefits continuation for the Executive and any dependents.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the section of this report entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Terry L. Polistina (Chair)

Sherianne James

Gautam Patel

Fiscal 2022 CEO Pay Ratio

Under rules adopted by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are required to determine and disclose the ratio of the annual total compensation of our CEO to that of our global median employee.

To determine the median employee, we made a determination from our global employee population, excluding non-U.S. locations to the extent that the total employees excluded in these locations in aggregate did not exceed 5% of our total employee population at the time of the determination. We established a consistently applied compensation measure of annualized base pay, converted to U.S. dollars based on applicable exchange rates as of September 30, 2022. Our population was evaluated as of September 30, 2022 and reflects paid compensation for the entire fiscal year. Where allowed under the rule, we have annualized compensation for employees newly hired during Fiscal 2022.

Based on the above determination, the total compensation (using the same methodology as we use for our NEOs as set forth in the Summary Compensation Table in this report) for the median employee is $18,876. Using the CEO’s total compensation of $6,815,682 under the same methodology, the resulting ratio is 361:1. The pay ratio reported here is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership Table

The following table sets forth information regarding beneficial ownership of our common stock as of June 15, 2023, by:

•	each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock (each, a “5% Stockholder”);

•	our NEOs for Fiscal 2022;

•	each of our directors; and

•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Determinations as to the identity of 5% Stockholders is based upon filings with the SEC and other publicly available information. Except as otherwise indicated, we believe, based on the information furnished or otherwise available to us, that each person or entity named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. The percentage of beneficial ownership set forth below is based upon 41,004,457 shares of common stock issued and outstanding as of the close of business on June 15, 2023. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares of common stock that are subject to vested options, as well as options and RSUs held by that person that are currently expected to vest within 60 days of June 15, 2023, are all deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares
5% Stockholders
Vanguard Group Inc.(1)	4,293,602	10.5%
FMR LLC(2)	2,162,584	5.3%
American Century Investment Management, Inc.(3)	2,714,599	6.6%
Our Directors and Named Executive Officers
Leslie L. Campbell	2,295	*
Joan Chow	1,854	*
Sherianne James	9,996	*
Randal D. Lewis	83,017	*
Rebeckah Long	0	*
David M. Maura(4)	748,942	1.8%

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares
Gautam Patel	5,974	*
Terry L. Polistina	36,632	*
Hugh R. Rovit	37,693	*
Jeremy W. Smeltser	16,155	*
Ehsan Zargar(5)	103,766	*
All Directors and Executive Officers as a Group	1,046,324	2.6%

*	Indicates less than 1% of our outstanding common stock.
(1)	Based solely on a Schedule 13G/A, filed with the SEC on February 9, 2023. The address of Vanguard Group Inc. is 100 Vanguard Blvd, Malvern, Pennsylvania 19355.
(2)	Based solely on a Schedule 13G/A, filed with the SEC on April 10, 2023. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(3)	Based solely on a Schedule 13G/A, filed with the SEC on February 8, 2023. The address of American Century Investment Management, Inc. is 4500 Main Street, 9th Floor, Kansas City, Missouri 64111.
(4)	Includes shares of common stock underlying options that have vested for Mr. Maura totaling 143,358.
(5)	Includes shares of common stock underlying options that have vested for Mr. Zargar totaling 8,967.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies on Transactions with Related Persons

All of the Company’s executive officers, directors and employees are required to disclose to the Company’s General Counsel all transactions which involve any actual, potential or suspected activity or personal interest that creates or appears to create a conflict between the interests of the Company and the interests of their executive officers, directors or employees. In cases involving executive officers, directors or senior-level management, the Company’s General Counsel will investigate the proposed transaction for potential conflicts of interest and then refer the matter to the Company’s Audit Committee to make a full review and determination. In cases involving other employees, the Company’s General Counsel, in conjunction with the employee’s regional supervisor and the Company’s Director of Internal Audit, will review the proposed transaction. If they determine that no conflict of interest will result from engaging in the proposed transaction, then they will refer the matter to the Company’s CEO for final approval.

The Company’s legal department and financial accounting department monitor transactions for an evaluation and determination of potential related-person transactions that would need to be disclosed in the Company’s periodic reports or proxy materials under generally accepted accounting principles and applicable SEC rules and regulations.

In addition, under our Corporate Governance Guidelines, our directors are prohibited from taking for themselves opportunities related to the Company’s business that are presented to them in their capacity as a director for the Company’s benefit, from using our property, information or position for personal gain or from competing with the Company for business opportunities if such opportunities were presented to them in their capacity as a director for the Company’s benefit. If the Company’s disinterested Board members determine that the Company will not pursue an opportunity that relates to our business and consent to a director then personally pursuing the opportunity, then the director may do so. The Company has declined and in the future may decline, such opportunities and our directors may pursue such opportunities.

For more information on the Company’s policies and procedures for review and approval of related-person transactions, please see the Company’s Code of Ethics for the Principal Executive Officer and Senior Financial Officers and the Spectrum Brands Code of Business Conduct and Ethics, each of which is posted on the Company’s website at www.spectrumbrands.com under “Investor Relations—Corporate Governance Documents.”

Transactions with Significant Stockholders

None

Other Transactions

None

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table summarizes the fees KPMG LLP, our independent registered public accounting firm, billed to the Company, including SB/RH Holdings, LLC (“SB/RH”).

(in millions)	2022	2021
Audit Fees	$5.6	$5.5
Audit-Related Fees	5.1	4.4
Tax Fees	—	—
All Other Fees	0.3	—
Total	$11.0	$9.9

In the above table, in accordance with the SEC’s definition and rules, “Audit Fees” are fees paid to KPMG LLP for professional services for the audit of the Company and SB/RH, and our consolidated financial statements included in our Form 10-K and the review of our financial statements included in Form 10-Q, or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, such as issuance of comfort letters and statutory audits required for certain of our foreign subsidiaries. “Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including the due diligence activities relating to mergers and acquisitions, including the audit of standalone carve-out financial statements used as part of our divestiture of the Global Batteries and Lighting and Global Auto Care divisions. “Tax Fees” are fees for tax compliance, tax advice, and tax planning. Such fees were attributable to services for tax compliance assistance and tax advice. “All Other Fees” are fees, if any, for any services not included in the first three categories.

Pre-Approval of Independent Auditors Services and Fees

The Audit Committee pre-approved the audit services engagement performed by KPMG LLP for the year ended September 30, 2022. In accordance with the Audit Committee’s Pre-Approval Policy, the Audit Committee has pre-approved other specified audit, or audit-related services, provided that the fees incurred by KPMG LLP in connection with any individual engagement do not exceed $200,000 in any 12-month period. The Audit Committee must approve on an engagement-by-engagement basis any individual non-audit or tax engagement in any 12-month period. The Audit Committee has delegated to its Chairman the authority to pre-approve any other specific audit or specific non-audit service which was not previously pre-approved by the Audit Committee, provided that any decision of the Chairman to pre-approve other audit or non-audit services shall be presented to the Audit Committee at its next scheduled meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Charter provides for the division of our Board into three classes of as nearly equal number of directors as possible. As of the date hereof, Class I consists of three directors, Class II consists of two directors, and Class III consists of three directors.

At our 2021 annual stockholders’ meeting in August of 2021, our stockholders approved an amendment to our Charter to declassify our Board. Pursuant to such charter amendment (i) our current Class I directors will stand for election at this Annual Meeting and would stand for election for one-year terms thereafter, (ii) our current Class II directors will stand for election at this Annual Meeting and would stand for election for one-year terms thereafter, (iii) our current Class III directors would stand for election at our 2024 annual meeting and would stand for election for one-year terms thereafter and (iv) beginning in 2024, all directors would stand for election for one-year terms at the 2024 annual meeting. In 2024, our Board will be fully declassified.

Our NCG Committee, composed entirely of independent directors under the NYSE Rules, proposes nominees for service to our Board, and such nominees are reviewed and approved by the entirety of our Board. Our NCG Committee and our Board recommend that each nominee for director be elected at the Annual Meeting. The nominees for election at the Annual Meeting are Sherianne James, Leslie L. Campbell and Joan Chow, each as Class I directors, and Gautam Patel and Hugh R. Rovit, each as Class II directors. The nominees have consented to continue to serve as directors if elected. In accordance with our Charter, our Board may at any time increase the size of our Board by fixing the number of directors that constitute our whole Board. In addition, if a nominee becomes unavailable for any reason or should a vacancy occur before the election, which we do not anticipate, the proxies will be voted for the election, as director, of such other person as our Board may recommend. Proxies cannot be voted for a greater number of persons than are included in the class of directors – this year that number is five.

Vote Required

Director nominees up for election in Proposal 1 will each be elected by a majority of the votes cast in person or by proxy. For purposes of this proposal, a majority of votes cast means the number of votes cast “for” a director’s election exceeds the number of votes cast “against” such director’s election.

Our majority voting policy provides that in the event an incumbent director nominee receives a greater number of votes “against” than votes “for” his or her election, he or she must (within five business days following the final certification of the related election results) offer to tender his or her written resignation from our Board to our NCG Committee. Our NCG Committee will review such offer of resignation and will consider such factors and circumstances as it may deem relevant, and, within 90 days following the final certification of the election results, will make a recommendation to our Board concerning the acceptance or rejection of such tendered offer of resignation. The decision of our Board will be promptly publicly disclosed.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR CLASS I AND CLASS II DIRECTORS.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has approved the engagement of KPMG as the Company’s independent registered public accounting firm to audit our consolidated financial statements for Fiscal 2023. KPMG has served as the Company’s independent registered public accounting firm since January 2011. Our Audit Committee considers KPMG to be well qualified.

Although stockholder ratification of the appointment of KPMG as our independent registered public accounting firm is not required by any applicable law or regulation, stockholder views are being solicited and will be considered by our Audit Committee and our Board. This proposal will be ratified if the number of votes cast in favor of the action represents a majority of the votes represented at the Annual Meeting in person or by proxy. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if it is determined that such a change would be in the best interests of the Company and its stockholders. We expect that a representative of KPMG will be present at the Annual Meeting, with the opportunity to make a statement if he or she so desires and to be available to answer appropriate questions.

To the Company’s knowledge, neither KPMG nor any of its partners has any direct financial interest or any indirect financial interest in the Company other than as the Company’s independent registered public accounting firm.

For information about the professional services rendered by KPMG to us for Fiscal 2022, please see the section of this Proxy Statement captioned “Principal Accountant Fees and Services.”

Vote Required

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify our appointment of KPMG as our independent registered public accounting firm for Fiscal 2023.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2023.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Act and the related rules of the SEC, we are including in this Proxy Statement a separate resolution to enable our stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, stockholders will be asked to vote on the following resolution at the Annual Meeting:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in the proxy statement for this meeting.”

This vote is advisory, and therefore nonbinding. In considering their vote, stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this Proxy Statement. Our Board and our Compensation Committee expect to consider the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

Vote Required

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy and entitled to vote on the matter is required to approve, on an advisory basis, the compensation of our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF A FUTURE ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to providing stockholders with the opportunity to cast an advisory vote on executive compensation, in accordance with the requirements of the Dodd-Frank Act and the related rules of the SEC, we are including in this proxy statement a separate resolution to enable our stockholders to recommend, on an advisory and non-binding basis, whether a non-binding stockholder vote on executive compensation should occur every one, two or three years.

After careful consideration, our Board of Directors believes that a frequency of “every year” for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say on pay” vote. We believe that this frequency is appropriate and would provide the Company with sufficient time to engage with stockholders to understand and respond to the “say-on-pay” vote results. Stockholders who have concerns about executive compensation during the interval between “say on pay” votes are welcome to bring their specific concerns to the attention of our Board of Directors. Please refer to page 112 of this Proxy Statement for information about communicating with our Board.

The proxy card and the Internet and the telephone proxy submission procedures each provide stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove our Board’s recommendation.

Although this advisory vote on the frequency of the “say on pay” vote is nonbinding, our Board of Directors and the Compensation Committee expect to take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years or abstain from voting when you vote in response to the resolution set forth below.

“Resolved, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve, on an advisory basis, the compensation of the named executive officers, as disclosed at the time.”

Vote Required

Generally, the affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to approve matters presented to the stockholders. However, because the vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR, ON AN ADVISORY BASIS, THE OPTION OF “EVERY YEAR” FOR HOLDING A FUTURE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

In the event that the option of “every year” receives the most affirmative votes, such interval will be the frequency of a future advisory vote on executive compensation.

PROPOSAL 5

APPROVAL OF THE SPECTRUM BRANDS HOLDINGS, INC. AMENDED AND RESTATED 2020 OMNIBUS EQUITY PLAN

Board Recommendation

At our Annual Meeting, we are asking you, our stockholders, to approve the Spectrum Brands Holdings Inc. Amended & Restated 2020 Omnibus Equity Plan (the “Amended 2020 Plan”), which was adopted by our Board on July 11, 2023, following a recommendation by our Compensation Committee to approve the Amended 2020 Plan on July 11, 2023. A copy of the Amended 2020 Plan is attached as Annex A to this Proxy Statement.

Background

The Board recommended for approval by our stockholders an amendment and restatement of our Spectrum Brands Holdings Inc. 2020 Omnibus Equity Plan to increase the number of shares available for issuance by 1,375,000 shares. In addition, we have extended the term of the plan to August 8, 2033. A description of the Amended 2020 Plan is below.

In connection with the proposed increase in shares under the Amended 2020 Plan, our Board and Compensation Committee carefully considered our anticipated future equity needs, our historical equity compensation practices and the advice of the Compensation Committee’s independent compensation consultant. At our 2020 Annual Meeting, our stockholders approved the 2020 Omnibus Equity Plan, which approved 1,180,000 new shares, in addition to any shares available under our Prior Plans defined therein. As of May 31, 2023, the Company had 757,599 shares available for grant under the 2020 Omnibus Equity Plan and 232,801 shares available for grant under Prior Plans. As shown below, our modest three-year average run rate of approximately 1% demonstrates our sound approach to the grant of equity incentive compensation and our commitment to aligning our equity compensation program with the interests of our stockholders. Generally, our run rate (as defined below) has tracked at approximately 1%, and for Fiscal 2023 we are on track for a similar run rate.

The number of additional shares being requested for authorization under the Amended 2020 Plan is 1,375,000 shares. If the Amended 2020 Plan is approved by our stockholders, we will have, in the aggregate, 2,365,400 shares available under the Amended 2020 Plan and the Prior Plans. If the Amended 2020 Plan is not approved by our stockholders, we will continue to grant equity incentive awards under the existing share reserve under the 2020 Omnibus Equity Plan until it expires or there is no remaining capacity under such plan. To the extent awards currently outstanding under the 2020 Omnibus Equity Plan are forfeited or cancelled, the corresponding number of shares will become available under the Amended 2020 Plan.

Below is a summary of awards outstanding and shares available for issuance under all of our equity compensation plans as of May 31, 2023. Also see the detailed table under “Overhang” below.

•	We had outstanding options to purchase 164,117 shares of our Common Stock, with a weighted average exercise price of $82.36 and a weighted average remaining term of 1.68 years;

•	We had outstanding unvested restricted stock unit and performance stock unit awards with respect to 871,091 shares of our common stock, assuming target performance of performance stock units;

•	A total of 990,400 shares were available for grant under the 2020 Omnibus Equity Plan and Prior Plans; and

•	The closing price of our common stock on the NYSE was $72.21 on May 31, 2023.

Reasons Why You Should Vote in Favor of the Approval of the Amended 2020 Plan

Our Board recommends a vote for the approval of the Amended 2020 Plan because it believes the plan is in the best interests of the Company and its stockholders.

•

Aligns director, employee and stockholder interests. We currently provide long-term incentives by compensating participants with equity awards. For our senior leadership team, the vesting of most of our equity awards depend on the achievement of performance metrics. With your approval of the Amended 2020 Plan, we will be able to continue to maintain this means of aligning the interests of key personnel with the interests of our stockholders.

•

Approval is necessary to continue an equity-based compensation program. If our stockholders do not approve the Amended 2020 Plan, we may have to shift to a long term compensation program that is heavily paid in cash for both our employees and directors, which would less closely align with the interests of our shareholders and negatively impact our cash management. As part of our strategic plan to become a pure-play pet and H&G business, we will continue to recruit top talent in a challenging employee retention environment. Having an available pool of employee shares will permit us to offer industry standard long-term equity programs to recruit top talent and increase retention.

•

Modest share usage and dilution. As described below, we have historically had moderate share usage under our equity plans, and even with the addition of share reserves under the Amended 2020 Plan, our “overhang” (as described below) will be modest.

•

Continues to include best corporate governance features. As described below, the Amended 2020 Plan continues to have the sound governance features approved by shareholders in 2020. The Amended 2020 Plan includes “best practices” provisions, which align with our current practices of providing “double trigger” rather than “single trigger” change of control vesting and including “minimum vesting” provisions.

•

Attracts and retains talent. The Amended 2020 Plan will be a critical tool to the continued success of the Company by continuing to attract, retain and motivate key personnel and providing participants with incentives directly related to increases in the value of the Company.

We believe that the benefits to our stockholders from equity award grants to our employees and directors outweigh the potential dilutive effect of grants under the Amended 2020 Plan.

The Company believes that paying a significant portion of annual variable compensation in the form of equity awards is an effective method of aligning the interests of our employees with those of our stockholders, encouraging ownership in the Company, and retaining, attracting and rewarding talented employees. We also believe that having a vehicle to pay a portion of compensation for our non-employee directors in stock awards is appropriate and consistent with market practices.

Considerations for the Approval of the Amended 2020 Plan

The Amended 2020 Plan builds upon the effectiveness of our 2020 Plan and so continues to include the current governance best practices. The increased share capacity would result in modest dilution and further align our equity compensation program with the interest of our stockholders.

•	Governance Best Practices. The Amended 2020 Plan incorporates the following corporate governance best practices that protect the interests of our stockholders:

•

Double-trigger vesting upon a change in control. The Amended 2020 Plan provides that upon a change in control, any acceleration of the vesting of outstanding awards may occur on a “double-trigger” basis rather than a “single trigger basis”, which means that awards do not vest upon a change in control except upon either (i) a participant’s qualifying termination of employment on or within 24 months following such change in control or (ii) the failure of the successor corporation to assume or continue the awards following such change in control.

•

Minimum vesting condition. The Amended 2020 Plan provides that awards granted to participants under the plan will not vest (or have applicable restrictions lapse) prior to the one-year anniversary of the date of grant (the “Minimum Vesting Condition”), with only narrow exceptions, which we believe strengthen our employees’ interest in creating long term value with our shareholders.

•	No “evergreen” provision. The number of shares of our Common Stock available for issuance under the Amended 2020 Plan is fixed and will not adjust based upon the number of shares outstanding.

•	Dividends subject to restrictions. Dividend or dividend equivalents, if any, paid on any equity award are subject to the same vesting requirements as the underlying award.

•

Stock options and stock appreciation rights are not discounted. The Amended 2020 Plan prohibits granting stock options with exercise prices and stock appreciation rights (“SARs”) with grant prices lower than the fair market value of a share of our Common Stock on the grant date, except in connection with the issuance or assumption of awards in connection with certain mergers, consolidations, acquisitions of property or stock or reorganizations.

•	No repricing or exchange without stockholder approval. The Amended 2020 Plan prohibits the repricing of outstanding stock options or SARs without stockholder approval.

•

Material amendments require stockholder approval. Material changes to the Amended 2020 Plan, including increasing the number of shares authorized for issuance and repricing of stock options and SARs, require stockholder approval.

•

No liberal share counting provisions. The following types of shares will not be available for re-issuance under the Amended 2020 Plan: (i) shares withheld to cover the exercise price or strike price of awards and (ii) shares withheld to cover the payment of taxes with respect to any award.

•

“Clawback” provision. The Amended 2020 Plan contains a “clawback” provision, which provides that the Compensation Committee may include in an award agreement, that if a participant is determined by the Compensation Committee to have violated a non-competition, non-solicitation or non-disclosure agreement or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any of its Affiliates (as defined in the Amended 2020 Plan), all rights of the participant under the Amended 2020 Plan and any agreements evidencing an award then held by the participant will terminate and be forfeited and the Compensation Committee may require the participant to surrender and return to the Company any shares received, and/or to repay any profits or any other economic value made or realized by the participant. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act of 2002 and Section 954 of the Dodd Frank Act), awards shall be subject to clawback, forfeiture or similar requirement. Awards to executive officers are also subject to the Company’s clawback policy, which requires the recoupment of certain excess incentive compensation in the event of a material restatement of the Company’s financial statements.

•

Stock ownership guidelines. Our directors and covered officers are subject to stock ownership requirements as described under “Directors, Executive Officers and Corporate Governance” in this proxy statement.

•

No tax gross-ups. No participant is entitled under the Amended 2020 Plan to any tax gross-up payments for any excise tax pursuant to Sections 280G or 4999 of the IRC that may be incurred in connection with awards under the plan.

•	Modest Share Usage and Shareholder Dilution. We are requesting an additional 1,375,000 shares of Common Stock under the Amended 2020 Plan.

•

Run Rate. When determining the requested increase in the number of shares authorized for issuance under the Amended 2020 Plan, our Board and Compensation Committee carefully considered the potential dilution to our current stockholders as measured by our “run rate,” “overhang” and projected future share usage.

•

Our modest three-year average run rate of approximately 1% demonstrates our sound approach to the grant of equity incentive compensation and our commitment to aligning our equity compensation program with the interests of our stockholders. Generally, our run rate has tracked at approximately 1%, and for Fiscal 2023 we are on track for a similar run rate. Our run rate includes shares delivered in respect of our annual MIP bonus program where applicable in Fiscal 2020.

Run Rate
Fiscal Year	Stock Options Granted	Full- Value Awards Granted (RSUs)	Performance Units Awarded(*)	Total Awards Granted	Weighted Average Common Shares Outstanding	Run Rate(**)
2022	–	118,645	141,829	260,474	40,922,705	0.64%
2021	–	214,567	243,031	457,598	46,650,538	0.98%
2020	–	295,157	309,692	604,849	44,704,622	1.35%

Three-Year Average Run Rate						0.99%

*	Reflects performance stock units at target.
**	Run rate is calculated by dividing the number of awards granted by our weighted average common shares outstanding.

•	For Fiscal 2023, based on grants made to date and current projections for the remainder of the year, we project that our run rate will be consistent with our past three-year average.

•

Overhang. We are committed to limiting shareholder dilution from our equity compensation programs. If the Amended 2020 Plan is approved by our shareholders, our overhang would be 7.7% as set forth below. We calculate “overhang” as the total of (a) shares underlying outstanding awards at target plus shares available for issuance for future awards, divided by (b) the total number of shares outstanding, including shares underlying outstanding awards and shares available for issuance under future awards.

	Stock Options
As of	Number Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Term (years)	Total Full- Value Awards Outstanding	Shares Available	Total Shares Within Plans	Common Shares Outstanding	Diluted Common Shares Outstanding	Total Equity Dilution
May 31, 2023	164,117	$82.36	1.68	871,091	990,400	2,025,608	41,004,457	43,030,065	4.7%
Additional Shares Requested					1,375,000	1,375,000
May 31, 2023	164,117	$82.36	1.68	871,091	2,365,400	3,400,608	41,004,457	44,405,065	7.7%

•

Based on a reasonable expectation of future equity usage, we believe the number of shares being requested for authorization under the Amended 2020 Plan will last for at least three years, although actual usage may vary depending on market factors and unexpected events.

Summary of the Amended 2020 Plan

The following summary of the material features of the Amended 2020 Plan is qualified in its entirety by reference to the complete text of the Amended 2020 Plan.

Administration. Our Compensation Committee will administer the Amended 2020 Plan. The Compensation Committee will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under the Amended 2020 Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Amended 2020 Plan. The Compensation Committee will have full discretion to administer and interpret the Amended 2020 Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable, or to comply with any applicable law and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Any employees, directors, officers or consultants of the Company or its Affiliates will be eligible for awards under the Amended 2020 Plan. The Compensation Committee has the sole and complete authority to determine who will be granted an award under the Amended 2020 Plan. Additional employees of certain designated foreign subsidiaries of the Company are also eligible under separate “Sub Plans.” As of June 20, 2023, there were approximately 122 employees (including officers), 6 nonemployee directors and no consultants eligible to participate in the Amended 2020 Plan, although additional participants may become eligible in the future.

Number of Shares Authorized. The number of additional shares being requested for authorization under the Amended 2020 Plan is 1,375,000 shares. At our 2020 Annual Meeting, our stockholders approved the 2020 Omnibus Equity Plan, which approved 1,180,000 new shares, in addition to any shares available under our Prior Plans defined therein. As of May 31, 2023, the Company had 757,599 shares available for grant under the 2020 Omnibus Equity Plan. As a result, if the Amended 2020 Plan is approved by our stockholders, we will have, in the aggregate, 2,132,599 shares available for grant under the Amended 2020 Plan, in addition to 232,801 shares available for grant under the Prior Plans. To the extent awards currently outstanding under the 2020 Omnibus Equity Plan are forfeited or cancelled, the corresponding number of shares will become available under the Amended 2020 Plan, and to the extent awards currently outstanding under the Prior Plans are forfeited or cancelled, the corresponding number of shares will become available under the Amended 2020 Plan (unless such shares have been rolled back into the applicable Prior Plan). No more than 1,000,000 shares of our Common Stock may be issued with respect to incentive stock options under the Amended 2020 Plan.

No non-employee director may be granted awards for director compensation having an aggregate maximum value at the date of grant, together with any cash fees payable to such non-employee director for director compensation, in excess of $1,000,000 with respect to the non-executive chairperson of the Board of Directors and $750,000 with respect to any other non-employee director.

Shares of our Common Stock subject to awards are generally unavailable for future grant unless such awards are subsequently terminated, canceled or forfeited without the participant having benefited therefrom; provided that, in no event shall shares used in payment of the exercise price or strike price of an award or any taxes required to be withheld in respect of an award increase the number of shares of our Common Stock that may be delivered under the Amended 2020 Plan.

Change in Capitalization. If there is a change in the Company’s corporate capitalization in the event of (a) a dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, shares of our Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, consolidation, repurchase or exchange of shares of our Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of our Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control (as defined in the Amended 2020 Plan)) that affects the shares of our Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company or any of its Affiliates, or the financial statements of such entities, or changes in applicable rules, rulings or regulations or other requirements of any governmental body or securities exchange, accounting principles or laws, such that the Compensation Committee determines that an adjustment is necessary or appropriate, then the Compensation Committee can make adjustments in a manner that it deems equitable.

Awards Available for Grant. The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, SARs, restricted stock, restricted stock units and other stock based awards, or any combination of the foregoing. Awards may be granted under the Amended 2020 Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company (whether directly or indirectly) or with which the Company combines (“Substitute Awards”). All types of awards shall be subject to the terms and conditions established by the Compensation Committee and specified in an award agreement.

Stock Options. The Compensation Committee is authorized to grant options to purchase shares of our Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the Amended 2020 Plan shall be non-qualified unless the applicable award agreement expressly states that the option is intended to be an “incentive stock option” and such option has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code.

Under the terms of the Amended 2020 Plan, the exercise price of the options will not be less than the fair market value of our Common Stock at the time of grant (except with respect to Substitute Awards, as provided for in the Amended 2020 Plan). Options granted under the Amended 2020 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the Amended 2020 Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder); provided that, if the term of a non-qualified option would expire at a time when trading in the shares of our Common Stock is prohibited by the Company’s insider trading policy, the option’s term shall be automatically extended until the 30th day following the expiration of such prohibition. Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent, and/or shares of our Common Stock valued at the fair market value at the time the option is exercised

(provided that such shares are not subject to any pledge or other security interest or are Mature Shares (as defined under the Amended 2020 Plan)), or by such other method as the Compensation Committee may permit in its sole discretion, including: (i) in other property having a fair market value on the date of exercise equal to the exercise price, (ii) if there is a public market for the shares of our Common Stock at such time, by means of a broker-assisted “cashless exercise,” or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. Any fractional shares of our Common Stock will be settled in cash.

Stock Appreciation Rights. The Compensation Committee is authorized to award SARs under the Amended 2020 Plan. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares, or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the Amended 2020 Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of our Common Stock for each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant.

Restricted Stock. The Compensation Committee is authorized to award restricted stock under the Amended 2020 Plan. Restricted stock constitutes an immediate transfer of the ownership of Common Shares to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Compensation Committee for a period of time determined by the Compensation Committee.

Restricted Stock Units. The Compensation Committee is authorized to award restricted stock units. Awards of restricted stock shall be subject to the terms and conditions established by the Compensation Committee and specified in an award agreement. Unless the Compensation Committee determines otherwise as specified in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the restricted stock units are to be earned, then any unvested units will be forfeited. Unless the Compensation Committee determines otherwise as specified in an award agreement, upon the expiration of the period of time over which the restricted stock units are to be earned, the participant will receive one share of our Common Stock for each outstanding restricted stock unit or, at the Compensation Committee’s election, an amount in cash equal to the fair market value of the aggregate number of shares of our Common Stock as of the expiration date of the period over which the units are to be earned or at a later date selected by the Compensation Committee, less an amount equal to any withholding taxes. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of our Common Stock) either in cash or, at the sole discretion of the Compensation Committee, in shares of our Common Stock having a fair market value equal to the amount of such dividends (and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying restricted stock units are settled following the release of restrictions on such restricted stock units and, if such restricted stock units are forfeited, the participant will have no right to such dividend equivalent payments.

Other Stock-Based Awards. The Compensation Committee is authorized to grant rights to receive grants of awards at a future date or other awards denominated in shares of our Common Stock under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.

Performance Compensation Awards. The Compensation Committee may grant any award under the Amended 2020 Plan that is subject to the achievement of performance objectives selected by the Compensation Committee in its sole discretion, including without limitation, any one or more of (or any combination of) the following performance criteria for the Company (and/or one or more of its affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units, or any combination of the foregoing):

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or net revenue growth;

•	gross revenue or gross revenue growth, gross profit or gross profit growth;

•	net operating profit (before or after taxes);

•	return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales);

•	cash flow measures (including, but not limited to, operating cash flow, Free Cash Flow and cash flow return on capital), which may but are not required to be measured on a per-share basis;

•	earnings before or after taxes, interest, depreciation, and amortization (including EBIT and EBITDA);

•	gross or net operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total stockholder return);

•	expense targets or cost reduction goals, general and administrative expense savings;

•	operating efficiency;

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added or other “value creation” metrics;

•	inventory control;

•	enterprise value;

•	sales;

•	stockholder return;

•	client retention;

•	competitive market metrics;

•	employee retention;

•	timely completion of new product rollouts;

•	timely launch of new facilities;

•

objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional project budgets);

•	system-wide revenues;

•	royalty income;

•	cost of capital, debt leverage year-end cash position or book value;

•	strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations;

•	environmental, sustainability or social governance targets; or

•	any combination of the foregoing.

Any of the performance criteria can be stated as a percentage of another performance criteria or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or its affiliates or any divisions, operations or business units, divisions, product lines, asset classes, brands, or administrative departments or any combination thereof, as the

Compensation Committee deems appropriate. Performance criteria may be compared to the performance of a group of comparator companies or a published or special index that the Compensation Committee deems appropriate or stock market indices. The performance criteria may also be subject to a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made. The Compensation Committee has the authority to make equitable adjustments to the performance criteria, as may be determined by the Compensation Committee at any time, in its sole discretion.

The Compensation Committee may also specify adjustments or modifications to be made to the calculation of the performance criteria for such performance period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

Unless otherwise provided in the applicable award agreement, a participant shall be eligible to receive payment in respect of an Award subject to performance criteria only to the extent that (i) the performance criteria for such period are achieved; and (ii) all or some of the portion of such participant’s Award has been earned for the performance period based on the application of the of the relevant performance formula to the achieved performance goals.

Minimum Vesting Condition. Awards granted under the Amended 2020 Plan will vest over a minimum period of not less than one year following the date of grant. However, the Compensation Committee may accelerate the vesting of awards or otherwise lapse or waive these minimum vesting requirements in the event of a participant’s death or “disability” or a “change in control” (as such terms are defined in the Amended 2020 Plan). In addition, the Compensation Committee may grant up to 5% of the shares authorized under the Amended 2020 Plan that are not subject to the minimum vesting condition. For the avoidance of doubt, any shares of Common Stock granted in connection with the Company’s Management Incentive Plan or similar performance programs shall have been deemed to satisfy the Minimum Vesting Condition as such grants are based on the achievement of annual corporate, business segment, and/or divisional financial goals.

Double-Trigger Vesting Upon Change in Control. In the event of a Change in Control, (i) with respect to Awards that are not subject to the achievement of Performance Conditions (as defined in the Amended 2020 Plan), including Awards that are subject to the achievement of Performance Conditions that are replaced by Qualifying Replacement Awards (as defined in the Amended 2020 Plan) and cease to be subject to the achievement of Performance Conditions, if a Qualifying Replacement Award is provided to the applicable Participant to replace such Award then, in the event that the Participant incurs a Qualifying Termination (as defined in the Amended 2020 Plan) within the 24-month period immediately following the Change in Control, then, any such Qualifying Replacement Award that relates to (x) Options or SARs outstanding as of immediately prior to the Participant’s shall become fully vested and exercisable as of the date of such Qualifying Termination and remain exercisable until the earlier of (A) the second anniversary of the Qualifying Termination and (B) the end of the applicable Option Period or SAR Period, and (y) Restricted Stock or Restricted Stock Units outstanding as of immediately prior to the Participant’s Qualifying Termination shall be fully vested as of the date of such Qualifying Termination, and any such Qualifying Replacement Award that relates to Restricted Stock Units shall be settled immediately upon such Qualifying Termination (as determined in the manner provided for in the terms thereof, but subject to the Amended 2020 Plan)); (ii) with respect to Awards that are not subject to the achievement of Performance Conditions, if a Qualifying Replacement Award is not provided to the applicable Participant to replace the applicable Award, any such Award that is an Option or SAR then outstanding shall vest and be fully exercisable as of the date of the Change in Control, any such Award of Restricted Stock or Restricted Stock Units then outstanding shall be fully vested as of the date of the Change in Control, and any such Award of Restricted Stock Units then outstanding shall (subject to the Amended 2020 Plan) be settled immediately (as determined in the manner provided for in the terms thereof, but subject to the Amended 2020 Plan); and (iii) if a Qualifying Replacement Award is not provided to the applicable Participant to replace the applicable Award, any Awards that are subject to the achievement of Performance Conditions shall, immediately prior to, and subject to the consummation of, such Change in Control, vest and (subject to the Amended 2020 Plan) be settled immediately (as determined in the manner provided for in the terms thereof, but subject to the Amended 2020 Plan) based on the greater of (x) actual performance through the date of the Change in Control or (y) target performance; in each case, subject to the terms of the Award or the Plan. Notwithstanding the foregoing, with respect to any Award that provides for the deferral of compensation and is subject to Section 409A of the Code, (i) if a Change in Control constitutes a payment event with respect to such Award, the applicable transaction or event with respect to such Award must, for purposes of such payment event, also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i) (5) to the extent required by Section 409A, and (ii) the settlement provisions of this section of the Amended 2020 Plan shall not apply to such Award and the settlement of such Award shall be governed by the terms of the applicable Award, it being understood that this section of the Amended 2020 Plan shall not limit application of the vesting provisions of this section of the Amended 2020 Plan to any such Award..

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution.

Amendments and Termination. The Amended 2020 Plan will expire on August 8, 2033. The Board of Directors may amend, suspend, or terminate the Amended 2020 Plan at any time; provided that, stockholder approval to amend the Amended 2020 Plan may be necessary if such approval is necessary to comply with any tax or regulatory requirement applicable to the Amended 2020 Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of our Common Stock may be listed or quoted or for changes in GAAP to new accounting standards; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not be effective without the consent of the affected participant, holder or beneficiary.

The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that, any such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted shall not to that extent be effective without the consent of the affected participant, holder, or beneficiary; and provided further that, without stockholder approval, (a) no amendment or modification may reduce the exercise price of any option or the strike price of any SAR; (b) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower exercise price), cancel any SAR and replace it with a new SAR (with a lower strike price), and no option or SAR may be exchanged for cash or another award in a manner which would either (i) be reportable on the Company’s proxy statement as options which have been “repriced” (as such term in used in regulations promulgated under the Exchange Act), or (ii) result in any “repricing” for financial statement reporting purposes (or otherwise cause the award to fail to qualify for equity accounting treatment) and (c) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted. However, stockholder approval is not required with respect to clauses (a), (b) and (c) above for any action specifically permitted by Section 12 (Changes in Capital Structure and Similar Events) of the Amended 2020 Plan. In addition, none of the requirements described in the preceding clauses (a), (b) and (c) can be amended without stockholder approval.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the Amended 2020 Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Stock Options. The Code requires that, for treatment of an option as an incentive stock option, shares of our Common Stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of (a) two years from the date of grant of the option, or (b) one year from the date of exercise of the option. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, the Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of an option that does not qualify as an incentive stock option (“a non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs. No income will be recognized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act. The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. The Company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to certain executive officers.

Section 409A of the Code. Section 409A of the Code generally affects amounts deferred by a participant. Section 409A provides that “deferred compensation” must comply with Section 409A of the Code and if it does not, the compensation is subject to a 20% additional excise tax plus, in certain cases, an interest charge.

Importance of Consulting a Tax Advisor. The foregoing discussion is a summary only and does not purport to be complete. In addition, the information is based upon existing U.S. tax laws and regulations and, therefore, is subject to change when those laws or rules change. Moreover, because the tax consequences to any participant may depend on his or her particular situation, each participant should consult his or her tax advisor as to the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of shares acquired as a result of any award.

Interests of Certain Persons in the Action Taken

Each of our directors and executive officers is a potential recipient of awards under the Amended 2020 Plan. While as of the date this proxy statement is first sent to stockholders, our Board of Directors and the Compensation Committee have not committed to grant any future awards to any director or executive officer not otherwise disclosed herein, we expect that the Board of Directors and Compensation Committee will grant awards to such participants in accordance with the Amended 2020 Plan.

Equity Compensation Plan Information

The following table sets forth certain equity compensation plan information as of September 30, 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,102,601	82.36	1,334,100
Equity compensation plans not approved by security holders	–	–	–
Total	1,102,601	82.36	1,334,100

(a)

The number of securities to be issued upon exercise of outstanding options, warrants and rights shown above, as of September 30, 2022, includes 339,934 restricted stock units and 598,550 performance-based stock units at target which have been granted under the terms of the Spectrum Brands Holdings, Inc. Amended & Restated 2011 Omnibus Equity Award Plan and the Spectrum Brands Holdings Inc. 2011 Omnibus Equity Award Plan and 164,117 stock option awards which have been granted under the terms of the Spectrum Brands Holdings Inc. 2011 Omnibus Award Plan.

(b)

The weighted average exercise price does not take into account securities which will be issued upon conversion of outstanding restricted stock units and performance-based stock units, which do not have an exercise price.

(c)

Includes securities that remain available for grant under our equity compensation plans as follows: 154,100 shares under the Spectrum Brands Holdings, Inc. Amended & Restated 2011 Omnibus Equity Award Plan and 1,180,000 shares under the Spectrum Brands Holdings, Inc. 2020 Omnibus Equity Plan. Does not include the request for additional shares in this proxy statement.

New Plan Benefits

The types and amounts of benefits that will be awarded under the Amended 2020 Plan are not currently determinable. Awards granted under the Amended 2020 Plan are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. The Spectrum Brands Holdings, Inc. 2020 Omnibus Equity Plan together with the Prior Plans were in place during fiscal 2022. See the sections entitled “Executive Compensation – Grants of Plan-Based Awards” and “Director Compensation” for information regarding our recent practices with respect to equity-based compensation for directors and executive officers, including the grants made during fiscal 2022, and the disclosure above in this proposal regarding the amount of grants during fiscal 2022 under our equity plans.

Vote Required

Approval of this action requires the affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy and entitled to vote thereon.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDED 2020 PLAN.

OTHER BUSINESS

As of the date hereof, the Board knows of no other matters to be brought before the meeting. The persons named on the proxy are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting.

POSSIBLE CHANGE IN ANNUAL MEETING

We are monitoring the public health impact of the coronavirus (COVID-19). The health and well-being of our employees, stockholders, directors, officers, and other stakeholders are paramount. If public health developments warrant, we may change the date or location of the annual meeting, including the possibility that we may hold the annual meeting through a “virtual” or online method. Any such change will be announced as promptly as practicable, through a press release and a filing with the SEC, as well as any other notification required by state law.

COMMUNICATIONS WITH OUR BOARD

We believe that communications between the Board, our stockholders and other interested parties are an important part of our corporate governance. Stockholders and other interested parties may communicate with our Board, our Audit Committee, our Compensation Committee, our NCG Committee, any individual director, or all non-management directors as a group, by mailing such communications to the following address: c/o Ehsan Zargar, Executive Vice President, General Counsel, and Corporate Secretary at Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562.

If the letter is from a stockholder, the letter should state that the sender is a stockholder. Under a process approved by our Board and defined in the Corporate Governance Guidelines, depending on the subject matter, management will:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the matter directly (as where information about the Company or its stock is requested); or

•	not forward the letter if it is primarily commercial in nature or relates to an improper or irrelevant topic.

A summary of all relevant communications that are received after the last meeting of the full Board, or of non-management directors, and which are not forwarded will be presented at each Board meeting along with any specific communication requested by a director.

Stockholders and other interested parties who have concerns or complaints relating to accounting, internal accounting controls or other matters may contact the Audit Committee by writing to the following address:

Spectrum Brands Holdings, Inc.

Attention: Audit Committee Chair

3001 Deming Way

Middleton, WI 53562

All communications will be handled in a confidential manner, to the extent practicable and permitted by law. Communications may be made on an anonymous basis; however, in these cases the reporting individual must provide sufficient details for the matter to be reviewed and resolved. The Company will not tolerate any retaliation against an employee who makes a good faith report.

FORWARD-LOOKING STATEMENTS

We have made, implied or incorporated by reference certain forward-looking statements in this Proxy Statement. All statements, other than statements of historical facts included or incorporated by reference in this Proxy Statement, including, without limitation, statements or expectations regarding our business strategy, future operations, financial condition, estimated revenues, projected costs, earnings power, projected synergies, prospects, plans and objectives of management, information concerning expected actions of third parties are forward-looking statements. When used in this Proxy Statement, the words future, anticipate, pro forma, seek, intend, plan, envision, estimate, believe, belief, expect, project, forecast, outlook, earnings framework, goal, target, could, would, will, can, should, may and similar expressions are also intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Since these forward-looking statements are based upon our current expectations of future events and projections and are subject to a number of risks and uncertainties, many of which are beyond our control and some of which may change rapidly, actual results or outcomes may differ materially from those expressed or implied herein, and you should not place undue reliance on these statements. Important factors that could cause our actual results to differ materially from those expressed or implied herein include, without limitation:

•

the COVID-19 pandemic, economic, social and political conditions or civil unrest, terrorist attacks, acts of war, natural disasters, other public health concerns or unrest in international markets impacting our business, customers, employees (including our ability to retain and attract key personnel), manufacturing facilities, suppliers, capital markets, and our financial condition, and results of operations, all of which tend to aggravate the other risks and uncertainties we face;

•	a number of local, regional and global uncertainties could negatively impact our business;
•

the negative effect of the armed conflict between Russia and Ukraine and its impact on those regions and surrounding regions, including on our operations and on those of our customers, suppliers, and other stakeholders;

•	our increased reliance on third-party partners, suppliers, and distributors to achieve our business objectives;
•

the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring and optimization activities, including distribution center changes which are complicated and involve coordination among a number of stakeholders, including our suppliers and transportation and logistics handlers;

•	the impact of our indebtedness on our business, financial condition, and results of operations;
•	the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies;
•	any failure to comply with financial covenants and other provisions and restrictions of our debt instruments;
•

the effects of general economic conditions, including the impact of, and changes to tariffs and trade policies, inflation, recession or fears of a recession, depression or fears of a depression, labor costs, and stock market volatility or monetary or fiscal policies in the countries where we do business;

•

the impact of fluctuations in transportation and shipment costs, fuel costs, commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit;

•	interest rate fluctuations;
•	changes in foreign currency exchange rates that may impact our purchasing power, pricing, and margin realization within international jurisdictions;
•	the loss of, significant reduction in, or dependence upon, sales to any significant retail customer(s), including their changes in retail inventory levels and management thereof;
•	competitive promotional activity or spending by competitors, or price reductions by competitors;
•	the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands;
•	changes in consumer spending preferences and demand for our products, particularly in light of economic stress and the COVID-19 pandemic;
•	our ability to develop and successfully introduce new products, protect our intellectual property and avoid infringing the intellectual property of third parties;
•

our ability to successfully identify, implement, achieve and sustain productivity improvements, cost efficiencies (including at our manufacturing and distribution operations), cost savings and other strategic plans and goals, including our ESG goals and initiatives;

•	the seasonal nature of sales of certain of our products;
•	the impact weather conditions may have on the sales of certain of our products;
•	the effects of climate change and unusual weather activity as well as our ability to respond to future natural disasters and pandemics and to meet our environmental, social and governance goals;
•	the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health, and consumer protection regulations);
•

public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties;

•	the impact of existing, pending or threatened litigation, government regulation or other requirements or operating standards applicable to our business;
•

the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data, including our failure to comply with new and increasingly complex global data privacy regulations;

•	changes in accounting policies applicable to our business;
•

our discretion to adopt, conduct, suspend or discontinue any share repurchase program (including our discretion to conduct purchases, if any, in a variety of manners including open-market purchases or privately negotiated transactions);

•

our ability to realize the benefits of the HHI divestiture, including reducing the leverage of the Company, invest in the organic growth of the Company, fund any future acquisitions, return capital to shareholders, and/or maintain its quarterly dividends;

•	our ability to utilize net operating loss carry-forwards to offset tax liabilities from future taxable income or from the HHI sale proceeds;

•

our ability to successfully integrate the February 18, 2022, acquisition of the home appliances and cookware products business from Tristar Products, Inc. (the “Tristar Business”) into the Company’s Home and Personal Care (“HPC”) business and realize the benefits of this acquisition;

•

our ability to separate the Company’s HPC business and create an independent Global Appliances business on expected terms, and within the anticipated time period, or at all, and to realize the potential benefits of such business;

•

our ability to create a pure play consumer products company composed of our Global Pet Care and Home & Garden business and to realize the expected benefits of such creation, and within the anticipated time period, or at all;

•	our ability to successfully implement further acquisitions or dispositions and the impact of any such transactions on our financial performance;
•	the impact of actions taken by significant stockholders;
•	the unanticipated loss of key members of senior management and the transition of new members of our management teams to their new roles;
•	the impact of economic, social and political conditions or civil unrest in the U.S. and other countries; and
•

the other risk factors set forth in the securities filings of Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC, including their most recently filed Annual Report on Form 10-K and subsequent Quarterly Report(s) on Form 10-Q.

Some of the above-mentioned factors are described in further detail in the sections entitled Risk Factors in our annual and quarterly reports, as applicable. You should assume the information appearing in this Proxy Statement is accurate only as of the end of the period covered by this Proxy Statement, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since that date. Except as required by applicable law, including the securities laws of the U.S. and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

ANNEX A

Spectrum Brands Holdings, Inc. Amended and Restated 2020 Omnibus Equity Plan

SPECTRUM BRANDS HOLDINGS, INC.

Amended & Restated 2020 Omnibus Equity Plan

1.    Purpose. This Spectrum Brands Holdings, Inc. Amended & Restated 2020 Omnibus Equity Plan amends and restates the Spectrum Brands Holdings, Inc. 2020 Omnibus Equity Plan in its entirety. The purpose of this Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of our Common Stock (as defined below), thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

This Plan document is an omnibus document which includes, in addition to the Plan, separate sub-plans (“Sub Plans”) that permit offerings of grants to employees of certain Designated Foreign Subsidiaries (as defined below). Offerings under the Sub Plans may be made in particular locations outside the United States of America and shall comply with local laws applicable to offerings in such foreign jurisdictions. The Plan shall be a separate and independent plan from the Sub Plans, but the total number of shares of Common Stock authorized to be issued under the Plan applies in the aggregate to both the Plan and the Sub Plans.

2.    Definitions. The following definitions shall be applicable throughout the Plan.

(a)    “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b)    “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit and Other Stock-Based Award, including awards subject to Performance Conditions, granted under the Plan.

(c)    “Beneficial Owner” has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “cause” contained therein), (A) the Participant’s commission of a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (B) the Participant has engaged or is about to engage in conduct harmful (whether financially, reputationally or otherwise) to the Company or any of its Affiliates, (C) the Participant’s failure to perform duties as reasonably directed by the Company (which, if curable, is not cured within ten days after notice thereof is provided to the Participant) or (D) the Participant’s gross negligence, willful misconduct or material act of disloyalty with respect to the Company or its Affiliates (which, if curable, is not cured within ten days after notice thereof is provided to the Participant). Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(f)    “Change in Control” shall, unless in the case of a particular Award the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” mean the occurrence of any of the following:

(i)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing more than 50% of the combined voting power of the Company’s then outstanding securities, other than any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of subsection (iii) below;

(ii)    the following individuals cease for any reason to constitute a majority of the members of the Board: (A) individuals who, on the Effective Date, were members of the Board (the “Incumbent Directors”), (B) individuals whose election or nomination to the Board was approved by Incumbent Directors constituting, at the time of such election or nomination, at least a majority of the Board or (C) individuals whose election or nomination to the Board was approved by individuals referred to in clauses (A) and (B) constituting, at the time of such election or nomination, at least a majority of the Board (other than, in the cases of clauses (A) and (B), directors whose initial nomination for, or assumption of office as, members of the Board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person other than a solicitation for the election of one or more directors by or on behalf of the Board);

(iii)    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of voting securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; or

(iv)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, to any Person, other than a sale or disposition by the Company of all or substantially all of the assets of the Company to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred if immediately after the occurrence of any of the events described in clauses (i) to (iv) above the record holders of the Common Stock of the Company immediately prior to such event or series of events continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such event or series of events. Terms used in the definition of a “Change in Control” shall be as defined or interpreted in a manner consistent with Section 409A of the Code.

(g)    “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(h)    “Committee” means the Compensation Committee of the Board or if no such Compensation Committee exists, the Board.

(i)    “Common Stock” means the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(j)    “Company” means Spectrum Brands Holdings, Inc., a Delaware corporation, and any successor thereto.

(k)    “Date of Grant” means the date on which the granting of an Award is authorized by the Committee, or such other date as may be specified in such authorization.

(l)    “Designated Foreign Subsidiaries” means all Affiliates organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(m)    “Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise or otherwise prohibited by applicable law, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any then-existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other similar agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the essential functions, duties and/or responsibilities of the occupation at which a Participant was employed or served when such disability commenced, with or without reasonable accommodation. Any determination of whether Disability exists shall be made by the Committee in its sole discretion.

(n)    “Effective Date” means July 28, 2020, provided that the Plan is approved by the stockholders at the 2020 Annual Meeting of the Company. The Plan was approved in its original form by the stockholders at the 2020 Annual Meeting of the Company and, as amended and restated, as approved by the stockholders at the 2023 Annual Meeting of the Company.

(o)    “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “independent director” under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(p)    “Eligible Person” means any (i) individual employed by the Company or an Affiliate who satisfies all of the requirements of Section 6 of the Plan; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable on Form S-8 under the Securities Act; or (iv) any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once such individual begins employment or consultancy with or providing services to the Company or its Affiliates).

(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(r)    “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(s)    “Fair Market Value” means, on a given date, unless otherwise determined by the Committee, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation service on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; (iii) if Fair Market Value cannot be determined under clause (i) or (ii) above, or if the Committee determines in its sole discretion that the shares of Common Stock are too thinly traded for Fair Market Value to be determined pursuant to clause (i) or (ii) above, the fair market value as determined in good faith by the Committee in its sole discretion; or (iv) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation service on a last sale basis, the amount determined by the Committee in good faith in its sole discretion to be the fair market value of the Common Stock.

(t)    “Good Reason” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, the Participant having “good reason” to terminate the Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination.

(u)    “Immediate Family Members” shall have the meaning set forth in Section 15(b) of the Plan.

(v)    “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(w)    “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.

(x)    “Mature Shares” means shares of Common Stock either (i) previously acquired on the open market, (ii) not acquired from the Company in the form of compensation or (iii) acquired from the Company in the form of compensation that have been owned by a Participant for at least six months.

(y)    “Minimum Vesting Condition” means with respect to any Award, a condition that vesting of (or lapsing of restrictions on) such Award does not occur until at least the first anniversary of the Date of Grant.

(z)    “Negative Discretion” shall mean the reasonable discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of Awards subject to the achievement of Performance Conditions.

(aa)    “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(bb)    “NYSE” means the New York Stock Exchange.

(cc)    “Option” means an Award granted under Section 7 of the Plan.

(dd)    “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(ee)    “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.

(ff)    “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(gg)    “Performance Conditions” means specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units, or any combination of the foregoing), which may be determined in accordance with GAAP or on a non-GAAP basis, including without limitation, by any of the following measures: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, net assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), which may but are not required to be measured on a per-share basis; (viii) earnings before or after taxes, interest, depreciation, and amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other “value creation” metrics; (xvii) enterprise value; (xviii) stockholder return; (xix) client or customer retention; (xx) competitive market metrics; (xxi) employee retention; (xxii) personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxiii) system-wide revenues; (xxiv) cost of capital, debt leverage year-end cash position or book value; (xxv) strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; (xxvi) environmental, sustainability or social governance targets; or (xxvii) any combination of the foregoing. Any one or more of the aforementioned performance criteria may be stated as a percentage of another performance criteria, or used on an absolute or relative basis to measure the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, divisions, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above performance criteria may be compared to the performance of a group of comparator companies, or a published or special index that the Committee deems appropriate, or as compared to various stock market indices. The Performance Conditions may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). The Committee shall have the authority to make equitable adjustments to the Performance Conditions as may be determined by the Committee at any time, in its sole discretion.

(hh)    “Permitted Transferee” shall have the meaning set forth in Section 15(b) of the Plan.

(ii)    “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company.

(jj)    “Plan” means this Spectrum Brands Holdings, Inc. 2020 Omnibus Equity Plan, as amended and in effect from time to time.

(kk)    “Prior Plans” shall mean, as amended from time to time, each of the Spectrum Brands Holdings, Inc. 2007 Omnibus Equity Award Plan, the Spectrum Brands Inc. 2009 Incentive Plan, the Spectrum Brands Holdings, Inc. Amended & Restated 2011 Omnibus Equity Award Plan (the “2011 Plan,” formerly known as the Spectrum Brands, Legacy, Inc. Plan), and the Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan (formerly known as the HRG Group Inc. 2011 Omnibus Equity Award Plan).

(ll)    “Qualifying Replacement Award” means an Award that (i) is of the same type as the Award it is replacing (the “Replaced Award”), (ii) has an intrinsic value that is no less than the intrinsic value of such Replaced Award as of the date of the applicable Change in Control, (iii) if such Replaced Award was an equity-based award, relates to publicly traded equity securities of the Company or of the ultimate parent entity, as applicable, following such Change in Control, (iv) contains terms relating to vesting (including with respect to a termination of the Participant’s employment by the Company (or a successor corporation or its parent)) without Cause or by the Participant for Good Reason (a “Qualifying Termination”) that are no less favorable to the applicable Participant than those of such Replaced Award and (v) has other terms and conditions that are no less favorable to the applicable Participant than the terms and conditions of such Replaced Award as of the date of such Change in Control. Without limiting the generality of the foregoing, a Qualifying Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this paragraph are satisfied shall be made by the Committee, as constituted immediately before the applicable Change in Control, in its sole discretion.

(mm)    “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(nn)    “Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed by or provide continuous services to the Company or an Affiliate for a specified period of time), granted under Section 9 of the Plan.

(oo)    “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed by or provide continuous services to the Company or an Affiliate for a specified period of time), granted under Section 9 of the Plan.

(pp)    “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(qq)    “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(rr)    “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(ss)    “Strike Price” has the meaning given such term in Section 8(b) of the Plan.

(tt)    “Sub Plans” has the meaning given such term in Section 1 of the Plan.

(uu)    “Substitute Awards” has the meaning given such term in Section 5(e) of the Plan.

3.    Effective Date; Duration. The Plan, as amended and restated, shall be effective as of August 8, 2023. The expiration date of the Plan on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of such date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4.    Administration.

(a)    The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b)    Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)    Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons who are non-employee members of the Board or otherwise are subject to Section 16 of the Exchange Act.

(d)    Unless otherwise expressly provided in the Plan, including as set forth in Section 4(c), all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e)    No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or By-laws (each, as amended). The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or By-laws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f)    Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.    Grant of Awards; Shares Subject to the Plan; Limitations.

(a)    The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards to one or more Eligible Persons. All Awards granted under the Plan shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee and as set forth in an Award agreement, including, if applicable, the attainment of Performance Conditions, subject to the Minimum Vesting Conditions as described in Section 13 of the Plan.

(b)    Subject to Section 11 of the Plan and subsection (e) below, the limitations set forth below shall apply to the grant of Awards:

(i)    The maximum number of shares of Common Stock available for issuance under the Plan from the Effective Date shall not exceed in the aggregate 2,555,000 (representing the original share reserve of 1,180,000 plus an increase of 1,375,000 shares as a result of the amendment and restatement effective August 8, 2023) shares of Common Stock (the “Share Reserve”); provided, that the Share Reserve will be increased by the number of shares of Common Stock outstanding under any of the Prior Plans as of the Effective Date that thereafter are forfeited or cancelled, expires, terminates, otherwise lapse or are settled in cash, in whole or in part, without the delivery of shares of Common Stock, unless such shares have been rolled into one of the Prior Plans. Notwithstanding the foregoing, absent action to the contrary by the Committee, any shares of Common Stock outstanding under the 2011 Plan as of August 8, 2023, that are forfeited or cancelled, expire, terminate, otherwise lapse or are settled in cash, in whole or in part, without the delivery of shares of Common Stock, shall be rolled into the 2011 Plan;

(ii)    No more than 1,000,000 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; and

(iii)    In no event will any non-employee director in any calendar year be granted awards under the Plan for director compensation having an aggregate maximum value at the Date of Grant (calculating the value of any such awards based on the grant date fair value for financial reporting purposes), taken together with any cash fees payable to such non-employee director for director compensation for such calendar year, in excess of (A) with respect to the non-executive chairperson of the Board, $1,000,000 and (B) with respect to any other non-employee director, $750,000.

(c)    Shares of Common Stock shall not be deemed to have been used in settlement of Awards unless and until they are actually issued and delivered to a Participant.

(i)    If shares of Common Stock issued upon the exercise, vesting or settlement of an Award, or shares of Common Stock owned by a Participant are surrendered or tendered to the Company (either directly or by means of attestation) in payment of the Exercise Price or Strike Price of an Award, as applicable, or any taxes to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award agreement, such surrendered or tendered shares shall not become available for other Awards under the Plan. In no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan.

(ii)    Other than as set forth in the preceding (c)(i), if and to the extent an Award under the Plan expires, terminates or is canceled or forfeited for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for other Awards under the Plan; provided that a Participant shall not be deemed to have received any “benefit,” (i) in the case of forfeited awards of Restricted Stock, by having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of Award being canceled, by reason of a new Award being granted in substitution therefor.

(d)    Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing.

(e)    Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Affiliate or an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). The number of shares of Common Stock underlying any Substitute Awards shall be counted against the aggregate number of shares of Common Stock available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or the substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any Affiliate through a merger or acquisition shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan; provided, further, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code that were previously granted by an entity that is acquired by the Company or any Affiliate through a merger or acquisition shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for delivery under the Plan.

6.    Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.    Options.

(a)    Generally. Each Option granted under the Plan shall be evidenced by an Award agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b)    Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

(c)    Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition; provided, however, that in no event shall the Option Period exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate; provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability.

(d)    Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income and employment taxes to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and are Mature Shares; (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price, (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or, subject to Committee approval or (C) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable withholding taxes. Any fractional shares of Common Stock shall be settled in cash.

(e)    Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date such Participant makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instruction from such Participant as to the sale of such Common Stock.

(f)    Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation service on which the securities of the Company are listed or traded.

8.    Stock Appreciation Rights.

(a)    Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b)    Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.

(c)    Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability.

(d)    Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e)    Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

(f)    Substitution of SARs for Nonqualified Stock Options. The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected

Participant or any holder or beneficiary of SARs, SARs settled in shares of Common Stock (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonqualified Stock Option, (ii) the number of shares of Common Stock underlying the substituted SARs shall be the same as the number of shares of Common Stock underlying such Nonqualified Stock Options and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonqualified Stock Options; provided, however, that if, in the opinion of the Company’s independent public auditors, the foregoing provision creates adverse accounting consequences for the Company, such provision shall be considered null and void.

9.    Restricted Stock and Restricted Stock Units.

(a)    Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(b)    Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 of the Plan and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock (provided that if the lapsing of restrictions with respect to any grant of Restricted Stock is contingent on satisfaction of Performance Conditions (other than or in addition to the passage of time), any dividends payable on such shares of Restricted Stock shall be held by the Company and delivered (without interest) to the Participant within 15 days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate)). The Committee shall also be permitted to cause a stock certificate registered in the name of the Participant to be issued. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c)    Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award agreement, the Restricted Period with respect to Restricted Stock and Restricted Stock Units shall lapse in such manner and on such date or dates determined by the Committee, and the unvested portion of Restricted Stock and the unvested portion of Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award. The Committee may in its sole discretion accelerate the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units which acceleration shall not affect any other terms and conditions of such Awards.

(d)    Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i)    Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or the Participant’s beneficiary, without charge a notice evidencing a book entry notation (or, if applicable, the stock certificate) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock, upon the release of restrictions on such share, shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii)    Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or the Participant’s beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units or (ii) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes to be withheld. To the extent provided in an Award agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the release of restrictions on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments.

(e)    Legends on Restricted Stock. Each certificate or electronic book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or notation substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE SPECTRUM BRANDS HOLDINGS, INC. 2020 OMNIBUS EQUITY PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF , BETWEEN SPECTRUM BRANDS HOLDINGS, INC. AND A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF SPECTRUM BRANDS HOLDINGS, INC.

10.    Other Stock-Based Awards. The Committee may issue rights to receive grants of Awards at a future date, or other Awards denominated in Common Stock (including, without limitation, performance shares or performance units), under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with the Plan, including the Minimum Vesting Condition described in Section 13, as may be reflected in the applicable Award agreement.

11.    Changes in Capital Structure and Similar Events. In the event that the Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, splitup, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, issuance of shares of Common Stock pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the shares of Common Stock, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to compliance with Section 409A of the Code and other applicable law, adjust equitably so as to ensure no undue enrichment or harm (including, without limitation, by payment of cash), any or all of:

(i)    the number and type of shares of Common Stock (or other securities) which thereafter may be made the subject of Awards, including the aggregate limit specified in Section 5(b);

(ii)    the number and type of shares of Common Stock (or other securities) subject to outstanding Awards; and

(iii)    the grant, purchase, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;

provided, however, that the number of shares of Common Stock subject to any Award denominated in shares shall always be a whole number.

12.    Effect of Change in Control.

(a)    In the event of a Change in Control:

(i)    with respect to Awards that are not subject to the achievement of Performance Conditions, including Awards that are subject to the achievement of Performance Conditions that are replaced by Qualifying Replacement Awards and cease to be subject to the achievement of Performance Conditions, if a Qualifying Replacement Award is provided to the applicable Participant to replace such Award then, in the event that the Participant incurs a Qualifying Termination within the 24-month period immediately following the Change in Control, then, any such Qualifying Replacement Award that relates to (x) Options or SARs outstanding as of immediately prior to the Participant’s shall become fully vested and exercisable as of the date of such Qualifying Termination and remain exercisable until the earlier of (A) the second anniversary of the Qualifying Termination and (B) the end of the applicable Option Period or SAR Period and (y) Restricted Stock or Restricted Stock Units outstanding as of immediately prior to the Participant’s Qualifying Termination shall be fully vested as of the date of such Qualifying Termination, and any such Qualifying Replacement Award that relates to Restricted Stock Units shall (subject to Section 12(b)) be settled immediately upon such Qualifying Termination (as determined in the manner provided for in the terms thereof, but subject to Section 11);

(ii)    with respect to Awards that are not subject to the achievement of Performance Conditions, if a Qualifying Replacement Award is not provided to the applicable Participant to replace the applicable Award, any such Award that is an Option or SAR then outstanding shall vest and be fully exercisable as of the date of the Change in Control, any such Award of Restricted Stock or Restricted Stock Units then outstanding shall be fully vested as of the date of the Change in Control, and any such Award of Restricted Stock Units then outstanding shall (subject to Section 12(b)) be settled immediately (as determined in the manner provided for in the terms thereof, but subject to Section 11); and

(iii)    if a Qualifying Replacement Award is not provided to the applicable Participant to replace the applicable Award, any Awards that are subject to the achievement of Performance Conditions shall, immediately prior to, and subject to the consummation of, such Change in Control, vest and (subject to Section 12(b)) be settled immediately (as determined in the manner provided for in the terms thereof, but subject to Section 11) based on the greater of (x) actual performance through the date of the Change in Control or (y) target performance; in each case, subject to the terms of the Award, the Plan or Section 12(b), as applicable.

(b)    Notwithstanding the foregoing, with respect to any Award that provides for the deferral of compensation and is subject to Section 409A of the Code, (i) if a Change in Control constitutes a payment event with respect to such Award, the applicable transaction or event with respect to such Award must, for purposes of such payment event, also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i) (5) to the extent required by Section 409A and (ii) the settlement provisions of this Section 12(a) shall not apply to such Award and the settlement of such Award shall be governed by the terms of the applicable Award, it being understood that this Section 18(b) shall not limit application of the vesting provisions of this Section 12 to any such Award.

13.    Minimum Vesting Condition. Notwithstanding anything to the contrary herein, and subject to Section 12, Awards shall be subject to the Minimum Vesting Condition provided, however, that the Committee may, in its sole discretion, (i) accelerate the vesting of Awards or otherwise lapse or waive the Minimum Vesting Condition upon (A) the Participant’s death or Disability or (B) a Change in Control (subject to the requirements of Section 12) and (ii) grant Awards that are not subject to the Minimum Vesting Condition with respect to 5% or less of the Share Reserve (as set forth in Section 5(b), as may be adjusted pursuant to Section 5(c)). For the avoidance of doubt, any shares of Common Stock granted in connection with the Company’s Management Incentive Plan (the “MIP”) and Sales Incentive Program (the “SIP”), and any successors to the MIP and the SIP, shall have been deemed to satisfy the Minimum Vesting Condition as such grants are based on the achievement of annual corporate, business segment, and/or divisional financial goals.

14.    Amendments and Termination.

(a)    Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of Common Stock may be listed or quoted or for changes in GAAP to new accounting standards, or to prevent the Company from being denied a tax deduction); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 15(b) without stockholder approval.

(b)    Amendment of Award Agreements; No Repricing without Stockholder Consent. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after a Participant’s termination of employment or service with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash in a manner which would either (A) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment) and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.

15.    General.

(a)    Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award, any rules applicable thereto, including without limitation, the effect on such Award of the death, disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.

(b)    Nontransferability.

(i)    Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)    Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or equityholders are the Participant and the Participant’s Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement; (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii)    The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c)    Dividends and Dividend Equivalents. The Committee in its sole discretion may provide a Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, subject to vesting conditions, on such terms and conditions as may be determined by the Committee in its sole discretion, including without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that, notwithstanding anything herein to the contrary, any dividends payable with respect to any Award or any portion of an Award may only be paid to the Participant to the extent the vesting conditions applicable to such Award or portion thereof are subsequently satisfied and the Award or portion thereof to which such dividend relates, and any dividends with respect to any Award or any portion thereof does not become vested shall be forfeited.

(d)    Tax Withholding.

(i)    A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, shares of Common Stock, other securities or other property) of any withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

(ii)    Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest and are Mature Shares) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability (but no more than the maximum individual statutory withholding liability).

(e)    No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as modifying any Participant’s at-will employment status (to the extent applicable), giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, or giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(f)    International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or Sub Plans or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(g)    Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change the Participant’s beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be the Participant’s spouse or legal partner (as established under applicable law) or, if the Participant is unmarried at the time of death, the Participant’s estate.

(h)    Termination of Employment. Except as otherwise provided in an Award agreement or an employment, severance, consulting, letter or other agreement with a Participant, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment or service with the Company or an Affiliate for purposes of the Plan.

(i)    No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.

(j)    Government and Other Regulations.

(i)    The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii)    The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of shares of Common Stock from the Company and/or the Participant’s sale of shares of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(k)    No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(l)    Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for such person’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or such person’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to such person’s spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(m)    Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(n)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(o)    Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

(p)    Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(q)    Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of law provisions thereof.

(r)    Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, as determined by the Committee in its sole judgment, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(s)    Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(t)    409A of the Code.

(i)    Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

(ii)    Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii)    Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disabled” or “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

(u)    Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting, exercise or settlement of such Award, and must repay the gain to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act), Awards shall be subject to clawback, forfeiture or similar requirements. Grants of Awards to executive officers shall also be subject to the Company’s Compensation Clawback Policy, as amended from time to time in accordance with applicable law (including without limitation the Dodd Frank Act).

(v)    Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men, women, and/or non-binary. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET

Log on to:

www.proxyvote.com

Follow the on-screen instructions

available 24 hours a day, 7 days a week

VOTE BY PHONE

Call 1-800-690-6903

Follow the recorded instructions

available 24 hours a day, 7 days a week

VOTE BY MAIL

Vote, sign and date this Proxy

Card and return in the

postage-paid envelope

VOTE IN PERSON

Attend Stockholder Meeting

at the principal office of Spectrum Brands Holdings, Inc.,

3001 Deming Way

Middleton, Wisconsin 53562

on August 8, 2023

Please detach at perforation before mailing.

PROXY CARD

SPECTRUM BRANDS HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 8, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby constitutes and appoints David M. Maura, Jeremy W. Smeltser, and Ehsan Zargar, and each or any of them, as proxies, with full power of substitution and revocation, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of Spectrum Brands Holdings, Inc. (the “Company”) to be held at the principal office of the Company, 3001 Deming Way, Middleton, Wisconsin 53562, on August 8, 2023, beginning at 9:00 a.m. Eastern Time, and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $0.01 per share, of the Company, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as indicated on the reverse. They are also given authority to transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement.

This Proxy, when properly executed, will be voted in the manner directed on the reverse side. If no direction is made, this Proxy will be voted as the Board of Directors recommends.

VOTE VIA THE INTERNET: www.proxyvote.com VOTE VIA THE TELEPHONE: 1-800-6903

PLEASE MARK, SIGN, AND DATE ON THE REVERSE SIDE AND RETURN THE PROXY CARD USING

THE ENCLOSED ENVELOPE.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Annual Stockholder Meeting to Be Held on August 8, 2023.

The Proxy Statement and Annual Report for this meeting are available at:

www.spectrumbrands.com

IF YOU VOTE BY TELEPHONE OR INTERNET,

PLEASE DO NOT MAIL YOUR CARD

Please detach at perforation before mailing.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, AND FOR PROPOSALS 2 and 3.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: ☒

A. 1.	Proposals The Board of Directors recommends you vote “FOR” proposals 1, 2,3 and 5 and “EVERY YEAR” for proposal 4. Election of the three Class I Directors and two Class II Directors:
	Nominees:	FOR	AGAINST	ABSTAIN

	01. Sherianne James	☐	☐	☐

	02. Leslie L. Campbell	☐	☐	☐

	03. Joan Chow	☐	☐	☐

	04. Gautam Patel	☐	☐	☐

	05. Hugh R. Rovit	☐	☐	☐

		FOR	AGAINST	ABSTAIN

2.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

3.	To approve, on an advisory basis, the compensation of the Company’s executive officers.	☐	☐	☐

		EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS

4.	To approve on an advisory basis, the frequency of holding a future advisory vote on executive compensation.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

5.	To approve the Spectrum Brands Holdings, Inc. Amended and Restated 2020 Omnibus Equity Plan.	☐	☐	☐

B.	Authorized Signatures — This section must be completed for your vote to be counted. — Sign and Date Below

Note:

Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

/ /